UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Krispy Kreme Doughnuts, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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KRISPY KREME DOUGHNUTS, INC.
370 Knollwood Street
Winston-Salem, North Carolina 27103
(336) 726-8876

Dear Shareholder:

We cordially invite you to attend a special meeting of shareholders of Krispy Kreme Doughnuts, Inc. (the “Company”) to be held at Krispy Kreme Doughnuts, Inc. Headquarters, 370 Knollwood Street, Winston-Salem, North Carolina 27103, at 10:00 a.m., local time, on July 27, 2016 (the “special meeting”). Holders of record of the Company’s common stock, no par value per share, at the close of business on June 24, 2016 (the “record date”), will be entitled to vote at the special meeting or any adjournment or postponement of the special meeting.

At the special meeting, we will ask you to vote on a proposal to approve the Agreement and Plan of Merger, dated as of May 8, 2016, among the Company, Cotton Parent, Inc., Cotton Merger Sub Inc., and JAB Holdings B.V. (the “merger agreement”), under which Cotton Merger Sub Inc. will merge with and into the Company, which will survive the merger and become an affiliate of JAB Holdings B.V. (the “merger”). JAB Holdings B.V. is a Dutch Besloten Vennootschap met beperkte aansprakelijkheid (private company with limited liability), an entity with substantial assets. Cotton Parent, Inc. is a Delaware corporation and an affiliate of JAB Holdings B.V. Cotton Merger Sub Inc. is a North Carolina corporation and a wholly owned subsidiary of Cotton Parent, Inc.

Upon the consummation of the merger, you will be entitled to receive $21.00 in cash, without interest and less any required tax withholdings, for each share of the Company’s common stock that you own, and you will have no ongoing ownership interest in the continuing business of the Company. We cannot consummate the merger unless all of the conditions to closing are satisfied, including the approval of the merger agreement by the affirmative vote of the holders of a majority of all outstanding shares of our common stock as of the record date.

Our board of directors reviewed and considered the terms and conditions of the merger and unanimously determined that the merger is fair to, and in the best interests of, the Company and its shareholders, unanimously adopted, approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement in accordance with North Carolina law, and unanimously resolved to submit and recommend the approval of the merger agreement and the transactions contemplated thereby, including the merger, to our shareholders. The board of directors of the Company made its determination after consideration of a number of factors more fully described in the accompanying proxy statement. The Company’s board of directors unanimously recommends that you vote “FOR” the proposal to approve the merger agreement.

We are also asking you to vote on (a) a proposal to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers and (b) a proposal to grant us the authority to vote your shares to adjourn the special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement. The Company’s board of directors unanimously recommends that you vote “FOR” each of these proposals.

We will transact no other business at the special meeting except such business as may be properly brought before the special meeting or adjournment or postponement thereof. Please refer to the accompanying proxy statement for further information with respect to the business to be transacted at the special meeting.

In the materials accompanying this letter, you will find a Notice of Special Meeting of Shareholders, a proxy statement relating to the actions to be taken by our shareholders at the special meeting, and a proxy card. The proxy statement includes other important information about the merger agreement and the merger. We encourage you to read the entire proxy statement and its annexes, including the merger agreement, carefully.

Your vote is very important. Whether or not you plan to attend the special meeting, please complete, sign, date and return your proxy card in the enclosed envelope as promptly as possible or appoint a proxy over the Internet or by telephone as instructed in these materials. It is important that your shares be represented and voted at the special meeting. If you are a shareholder of record, you may vote in person at the special meeting as you wish, even if you have previously returned your proxy card or appointed a proxy over the Internet or by telephone. If your shares are held in the name of your bank, brokerage firm or other nominee, you must obtain a proxy appointment from the holder of record to be able to vote in person at the special meeting.

If your shares of the Company’s common stock are held in street name by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee as to how to vote your shares of the Company’s common stock, following the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of the Company’s common stock “FOR” approval of the proposal to approve the merger agreement will have the same effect as voting against the proposal to approve the merger agreement.

If you have any questions or need assistance voting your shares of the Company’s common stock, please call Innisfree M&A Incorporated, our proxy solicitor, toll-free at 888-750-5834.

On behalf of our board of directors, I thank you for your support and urge you to vote “FOR” the approval of the merger agreement and related proposals.

Sincerely,

JAMES H. MORGAN
Chairman of the Board

This accompanying proxy statement is dated June 24, 2016, and is first being mailed to our shareholders on or about June 27, 2016.

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger or the merger agreement, passed upon the merits or fairness of the merger agreement, the merger, or passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

KRISPY KREME DOUGHNUTS, INC.
370 Knollwood Street
Winston-Salem, North Carolina 27103
(336) 726-8876
_________________________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JULY 27, 2016
_________________________

Dear Shareholder:

You are cordially invited to attend the special meeting of shareholders of Krispy Kreme Doughnuts, Inc., a North Carolina corporation (the “Company”), that will be held at Krispy Kreme Doughnuts, Inc. Headquarters, 370 Knollwood Street, Winston-Salem, North Carolina 27103, at 10:00 a.m., local time, on July 27, 2016 (the “special meeting”) for the following purposes:

1.	to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of May 8, 2016, among the Company, Cotton Parent, Inc., Cotton Merger Sub Inc., and JAB Holdings B.V. (the “merger agreement”), under which Cotton Merger Sub Inc. will merge with and into the Company, which will survive the merger and become an affiliate of JAB Holdings B.V. (the “merger”) (the “merger proposal”);

2.	to consider and vote upon a proposal to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers (the “merger-related compensation proposal”); and

3.	to consider and vote upon a proposal to approve any adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies to vote in favor of the approval of the merger agreement (the “adjournment proposal”).

The merger agreement is attached as Annex A to the attached proxy statement, and a summary of the material terms of the merger agreement is included in the attached proxy statement. See “Summary Term Sheet” beginning at page 1 and “The Merger Agreement” beginning at page 54. JAB Holdings B.V. is a Dutch Besloten Vennootschap met beperkte aansprakelijkheid (private company with limited liability). Cotton Parent, Inc. is a Delaware corporation and an affiliate of JAB Holdings B.V. Cotton Merger Sub Inc. is a North Carolina corporation and a wholly owned subsidiary of Cotton Parent, Inc.

Shareholders of record at the close of business on June 24, 2016 (the “record date”) are entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting.

Our board of directors reviewed and considered the terms and conditions of the merger and unanimously determined that the merger is fair to, and in the best interests of, the Company and its shareholders, unanimously adopted, approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement in accordance with North Carolina law, and unanimously resolved to submit and recommend the approval of the merger agreement and the transactions contemplated thereby, including the merger, to our shareholders. The board of directors of the Company made its determination after consideration of a number of factors more fully described in the proxy statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL, “FOR” THE MERGER-RELATED COMPENSATION PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL, IF NECESSARY OR APPROPRIATE, FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES TO VOTE IN FAVOR OF APPROVING THE MERGER AGREEMENT.

YOUR VOTE IS IMPORTANT.

Under the North Carolina Business Corporation Act, in connection with the merger, shareholders have no right to demand appraisal of their shares of the Company’s common stock and obtain payment in cash for the fair value of such shares. See “The Merger—Appraisal Rights” beginning on page 48.

You should not send any certificates representing shares of the Company’s common stock with your proxy card. Upon the closing of the merger, you will be sent instructions regarding the procedure to exchange your share certificates for the cash merger consideration.

Your vote is very important, regardless of the number of shares you own. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return your proxy card in the enclosed envelope, or appoint a proxy over the Internet or by telephone as instructed in these materials, to ensure that your shares will be represented at the special meeting if you are unable to attend. If you sign, date and mail your proxy card or appoint a proxy over the Internet or by telephone without indicating how you wish to vote, your shares will be voted in favor of the approval of the merger proposal, in favor of the merger-related compensation proposal, and in favor of the adjournment proposal.

If you fail to return your proxy card or if you fail to appoint a proxy over the Internet or by telephone and you do not attend the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the approval of the merger agreement. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy appointment and vote in person. If your shares are held in the name of your bank, brokerage firm or other nominee, you must obtain a proxy appointment from the holder of record to be able to vote in person at the special meeting.

No person has been authorized to give any information or to make any representations other than those set forth in the proxy statement in connection with the solicitation of proxies made hereby, and, if given or made, such information must not be relied upon as having been authorized by the Company or any other person.

BY ORDER OF THE BOARD OF DIRECTORS,

STEVEN J. ELLCESSOR Secretary

June 24, 2016
Winston-Salem, North Carolina

i

ii

SUMMARY TERM SHEET

This Summary Term Sheet, together with the “Questions and Answers About the Special Meeting and the Merger,” highlights selected information in the proxy statement and may not contain all the information that may be important to you. You should carefully read this entire proxy statement and the other documents to which this proxy statement refers you for a more complete understanding of the matters being considered at the special meeting. In addition, you may obtain additional business and financial information about Krispy Kreme Doughnuts, Inc. without charge by following the instructions in “Where You Can Find More Information” beginning on page 76. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary. The Agreement and Plan of Merger, dated as of May 8, 2016, among Krispy Kreme Doughnuts, Inc., Cotton Parent, Inc., Cotton Merger Sub Inc. and JAB Holdings B.V. (the “merger agreement”), is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, as it is the legal document that governs the merger of an affiliate of JAB Holdings B.V. with the Company, which is referred to in this proxy statement as the “Merger.” In this proxy statement, “we,” “us,” “our,” and the “Company” refer to Krispy Kreme Doughnuts, Inc.

The Merger and the Merger Agreement

The Parties to the Merger (see page 17)

Krispy Kreme Doughnuts, Inc., a North Carolina corporation, is a leading branded specialty retailer and wholesaler of premium quality sweet treats and complementary products, including its signature Original Glazed® doughnut. JAB Holdings B.V. (“JAB Holdings”), a Dutch Besloten Vennootschap met beperkte aansprakelijkheid (private company with limited liability), is a privately held company focused on making long-term investments in companies with premium brands in the consumer goods category. Cotton Parent, Inc. (“Parent”), is a Delaware corporation and affiliate of JAB Holdings and has not engaged in any material business activities except in furtherance of the purpose of effecting the merger. Cotton Merger Sub Inc. (“Merger Sub”) is a North Carolina corporation, is a wholly owned subsidiary of Parent and has not engaged in any material business activities except in furtherance of the purpose of effecting the merger.

The Merger (see page 24)

You are being asked to vote to approve the merger agreement. Pursuant to the merger agreement, Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation in the merger. As a result of the merger, the Company will become an affiliate of Parent and will cease to be a publicly-traded company. Following consummation of the merger, you will no longer have any interest in the Company’s future earnings or growth, and the registration of the Company’s common stock and our reporting obligations with respect to our common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated upon application to the Securities and Exchange Commission (the “SEC”). In addition, following consummation of the merger, shares of our common stock will no longer be listed on any stock exchange, including the New York Stock Exchange (“NYSE”).

Merger Consideration (see page 55)

Upon the consummation of the merger, each share of common stock, no par value, of the Company (the “Company’s common stock”) (excluding for these purposes any shares of the Company’s common stock which are granted in the form of “share units” described below) that is issued and outstanding immediately prior to the effective time of the merger (other than (i) shares owned by Parent, Merger Sub or any other affiliate, and (ii) shares owned by any direct or indirect wholly owned subsidiary of the Company), will be cancelled and automatically converted into the right to receive $21.00 in cash, without interest (the “merger consideration”), subject to applicable withholding tax.

Treatment of Outstanding Stock Options and Share Units (see page 55)

At least five days prior to the effective time of the merger, we will take all necessary action to accelerate the vesting of each outstanding stock option and provide each holder of such stock option the opportunity to exercise such stock option during such five-day period. At the effective time of the merger, each stock option outstanding immediately prior to the effective time of the merger (whether vested or unvested) will be cancelled and converted into the right to receive, as soon as reasonably practicable after the effective time of the merger, but in no event later than fifteen business days following the effective time of the merger, with respect to each share of the Company’s common stock subject to such stock option, a cash payment equal to the excess, if any, of $21.00 over the exercise price per share of such stock option, without interest and subject to applicable tax withholding.

At the effective time of the merger, each outstanding award of a right (other than stock options) entitling the holder thereof to receive or retain shares of the Company’s common stock or receive a cash payment equal to or based on the value of shares of the Company’s common stock, including any restricted stock units, referred to in this proxy statement as a “share unit”, outstanding or payable as of immediately prior to the effective time of the merger (whether vested or unvested) will be cancelled and converted into the right to receive, as promptly as reasonably practicable following the effective time of the merger, but in no event later than fifteen business days following the effective time of the merger, a cash payment equal to the product of (x) the number of shares of the Company’s common stock subject to such share unit and (y) $21.00, without interest and subject to applicable tax withholding; provided that the number of shares of the Company’s common stock subject to each share unit that is subject to performance-based vesting will be determined based on the level of achievement of such performance condition through the closing of the merger, measured in a manner that is consistent with our past practice regarding the methodology for such measurement, or, if greater, the target number of shares of the Company’s common stock subject to such share unit.

Conditions to the Merger (see page 66)

The consummation of the merger by Parent and Merger Sub depends on the satisfaction or waiver of a number of conditions, including, among others, the following:

●	the merger agreement must have been approved by the affirmative vote of the holders of a majority of all outstanding shares of our common stock;
●	no law or injunction shall have been issued or enacted by any court or governmental entity that restrains, enjoins or otherwise prohibits consummation of the merger or the other transactions contemplated by the merger agreement;

●	no governmental entity shall have instituted any action (which remains pending at what would otherwise be the closing date) before any court seeking to restrain, enjoin or otherwise prohibit consummation of the merger and the other transactions contemplated by the merger agreement;

●	the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) must have expired or been earlier terminated;
●	subject to materiality qualifiers in certain cases, the accuracy of our representations and warranties in the merger agreement;
●	we must comply with or perform in all material respects all of our covenants and obligations in the merger agreement; and
●	since the date of the merger agreement, there shall not have occurred any effect, occurrence, change, state of facts, circumstance, event or development that, individually or in the aggregate, has had, or is reasonably likely to have, a “Material Adverse Effect.”

JAB Holdings is a party to the merger agreement and has covenanted that it shall cause Parent to perform its payment obligations under the merger agreement and to be held liable for any breach by Parent of such obligations as if it were Parent. Parent has further made representations in the merger agreement that it will have sufficient cash available to pay all amounts to be paid by Parent in connection with the merger agreement. Parent’s and Merger Sub’s obligations to consummate the merger are not conditioned upon obtaining financing.

No Solicitation of Other Offers (see page 61)

Under the merger agreement, we have agreed that, except as expressly permitted by the merger agreement, neither we nor any of our subsidiaries will, nor will we authorize or permit our respective representatives to, directly or indirectly:

●	initiate, solicit, knowingly encourage, induce or assist any inquiries, proposals or offers that constitute, or could reasonably be expected to lead to, an acquisition proposal;
●	engage in discussions or negotiations regarding, or provide information relating to the Company or any of its subsidiaries, or provide any access to the Company’s and our subsidiaries’ properties, books, records or personnel that could reasonably be expected to initiate, solicit, encourage, induce or assist in the making of any proposals or offers that constitute, or could reasonably be expected to lead to, an acquisition proposal;

●	approve, recommend or enter into, any letter of intent or similar document, agreement or commitment, or agreement in principle with respect to an acquisition proposal (other than a confidentiality agreement according to the terms of the merger agreement); or

●	otherwise knowingly facilitate any effort or attempt to make an acquisition proposal.

Notwithstanding these restrictions, prior to the time that our shareholders approve the merger agreement, if we have not breached the solicitation restrictions summarized above, we may provide information (including non-public information) requested by a person who has made an unsolicited bona fide written acquisition proposal and engage in discussions and negotiations with such person, if and only to the extent that, prior to taking any action described above, our board of directors has determined in good faith, after consultation with our outside financial advisors and outside legal counsel, that:

●	failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law; and
●	based on the information then available to our board of directors, such acquisition proposal either constitutes a superior proposal or is reasonably likely to result in a superior proposal.

Ability to Change Board Recommendation (see page 63)

The merger agreement provides that (subject to certain exceptions) our board of directors may not take or publicly propose to take any of the following actions:

●	fail to include in this proxy statement, or withhold, withdraw, qualify or modify in a manner adverse to Parent, our board of directors’ recommendation to our shareholders that our shareholders vote to approve the merger agreement;

●	publicly approve, recommend or otherwise declare advisable any other acquisition proposal; or
●	authorize, approve, recommend, declare advisable or permit the Company to enter into any binding or non-binding agreement or arrangement that requires the Company to abandon or terminate the merger agreement or the merger, or that relates to any other acquisition proposal.

However, prior to the time that our shareholders approve the merger agreement, our board of directors may, under specified circumstances, change its recommendation with respect to the merger and, with respect to a superior proposal, terminate the merger agreement if our board of directors has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that:

●	failure to take such action would reasonably be expected to be inconsistent with our board of directors’ fiduciary duties under applicable law; and
●	if such action relates to any acquisition proposal, such acquisition proposal constitutes a superior proposal.

However, our board of directors may change its recommendation or terminate the merger agreement in connection with a superior proposal only if:

●	the Company provides Parent until 11:59 P.M., New York City time, on the third business day following Parent’s receipt of the Company’s notice of its intention to take such action and its basis for doing so, including in the case of any acquisition proposal the name of the person making the acquisition proposal and the material terms and conditions of any proposals or offers (including copies of any written requests, proposals or offers, including proposed agreements);

●	the Company does not, and does not permit our subsidiaries to, enter into any alternative acquisition agreement during such notice period;
●	the Company negotiates and directs its advisors to negotiate with Parent in good faith during such notice period; and
●	after considering any changes to the merger agreement proposed by, and other information provided by, Parent during the notice period, our board of directors has determined, after consultation with its outside financial advisors and outside legal counsel, that if such changes were to be made that the board’s failure to change its recommendation or terminate the merger agreement would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law and that any superior proposal continues to constitute a superior proposal.

Any modification to the financial or other material terms of any superior proposal made to the Company will be deemed a new acquisition proposal that will require giving of new notice and the commencement of a new three business day notice period, during which the Company must comply with the requirements summarized above.

Termination of the Merger Agreement (see page 68)

The merger agreement may be terminated at any time prior to the effective time of the merger even if (except as described below) our shareholders have approved the merger agreement at the special meeting, in the following circumstances:

●	by mutual written consent of us and Parent;
●	subject to certain limitations, by Parent or us if the merger has not been consummated by November 8, 2016;
●	subject to certain limitations, by Parent or us if any order permanently restraining, enjoining or otherwise prohibiting the consummation of the merger becomes final and non-appealable;
●	subject to certain limitations, by Parent or us if the special meeting (including any adjournments or postponements thereof) has been held and concluded and our shareholders do not approve the merger agreement at the special meeting, or any adjournment or postponement thereof;

●	by us if Parent, Merger Sub or JAB Holdings has breached any of its covenants or obligations under the merger agreement, or if any of Parent’s or Merger Sub’s representations or warranties are inaccurate, such that the conditions to closing relating to such covenants, obligations, representations and warranties would not be satisfied, in each case, subject to a right to cure;

●	by us if, prior to the receipt of the required vote of shareholders approving the merger agreement, we receive a “superior proposal” and our board of directors authorizes us to enter into an alternative acquisition agreement for the superior proposal, subject to our compliance with certain provisions of the merger agreement (including provisions described under No Solicitation of Other Offers and Ability to Change Board Recommendation above and payment of the termination fee);

●	by Parent if certain triggering events relating to alternative acquisition proposals and/or a change in the recommendation of our board of directors have occurred; or
●	by Parent if we have breached any of our covenants or obligations under the merger agreement, or if any of our representations or warranties are inaccurate, such that the conditions to closing relating to such covenants, obligations, representations and warranties would not be satisfied, in each case, subject to a right to cure.

Termination Fee (see page 69)

If the merger agreement is terminated under certain circumstances, generally involving competing acquisition proposals and a change in our board of directors’ recommendation with respect to the merger, we will be required to pay to Parent a termination fee of $42,000,000.

The Special Meeting of the Company Shareholders

The special meeting will be held on July 27, 2016, at 10:00 a.m. Eastern Time, at Krispy Kreme Doughnuts, Inc. Headquarters, 370 Knollwood Street, Winston-Salem, North Carolina 27103. At the special meeting, you will be asked to, among other things, vote for the merger proposal. For additional information on the special meeting, including how to vote your shares of the Company’s common stock, see “Questions and Answers About the Special Meeting and Merger” beginning on page 8 and “The Special Meeting” beginning on page 18.

Other Important Considerations

Board Recommendation

Our board of directors recommends that the Company shareholders vote “FOR” the approval of the merger agreement, “FOR” the adoption of the resolution to approve, on an advisory basis, the merger-related compensation for our named executive officers, and “FOR” the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies. See “The Merger—Reasons for the Merger and Recommendation of the Board of Directors” beginning on page 30.

Reasons for the Merger

For a discussion of the material factors considered by our board of directors in reaching their conclusions and the reasons why our board of directors determined that the merger is advisable and fair to, and in the best interests of the Company and our shareholders, see “The Merger—Reasons for the Merger and Recommendation of the Board of Directors” beginning on page 30.

Share Ownership of Directors and Executive Officers

See “Security Ownership of Certain Beneficial Owners” beginning on page 71.

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendation of our board of directors that you vote in favor of the approval of the merger agreement, you should know that there are provisions of the merger agreement that will result in certain benefits to our directors and executive officers that are different from, or in addition to, the interests of our shareholders generally. Our board of directors knew of these interests and considered them, among other matters, in adopting and approving the merger agreement and the merger. These interests may present such directors and executive officers with actual or potential conflicts of interest, and these interests, to the extent material, are described in “The Merger—Interests of Our Directors and Executive Officers in the Merger” beginning on page 43 and include:

●	the continuation of certain indemnification and insurance arrangements;
●	the outstanding stock options and share units held by our executive officers and the members of our board of directors (whether vested or unvested) will be cancelled and converted into the right to receive cash payments upon the completion of the merger;

●	in line with already existing employment agreements, the Company’s officers are entitled to enhanced severance and other payments in the event that their employment is terminated following the consummation of the merger; and

●	Parent and the Company agreed in the merger agreement that they will negotiate in good faith the terms and conditions of a retention plan and a cash bonus plan in connection with the consummation of the merger by June 22, 2016, pursuant to which certain of the Company’s officers may be granted the opportunity to earn a retention or cash bonus award, provided that, if the Company and Parent fail to successfully negotiate such retention plan within that time, the Company may adopt a retention plan without the consent of Parent, where the amount payable, in the aggregate, does not exceed $3,000,000. While the amount of such executive officer’s potential retention and/or transaction bonus, if any, has not yet been determined, the Company does not currently expect the aggregate amount of such retention plan to exceed $3,000,000.

As of June 22, 2016, our directors and executive officers collectively beneficially held, including shares underlying unvested share units that will vest, and shares subject to stock options exercisable, in each case, within 60 days of June 22, 2016, approximately 5.5% of the outstanding shares of the Company’s common stock. See “Security Ownership of Certain Beneficial Owners” beginning on page 71.

Opinion of Wells Fargo Securities, LLC (see page 37)

On May 7, 2016, Wells Fargo Securities, LLC (“Wells Fargo Securities”) rendered its oral opinion to the Company’s board of directors (which was confirmed in writing by delivery of Wells Fargo Securities’ written opinion to the Company’s board of directors dated May 7, 2016), as to, as of May 7, 2016, the fairness, from a financial point of view, to the holders of the Company’s common stock, of the merger consideration to be received by the holders of the Company’s common stock in the merger pursuant to the merger agreement. Wells Fargo Securities’ opinion was for the information and use of our board of directors (in its capacity as such) in connection with its evaluation of the merger. Wells Fargo Securities’ opinion only addressed the fairness, from a financial point of view, to the holders of the Company’s common stock of the merger consideration to be received by the holders of the Company’s common stock in the merger pursuant to the merger agreement and did not address any other aspect or implication of the merger or any agreement, arrangement or understanding entered into in connection therewith or otherwise. The summary of Wells Fargo Securities’ opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Wells Fargo Securities in connection with the preparation of its opinion. However, neither Wells Fargo Securities’ opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to our board of directors, any security holder of the Company or any other person as to how to vote or act with respect to any matter relating to the merger.

Regulatory Matters (see page 51)

The merger agreement requires us and Parent to use reasonable best efforts to consummate the transactions contemplated by the merger agreement as soon as practicable. In furtherance of the foregoing, the Company and Parent have each agreed to (i) make a filing under the HSR Act as soon as practicable, (ii) use reasonable best efforts to supply as soon as practicable any additional information and documentary material reasonably requested pursuant to the HSR Act, and (iii) use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. The Company and Parent both filed the required notifications under the HSR Act, on May 26, 2016, with the Federal Trade Commission (the “FTC”). The FTC granted early termination of the waiting period on June 14, 2016. The merger agreement also requires us and Parent to file as promptly as practicable all documentation to effect all necessary notices, reports or other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary from any third party or any governmental entity in connection with the merger and the transactions contemplated by the merger agreement.

Material U.S. Federal Income Tax Consequences of the Merger (see page 49)

The merger will be a taxable transaction for U.S. federal income tax purposes if you are a U.S. person, as defined under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.” If you are a U.S. person, your receipt of cash in exchange for your shares of the Company’s common stock in the merger generally will cause you to recognize gain or loss measured by the difference, if any, between the cash you receive in the merger, determined before the deduction of any required tax withholdings, and your adjusted tax basis in your shares of the Company’s common stock. Any such gain or loss recognized generally will be treated as capital gain or loss and will be long-term capital gain or loss if your holding period for the Company’s common stock exceeds one year as of the date of the merger. Under U.S. federal income tax law, you will be subject to information reporting on cash received in the merger unless an exemption applies. Backup withholding may also apply with respect to cash you receive in the merger, unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with the applicable requirements of the backup withholding rules. You should consult your own tax advisor for a full understanding of how the merger will affect your U.S. federal, state and local and/or foreign taxes and, if applicable, the tax consequences of the receipt of cash in connection with the termination of, and full payment for, your stock options to purchase shares of the Company’s common stock, including the transactions described in this proxy statement relating to our other equity compensation and benefit plans. If you are not a U.S. person, the merger will generally not result in tax to you under U.S. federal income tax laws unless you have certain connections to the United States, and the Company encourages you to seek tax advice regarding such matters.

Appraisal Rights (see page 48)

Under the North Carolina Business Corporation Act, no appraisal rights will be available to shareholders in connection with the merger. See “The Merger—Appraisal Rights” beginning on page 48.

Litigation Relating to the Merger (see page 52)

Certain litigation is pending in connection with the merger. See “Litigation Relating to the Merger” beginning on page 52.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, all of which you should read carefully. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 76.

Q:	WHY AM I RECEIVING THIS PROXY SOLICITATION?

A:

On May 8, 2016, the Company entered into the merger agreement with Parent, Merger Sub and JAB Holdings. You are receiving this proxy statement in connection with the solicitation of proxies by the Company to approve the merger proposal.

Q:	WHAT WILL HAPPEN TO THE COMPANY AS A RESULT OF THE MERGER?

A:

As a result of the merger, the Company will become an affiliate of Parent and JAB Holdings and the Company will cease to be a publicly-traded company. Following consummation of the merger, you will no longer have any interest in the Company’s future earnings or growth, and the registration of the Company’s common stock and our reporting obligations with respect to our common stock under the Exchange Act will be terminated upon application to the SEC. In addition, following consummation of the merger, shares of our common stock will no longer be listed on any stock exchange, including NYSE.

Q:	WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?

A:

Only shareholders of record of the Company as of the close of business on June 24, 2016 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments or postponements thereof. Each holder of the Company’s common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of the Company’s common stock that such holder owned as of the record date.

Q:	HOW DOES THE MERGER CONSIDERATION COMPARE TO THE MARKET PRICE OF THE COMPANY’S COMMON STOCK PRIOR TO THE DATE ON WHICH THE PUBLIC ANNOUNCEMENT OF THE MERGER AGREEMENT WAS MADE?

A:

The merger consideration represents a premium of (i) approximately 25% to the Company’s closing stock price on May 6, 2016, the last trading day prior to the date on which public announcement of the execution of the merger agreement was made, and (ii) approximately 24% to the volume weighted average share price of the common stock during the thirty (30) days ended May 6, 2016.

Q:	WHO WILL COUNT THE VOTES?

A:	All votes will be counted by the independent inspector of election appointed for the special meeting.

Q:	WHAT WILL HAPPEN TO MY SHARES OF THE COMPANY’S COMMON STOCK AFTER THE MERGER?

A:

Upon the consummation of the merger, each outstanding share of the Company’s common stock (excluding for these purposes any shares of the Company’s common stock which are granted in the form of “share units”), other than shares held by (i) Parent, Merger Sub or any other affiliate of Parent that is directly or indirectly wholly owned by the ultimate parent of Parent, and (ii) the Company or any of our wholly owned subsidiaries will automatically be converted into the right to receive $21.00 in cash, without interest and less any required tax withholdings.

Q:	WHAT HAPPENS IF THE MERGER IS NOT CONSUMMATED?

A:

If the merger agreement is not approved by our shareholders or if the merger is not consummated for any other reason, shareholders will not receive any payment for their shares of the Company’s common stock in connection with the merger. Instead, the Company will remain a public company and the Company’s common stock will continue to be listed and traded on the NYSE. Under specified circumstances, we may be required to pay Parent a fee with respect to the termination of the merger agreement, as described under “The Merger Agreement—Termination Fee” beginning on page 69.

Q:	WILL THE MERGER BE TAXABLE TO ME?

A:

Generally, yes. For U.S. federal income tax purposes, generally the Company shareholders, other than the Company, that are U.S. persons (as defined under “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), will recognize gain or loss as a result of the merger measured by the difference, if any, between the amount of cash received and their adjusted tax basis in the shares exchanged pursuant to the merger. This gain or loss will generally be long-term capital gain or loss if the U.S. person has held the Company shares more than one year as of the effective time of the merger. Generally, Company shareholders that are not U.S. persons should not be subject to U.S. federal income tax as a result of the merger unless such shareholder has certain connections to the United States. For a discussion of tax-related implications, see “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 49.

Q:	DOES OUR BOARD OF DIRECTORS RECOMMEND THE APPROVAL OF THE MERGER AGREEMENT?

A:	Yes. Our board of directors reviewed and considered the terms and conditions of the merger and:

●has unanimously determined that the merger is fair to, and in the best interests of, the Company and its shareholders;

●has unanimously adopted, approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement in accordance with North Carolina law; and

●has unanimously resolved to submit and recommend the approval of the merger agreement and the transactions contemplated thereby, including the merger, to our shareholders.

Our board of directors recommends that the Company shareholders vote “FOR” the approval of the merger agreement.

In considering the recommendation of our board of directors that you vote in favor of approval of the merger agreement, you should know that the merger will result in certain benefits to our chief executive officer and other directors that are not received by other shareholders, including the cancellation and payment in respect of stock options and share units. See—“The Merger—Interests of Our Directors and Executive Officers in the Merger” beginning on page 43.

Q:	DO ANY OF THE COMPANY’S DIRECTORS OR OFFICERS HAVE INTERESTS IN THE MERGER THAT MAY DIFFER FROM THOSE OF THE COMPANY’S SHAREHOLDERS GENERALLY?

A:

In considering the recommendation of the board of directors with respect to the proposal to adopt the merger agreement, you should know that our directors and executive officers may have interests in the merger that may be different from, or in addition to, the interests of our shareholders generally. The board of directors was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and overseeing the negotiation of the merger agreement, in adopting and approving the merger agreement and the merger and in recommending that the merger agreement be approved by the shareholders of the Company. For a description of the interests of our directors and executive officers in the merger, see—“The Merger—Interests of Our Directors and Executive Officers in the Merger” beginning on page 43.

Q:	WHAT VOTE OF THE SHAREHOLDERS IS REQUIRED TO APPROVE EACH OF THE PROPOSALS?

A:	The voting requirements to approve the proposals are as follows:

●Merger Proposal. The merger proposal requires that shareholders of record as of the close of business on the record date holding a majority of all outstanding shares of our common stock entitled to vote at the special meeting vote “FOR” such proposal.

●Merger-Related Compensation Proposal. The named executive officer merger-related compensation proposal requires that the number of votes cast in favor of the proposal exceeds the number of votes cast opposing the proposal.

●Adjournment Proposal. The adjournment proposal requires that the number of votes cast in favor of the proposal exceed the number of votes cast opposing the proposal.

Q:	WHO IS SOLICITING MY VOTE?

A:

This proxy solicitation is being made and paid for by the Company. In addition, we have retained Innisfree M&A Incorporated to assist in the solicitation. We will pay Innisfree M&A Incorporated approximately $35,000, plus out-of-pocket expenses, for its assistance. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone, facsimile or by other means of communication. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of shares of the Company’s common stock that the brokers and other custodians, nominees and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses.

Q:	AM I ENTITLED TO APPRAISAL RIGHTS?

A:	No. Under the North Carolina Business Corporation Act, no appraisal rights will be available to shareholders in connection with the merger. See “The Merger—Appraisal Rights” beginning on page 48.

Q:	WHAT IS THE DATE, TIME AND LOCATION OF THE SPECIAL MEETING?

A:	The special meeting will be held at Krispy Kreme Doughnuts, Inc. Headquarters, 370 Knollwood Street, Winston-Salem, North Carolina 27103, at 10:00 a.m., local time, on July 27, 2016.

Q:	DOES THE COMPANY STILL INTEND TO HOLD ITS 2016 ANNUAL MEETING OF SHAREHOLDERS?

A:

We have postponed our 2016 annual meeting of shareholders (the “2016 annual meeting”), originally scheduled to be held on June 14, 2016, and only intend to hold our 2016 annual meeting if the merger is not consummated. If the merger is not consummated, we will provide information about the rescheduled 2016 annual meeting at a later date. If the merger is consummated, we will not have public shareholders and there will be no public participation in any future shareholder meetings, including any in 2016.

Q:	WHAT DO I NEED TO DO NOW?

A:

We urge you to read this proxy statement carefully, including its annexes, and consider how the merger affects you. Then, if you are a shareholder of record, mail your completed, dated and signed proxy card in the enclosed return envelope or appoint a proxy over the Internet or by telephone as soon as possible so that your shares can be voted at the special meeting. If your shares are held in “street name” by a bank, brokerage firm or other nominee, instruct your bank, brokerage firm or other nominee to vote your shares following the procedure provided by your bank, brokerage firm or other nominee.

Q:	HOW ARE VOTES COUNTED?

A:

For the merger proposal, you may vote “for,” “against” or “abstain.” Abstentions will not count as votes cast on the proposal relating to the merger proposal, but will count for the purpose of determining whether a quorum is present. However, the vote to approve the merger proposal is based on the total number of shares of the Company’s common stock outstanding on the record date, not just the shares that are counted as present in person or by proxy at the special meeting. As a result, if you abstain, it will have the same effect as if you vote against the approval of the merger agreement.

For the merger-related compensation proposal and the adjournment proposal, you may vote “for,” “against” or “abstain.” Abstentions will not count as votes cast on the merger-related compensation proposal and the adjournment proposal, but will count for the purpose of determining whether a quorum is present. The merger-related compensation proposal and the adjournment proposal requires that the number of votes cast in favor of the proposal exceeds the number of votes cast opposing the proposal. As a result, assuming a quorum is present at the special meeting, abstentions and failures to vote will have no effect on the outcome of the merger-related compensation proposal or the adjournment proposal.

Q:	WHAT CONSTITUTES A QUORUM FOR THE SPECIAL MEETING?

A:

A quorum will be present at the special meeting if a majority of the outstanding shares of the Company’s common stock entitled to vote on the record date are represented at the special meeting in person or by proxy.

Q:	MAY I VOTE IN PERSON?

A:

Yes. You may vote in person at the special meeting, rather than signing and returning your proxy card or appointing a proxy over the Internet or telephone, if you owned shares in your own name as of the record date. However, we encourage you to return your signed proxy card or appoint a proxy over the Internet or by telephone to ensure that your shares are voted. You may also vote in person at the special meeting if your shares are held in “street name” through a bank, brokerage firm or other nominee provided that you bring a legal proxy appointment from your bank, brokerage firm or other nominee and present it at the special meeting.

Q:	HOW CAN I ATTEND THE SPECIAL MEETING?

A:

If you wish to attend the special meeting, you may be asked to present photo identification. The special meeting is for the shareholders of the Company as of the record date. Accordingly, if you are a shareholder of record or hold a valid proxy appointment from a shareholder of record, we will verify your name (or the name of such shareholder) against the list of shareholders of record on the record date prior to your admission to the special meeting. If you are not a shareholder of record but your shares are held in street name by your bank, brokerage firm or other nominee, please bring and be prepared to provide upon request proof of beneficial ownership on the record date, such as your most recent account statement prior to June 24, 2016, or other similar evidence of ownership. We reserve the right to refuse admittance to the special meeting to any person that we cannot verify, through the foregoing methods, is a shareholder (or a proxy of a shareholder) of the Company as of the record date. The meeting will begin promptly at 10:00 a.m., local time. Check in will begin at 9:30 a.m., local time. Please allow ample time for check in procedures.

Q:	MAY I APPOINT A PROXY OVER THE INTERNET OR BY TELEPHONE?

A:

Yes. You may appoint a proxy over the Internet or by telephone by following the instructions included in these materials. See “The Special Meeting—Voting over the Internet or by Telephone” beginning on page 19.

Q:	MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A:	Yes. You can revoke your proxy appointment. If you are the record holder of your shares, you may revoke your proxy appointment in any one of the following ways:

●You may submit another properly completed proxy card with a later date.

●You may appoint a subsequent proxy by telephone or through the Internet.

●You may send a timely written notice that you are revoking your proxy appointment to the Corporate Secretary of Krispy Kreme Doughnuts, Inc. at P.O. Box 83, Winston-Salem, North Carolina 27102.

●You may attend the special meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy appointment; you must also vote.

Your most current proxy card or telephone or Internet proxy appointment is the one that is counted. Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by the Corporate Secretary prior to the special meeting and, in the case of Internet or telephonic voting instructions, must be received by 11:59 p.m., Eastern Time, on July 26, 2016.

If you have instructed a bank, brokerage firm or other nominee to vote your shares, you must follow directions received from your bank, brokerage firm or other nominee to change those instructions. You cannot vote shares held in “street name” by returning a proxy card directly to us or by voting in person at the special meeting, unless you obtain a legal proxy card from your bank, brokerage firm or other nominee.

Q:	WHAT IS THE DIFFERENCE BETWEEN BEING A “SHAREHOLDER OF RECORD” AND A “BENEFICIAL OWNER”?

A:

If your shares of our common stock are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares of common stock, the “shareholder of record.” In that case, this proxy statement, and your proxy card, has been sent directly to you by the Company.

If your shares of common stock are held through a bank, brokerage firm or other nominee, you are considered the beneficial owner of shares of our common stock held in street name. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee which may be, with respect to those shares of common stock, the shareholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee as to how to vote your shares of common stock by following their instructions for voting.

Q:	IF MY SHARES ARE HELD IN “ STREET NAME” BY MY BANK, BROKERAGE FIRM OR OTHER NOMINEE, WILL MY BANK, BROKERAGE FIRM OR OTHER NOMINEE VOTE MY SHARES FOR ME?

A:

Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or nominee does not have discretionary voting power on such proposal. Because, under NYSE rules, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of the Company’s common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or by proxy at the special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement. The failure to issue voting instructions to your broker, bank or other nominee will have no effect on the outcome of the merger-related compensation proposal or the adjournment proposal. However, the vote to approve the merger proposal is based on the total number of shares of the Company’s common stock outstanding on the record date, not just the shares that are counted as present in person or by proxy at the special meeting. As a result, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal.

Your bank, brokerage firm or other nominee may NOT and will NOT vote your shares without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares, following the procedure provided by your bank, brokerage firm or other nominee. Without instructions, your shares will not be voted, which will have the same effect as voting against the merger proposal.

Q:	WHAT IS A PROXY?

A:

A proxy is another person appointed by you to vote your shares of the Company’s common stock. This written document describing the matters to be considered and voted on at the special meeting is called a proxy statement. The document used to appoint a proxy to vote your shares of stock is called a proxy card.

Q:	SHOULD I SEND IN MY SHARE CERTIFICATES NOW?

A:

No. After the merger is consummated, you will receive written instructions for exchanging your shares of the Company’s common stock for the merger consideration of $21.00 in cash, without interest and less any required tax withholdings, for each share of the Company’s common stock.

Q:	WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A:

We are working toward consummating the merger as quickly as possible, which we anticipate to be by the end of the second quarter or in the third quarter of 2016, but we cannot predict the exact timing. We currently expect the merger to be consummated promptly following the date of the special meeting, assuming we obtain the necessary shareholder approval of the merger. In addition to obtaining shareholder approval, all other closing conditions must be satisfied or waived. However, we cannot assure you that all conditions to the merger will be satisfied or, if satisfied, the date by which they will be satisfied.

Q:	WHEN WILL I RECEIVE THE MERGER CONSIDERATION FOR MY SHARES OF THE COMPANY’S COMMON STOCK?

A:

After the merger is consummated, you will receive written instructions, including a letter of transmittal, that explain how to exchange your shares for the merger consideration of $21.00 in cash, without interest and less any required tax withholdings, for each share of the Company’s common stock. When you properly return and complete the required documentation described in the written instructions, you will promptly receive from the paying agent a payment of the merger consideration for your shares.

Q:	WHAT HAPPENS IF I SELL MY SHARES OF THE COMPANY’S COMMON STOCK BEFORE THE SPECIAL MEETING?

A:

The record date of June 24, 2016 for shareholders entitled to vote at the special meeting is earlier than the date of the special meeting and the expected closing date of the merger. If you transfer your shares of the Company’s common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

Q:	WHAT WILL HAPPEN TO THE COMPANY STOCK OPTIONS IN THE MERGER?

A:

At least five days prior to the effective time of the merger, we will take all necessary action to accelerate the vesting of each outstanding stock option and provide each holder of such stock option the opportunity to exercise such stock option during such five-day period. At the effective time of the merger, each stock option outstanding immediately prior to the effective time of the merger (whether vested or unvested) will be cancelled and converted into the right to receive, as soon as reasonably practicable after the effective time of the merger, but in no event later than fifteen business days following the effective time of the merger, with respect to each share of the Company’s common stock subject to such stock option, a cash payment equal to the excess, if any, of $21.00 over the exercise price per share of such stock option, without interest and subject to applicable tax withholding.

Q:	WHAT WILL HAPPEN TO THE COMPANY’S SHARE UNITS IN THE MERGER?

A:

At the effective time of the merger, each share unit outstanding or payable as of immediately prior to the effective time of the merger (whether vested or unvested) will be cancelled and converted into the right to receive, as promptly as reasonably practicable following the effective time of the merger, but in no event later than fifteen business days following the effective time of the merger, a cash payment equal to the product of (x) the number of shares of the Company’s common stock subject to such share unit and (y) $21.00, without interest and subject to applicable tax withholding; provided that the number of shares of the Company’s common stock subject to each share unit that is subject to performance-based vesting will be determined based on the level of achievement of such performance condition through the closing of the merger, measured in a manner that is consistent with our past practice regarding the methodology for such measurement, or, if greater, the target number of shares of the Company’s common stock subject to such share unit.

Q:	WHO CAN HELP ANSWER MY QUESTIONS?

A:

If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact us or our proxy solicitor, Innisfree M&A Incorporated, as follows:

Krispy Kreme Doughnuts, Inc.	Innisfree M&A Incorporated
Corporate Secretary’s Office	501 Madison Avenue
P.O. Box 83	New York, NY 10022
Winston Salem, North Carolina 27102	Telephone: (toll-free) (888) 750-5834
Telephone: (336) 726-8876

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. Forward-looking statements are based on management’s beliefs, assumptions and expectations concerning the statements relating to regulatory approvals and the expected timing, completion and effects of the proposed merger and other future events and the transaction’s potential effects on the Company, including, but not limited to, statements relating to anticipated financial and operating results, the Company’s plans, objectives, expectations and intentions, cost savings, and other statements. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Forward-looking statements often contain words such as “believe,” “may,” “forecast,” “could,” “will,” “should,” “would,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “strive” or similar words, or the negative of these words. Actual results may differ materially from the results anticipated in these forward looking statements due to various factors, including, without limitation:

●	the effect of the announcement of the merger on our business relationships, operating results and business generally;

●	the ability to obtain the approval of the merger by the Company’s shareholders;

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement or the payment of any termination fee;

●	the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the proposed terms and timeframe;

●	the possibility that the merger does not close when expected or at all, or that the companies may be required to modify aspects of the merger to achieve regulatory approval;

●	the outcome of pending or future litigation against us, Parent or others in connection with the merger agreement;

●	our and Parent’s ability to meet expectations regarding the timing and completion of the merger;

●	the amount of the costs, fees, expenses and charges related to the merger;

●	the quality of Company and franchise store operations and changes in sales volume;

●	risks associated with the use and implementation of information technology;

●	our ability, and our dependence on the ability of our franchisees, to execute on our and their business plans;

●	our relationships with our franchisees;

●	actions by franchisees that could harm our business;

●	our ability to implement our domestic and international growth strategy;

●	our ability to implement and operate our domestic shop model;

●	political, economic, currency and other risks associated with our international operations;

●	the price and availability of raw materials needed to produce doughnut mixes and other ingredients, and the price of motor fuel;

●	our relationships with wholesale customers;

●	reliance on third parties in many aspects of our business;

●	our ability to protect our trademarks and trade secrets;

●	changes in customer preferences and perceptions;

●	risks associated with competition;

●	risks related to the food service industry, including food safety and protection of personal information;

●	compliance with government regulations relating to food products and franchising;

●	increased costs or other effects of new government regulations; and

●	other risks and uncertainties.

In addition, we are subject to risks and uncertainties and other factors detailed in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 31, 2016 under “Item 1A. Risk Factors.” and in subsequent filings with the SEC, which should be read in conjunction with this proxy statement. See “Where You Can Find More Information” on page 76. These and other risks and uncertainties are difficult to predict, involve uncertainties that may materially affect actual results and may be beyond the Company’s control. New factors emerge from time to time, and it is not possible for management to predict all such factors or to assess the impact of each such factor on the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, the Company does not undertake any obligation to update any forward-looking statement to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this proxy statement, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. Investors, potential investors and others are urged to carefully consider all such factors and are cautioned not to place undue reliance on these forward-looking statements.

THE PARTIES TO THE MERGER

Krispy Kreme Doughnuts, Inc.

The Company is a North Carolina corporation with headquarters in Winston-Salem, North Carolina. We are a leading branded specialty retailer and wholesaler of premium quality sweet treats and complementary products, including our signature Original Glazed® doughnut. Headquartered in Winston-Salem, NC, the Company has offered the highest quality doughnuts and great tasting coffee since it was founded in 1937. Today, there are over 1,100 Krispy Kreme® shops in more than 26 countries around the world. Our principal executive offices are located at 370 Knollwood Street, Winston-Salem, North Carolina 27103, and our telephone number is (336) 726-8876. Our website address is www.krispykreme.com. The information provided on our website is not part of this proxy statement and, therefore, is not incorporated herein by reference. Our common stock is publicly traded on the NYSE under the ticker symbol “KKD.”

JAB Holdings B.V.

JAB Holdings is a Dutch Besloten Vennootschap met beperkte aansprakelijkheid (private company with limited liability) with headquarters in The Netherlands. JAB Holdings is a privately held company focused on long-term investments in companies with premium brands in the consumer goods category. The principal executive offices of JAB Holdings are located at Oude Weg 147, 2033 Haarlem CC, The Netherlands, and its telephone number is +31 23 2302 866.

Cotton Parent, Inc.

Cotton Parent, Inc. is a Delaware corporation and an affiliate of JAB Holdings B.V. The principal executive offices of Cotton Parent, Inc. are located at 1701 Pennsylvania Avenue NW, Suite 801, Washington, DC 20006, and its telephone number is (202) 602-1302. Prior to the effective time of the merger, Cotton Parent, Inc. will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated in the merger agreement.

Cotton Merger Sub Inc.

Cotton Merger Sub Inc. is a North Carolina corporation and a wholly owned subsidiary of Cotton Parent, Inc. It has not engaged in any material business activities other than in connection with its formation and the merger. Prior to the effective time of the merger, Cotton Merger Sub Inc. will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated in the merger agreement. Upon completion of the merger, Cotton Merger Sub Inc. will merge with and into the Company, and Cotton Merger Sub Inc. will cease to exist.

THE SPECIAL MEETING

We are furnishing this proxy statement to you as part of the solicitation of proxies by the Company for use at the special meeting.

Date, Time and Place

The special meeting will be held at Krispy Kreme Doughnuts, Inc. Headquarters, 370 Knollwood Street, Winston-Salem, North Carolina 27103, at 10:00 a.m., local time, on July 27, 2016.

Purpose of the Special Meeting

You will be asked at the special meeting to approve the merger agreement. Our board of directors reviewed and considered the terms and conditions of the merger and unanimously determined that the merger is fair to, and in the best interests of, the Company and its shareholders, unanimously adopted, approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement in accordance with North Carolina law, and unanimously resolved to submit and recommend the approval of the merger agreement and the transactions contemplated thereby, including the merger, to our shareholders. You will also be asked to approve, on an advisory basis, the merger-related compensation for the Company’s named executive officers. If necessary or appropriate, you will also be asked to vote on a proposal to adjourn the special meeting for the purpose of soliciting proxies to vote in favor of the approval of the merger agreement.

Record Date; Stock Entitled to Vote; Quorum

Only holders of record of the Company’s common stock at the close of business on June 24, 2016 (the “record date”), are entitled to notice of and to vote at the special meeting. Each share of the Company’s common stock issued and outstanding on the record date is entitled to one vote at the special meeting. On the record date, 61,013,693 shares of the Company’s common stock were issued and outstanding and held by 13,415 holders of record. A quorum will be present at the special meeting if a majority of the outstanding shares of the Company’s common stock entitled to vote on the record date are represented in person or by proxy. In the event that a quorum is not present at the special meeting, or there are not sufficient votes at the time of the special meeting to approve the merger agreement, it is expected that the meeting may be adjourned to solicit additional proxies if the holders of a majority of the shares of the Company’s common stock present, in person or by proxy, and entitled to vote at the special meeting vote to approve an adjournment. Holders of record of the Company’s common stock on the record date are entitled to one vote per share at the special meeting on each proposal presented.

Vote Required

Merger Proposal

The merger proposal requires that shareholders of record as of the close of business on the record date holding a majority of all outstanding shares of our common stock entitled to vote at the special meeting vote “FOR” such proposal.

Merger-Related Compensation Proposal

The named executive officer merger-related compensation proposal requires that the number of votes cast in favor of the proposal exceeds the number of votes cast opposing the proposal.

Adjournment Proposal

The adjournment proposal requires that the number of votes cast in favor of the proposal exceed the number of votes cast opposing the proposal.

Voting of Proxies

All shares represented by properly appointed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. Proxies that are properly appointed without voting instructions will vote “FOR” the merger proposal, “FOR” the merger-related compensation proposal and “FOR” the adjournment proposal, as applicable.

To vote, please complete, sign, date and return the enclosed proxy card or, to appoint a proxy over the Internet or by telephone, follow the instructions provided below. If you attend the special meeting and wish to vote in person, you may revoke your proxy appointment and vote in person. If your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy appointment from the holder of record to be able to vote at the special meeting.

If you wish to attend the special meeting, you may be asked to present photo identification. The special meeting is for the shareholders of the Company as of the record date. Accordingly, if you are a shareholder of record or hold a valid proxy appointment from a shareholder of record, we will verify your name (or the name of such shareholder) against the list of shareholders of record on the record date prior to your admission to the special meeting. If you are not a shareholder of record but your shares are held in street name by your bank, brokerage firm or other nominee, please bring and be prepared to provide upon request proof of beneficial ownership on the record date, such as your most recent account statement prior to June 24, 2016, or other similar evidence of ownership. We reserve the right to refuse admittance to the special meeting to any person that we cannot verify, through the foregoing methods, is a shareholder (or a proxy of a shareholder) of the Company as of the record date. The meeting will begin promptly at 10:00 a.m., local time. Check in will begin at 9:30 a.m., local time. Please allow ample time for check in procedures.

Shares of the Company’s common stock represented at the special meeting but not voted, including shares of the Company’s common stock for which proxies have been appointed but for which shareholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

If you are a shareholder of record and do not vote by completing your proxy card, by telephone, through the Internet, or in person at the special meeting, your shares will not be voted.

No business may be transacted at the special meeting other than the merger proposal, the merger-related compensation proposal, and, if necessary or appropriate, the adjournment proposal, except such business as may properly be brought before the special meeting or any adjournment or postponement thereof. As of the date of this proxy statement, we know of no other matters that will be presented for consideration at the special meeting, or any adjournments or postponements thereof, other than as described in this proxy statement.

Voting over the Internet or by Telephone

You may also appoint a proxy to vote your shares over the Internet or by telephone. The Company’s bylaws and the North Carolina Business Corporation Act specifically permit electronically and telephonically appointed proxies, provided that each such proxy appointment contains or is submitted with information from which the inspector of election can reasonably assume that such proxy appointment was made or authorized by the shareholder.

The Internet and telephone voting procedures described below are designed to authenticate shareholders’ identities, to allow shareholders to appoint a proxy to vote their shares and to confirm that shareholders’ instructions have been recorded properly. Shareholders appointing a proxy to vote over the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareholder.

For Shares of Common Stock Registered in Your Name

Shareholders of record may go to www.proxyvote.com to appoint a proxy to vote their shares over the Internet. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Any shareholder may also appoint a proxy to vote shares by calling 1-800-690-6903 and following the recorded instructions.

For Shares Registered in the Name of a Broker or a Bank

Most beneficial owners whose stock is held in street name receive instructions for authorizing votes by their banks, brokers or other agents, rather than from our proxy card.

A number of brokers and banks are participating in a program that offers the means to authorize votes over the Internet and by telephone. If your shares are held in an account with a broker or bank participating in such a program, you may appoint a proxy to vote those shares over the Internet at the Internet URL specified on the instruction form received from your broker or bank, or by telephone by calling the telephone number shown on the instruction form received from your broker or bank.

General Information for All Shares Voted Over the Internet or by Telephone

Votes submitted over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on July 26, 2016. Submitting your proxy appointment over the Internet or by telephone will not affect your right to vote in person should you decide to attend the special meeting.

Revocability of Proxies

The appointment of a proxy on the enclosed proxy card or over the Internet or by telephone does not preclude a shareholder from voting in person at the special meeting. You may revoke your proxy appointment at any time before the shares reflected on your proxy card are voted at the special meeting in any one of the following ways:

●	You may submit another properly completed proxy card with a later date.

●	You may appoint a subsequent proxy by telephone or through the Internet.

●	You may send a timely written notice that you are revoking your proxy appointment to the Corporate Secretary of Krispy Kreme Doughnuts, Inc. at P.O. Box 83, Winston-Salem, North Carolina 27102.

●	You may attend the special meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy appointment.

Your most current proxy card or telephone or Internet proxy appointment is the one that is counted. Please note that to be effective, your new proxy card, Internet or telephonic voting instructions or written notice of revocation must be received by the Corporate Secretary prior to the special meeting and, in the case of Internet or telephonic voting instructions, must be received by 11:59 p.m., Eastern Time, on July 26, 2016.

Your attendance at the special meeting will not in and of itself constitute the revocation of a proxy appointment. If you have instructed your broker to vote your shares, you must follow the directions received from your broker to change these instructions.

Solicitation of Proxies

This proxy solicitation is being made and paid for by the Company on behalf of the Company’s board of directors. In addition, we have retained Innisfree M&A Incorporated to assist in the solicitation. We will pay Innisfree M&A Incorporated approximately $35,000 for its assistance. Our directors, officers and employees may also solicit proxies by personal interview, mail, e-mail, telephone or facsimile. These persons will not be paid additional remuneration for their efforts. We will also request brokers and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of shares of the Company’s common stock that the brokers and other custodians, nominees and fiduciaries hold of record. We will reimburse them for their reasonable out-of-pocket expenses.

You should not send your share certificates with your proxy card. A letter of transmittal with instructions for the surrender of common share certificates will be mailed to our shareholders as soon as practicable after completion of the merger.

MERGER PROPOSAL

As discussed elsewhere in this proxy statement, our shareholders will consider and vote on a proposal to approve the merger agreement. You should carefully read this proxy statement in its entirety for more detailed information concerning the merger agreement and the merger. In particular, you should read in its entirety the merger agreement, which is attached as Annex A to this proxy statement. In addition, see the sections entitled “The Merger,” beginning on page 24, and “The Merger Agreement,” beginning on page 54.

The approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on such proposal.

Our board of directors unanimously recommends that you vote “FOR” the proposal to approve the merger agreement.

MERGER-RELATED COMPENSATION PROPOSAL

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act and section 14A of the Exchange Act, when a company seeks shareholder approval in connection with its merger or acquisition, it is required to conduct a separate shareholder advisory vote on certain compensation arrangements between the company and its named executive officers. As a result, the Company’s shareholders are entitled to vote to approve or disapprove, on an advisory basis, the compensation of the named executive officers of the Company that is based on or otherwise relates to the merger as disclosed in this proxy statement, which compensation is referred to in this proxy statement as “merger-related compensation.” The terms of the merger-related compensation are described in this proxy statement under “The Merger—Interests of Our Directors and Executive Officers in the Merger” on page 43.

In accordance with the above requirements, the Company is asking its shareholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the named executive officers of the Company in connection with the merger, as disclosed in the merger-related compensation table and narrative discussion as set forth in this proxy statement under ‘The Merger—Interests of Our Directors and Executive Officers in the Merger’ beginning on page 43, is hereby APPROVED.”

The named executive officer merger-related compensation proposal requires that the number of votes cast in favor of such proposal exceeds the number of votes cast opposing such proposal. Because the vote on this proposal is advisory, it will not be binding on the Company’s board of directors. Thus, regardless of the outcome of this advisory vote, such compensation will be payable if the merger is approved, subject only to other applicable conditions.

The advisory vote on the merger-related compensation is a vote separate and apart from the vote to approve the merger agreement. Accordingly, you may vote to approve, on an advisory basis, the merger-related compensation and vote against the merger proposal; or you may vote against this merger-related compensation proposal and vote to approve the merger agreement. Approval of this merger-related compensation proposal is not a condition to the completion of the merger, and the approval or failure of this proposal will have no impact on the completion of the merger.

Our board of directors recommends that you vote “FOR” the proposal to approve, on an advisory basis, the merger-related compensation as described in this proxy statement.

ADJOURNMENT PROPOSAL

If there are not sufficient votes at the time of the special meeting to approve the merger proposal, we intend to move to vote on the adjournment proposal. If the Company’s board of directors determines that it is necessary or appropriate, we will ask our shareholders to vote only upon the adjournment proposal and not the merger proposal. If the number of votes cast in favor of the adjournment proposal exceeds the number of votes cast opposing such proposal, the special meeting may be adjourned without notice (other than the announcement of adjournment made at the special meeting). We are soliciting proxies to grant the authority to vote in favor of any adjournment of the special meeting, if necessary or appropriate. In particular, authority is expected to be exercised if the purpose of an adjournment is to provide additional time to solicit votes in favor of approving the merger proposal and such adjournment is requested by JAB Holdings.

Our board of directors recommends that you vote “FOR” the proposal to grant the authority to vote your shares to adjourn the meeting, if necessary or appropriate, to provide additional time to solicit additional proxies.

THE MERGER

The discussion of the merger contained in this section summarizes the material terms of the merger. Although we believe that the description in this section covers the material terms of the merger, this summary may not contain all of the information that is important to you. We urge you to read this proxy statement, the merger agreement, a copy of which is attached to this proxy statement as Annex A, and the other documents referred to herein (including the annexes) carefully for a more complete understanding of the merger.

Background of the Merger

As part of the Company’s long-term strategic planning process, the board regularly reviews the near-term and long-term strategy, performance, positioning, and operating prospects of the Company with a view toward enhancing shareholder value. These reviews have included consideration, from time to time, of potential strategic alternatives to enhance shareholder value. At the Company’s request, Wells Fargo Securities, as financial advisor to the Company, has upon various occasions over the past several years assisted the Company in evaluating certain potential strategic alternatives available to the Company.

During September 2015, representatives of JAB Holdings contacted James H. Morgan, Chairman of the board of the Company, to express an interest in a meeting to discuss the Company and to introduce him to JAB Holdings.

On October 6, 2015, Mr. Morgan held an in-person meeting with Olivier Goudet and Mike Tattersfield, each from JAB Holdings. At the meeting, the parties held preliminary discussions regarding possible strategic relationships between JAB Holdings and the Company, and JAB Holdings suggested a follow-up meeting to include Tony Thompson, the Chief Executive Officer of the Company. JAB Holdings did not propose to engage in any specific transaction with the Company during these discussions. Over the next few days, Mr. Morgan updated certain members of the board, including Mr. Thompson and Robert S. McCoy, Jr., Lead Director of the Company, regarding the meeting and the discussions that took place at the meeting.

On October 21, 2015, Mr. Thompson had an in-person meeting with Mr. Tattersfield in which they had preliminary discussions regarding the Company’s performance and prospects and Mr. Tattersfield introduced Mr. Thompson to JAB Holdings. Mr. Thompson subsequently updated Mr. Morgan on this meeting.

On October 23, 2015, Messrs. Morgan and Thompson received an invitation from Mr. Tattersfield to visit JAB Holdings’ offices in Washington D.C. to learn more about JAB Holdings’ history and philosophy in dealing with strategic partners, which invitation was accepted.

On November 5, 2015, Messrs. Morgan and Thompson traveled to JAB Holdings’ Washington, D.C. offices and met with Mr. Goudet, Mr. Tattersfield, and Mr. David Bell, also from JAB Holdings. At this meeting, the representatives of JAB Holdings discussed JAB Holdings’ background and investment history and strategies, emphasizing that JAB Holdings was interested in the long-term growth of its portfolio companies. At this meeting, Mr. Goudet indicated orally that, if the Company’s board was receptive, and subject to satisfactory due diligence, JAB Holdings would be interested in making a confidential proposal to acquire the Company at a price of $18.75 per share in cash. (The closing price of the Company’s common stock on the previous day was $13.97.) Mr. Goudet indicated that JAB Holdings did not engage in unfriendly initiatives or auction processes and would withdraw if the Company was not interested in pursuing a possible transaction or wished to seek proposals from other potential acquirers. Messrs. Morgan and Thompson indicated that they would convey JAB Holdings’ indication of interest to the Company’s board, and that they would inform JAB Holdings of the board’s response. Messrs. Morgan and Thompson thereafter, and on an ongoing basis throughout the discussions with JAB Holdings, had conversations with various members of the Company’s board, including with Mr. McCoy, Jr., regarding JAB Holdings’ indication of interest.

On November 23, 2015, the board held a special meeting by telephone to discuss JAB Holdings’ indication of interest. Representatives of management were also in attendance. Messrs. Morgan and Thompson conveyed the background of their discussions with JAB Holdings and explained JAB Holdings’ interest in acquiring the Company at a price of $18.75 per share in cash. The Company’s Interim General Counsel, Steven Ellcessor, then advised the board of its fiduciary duties under North Carolina law in considering an acquisition proposal. The board discussed the indication of interest, the background and history of JAB Holdings, and the possible valuation of the Company in a potential sale transaction. The board determined that it needed more updated information regarding the revised strategic plan on which the management of the Company had been working over the past several months in order to appropriately assess JAB Holdings’ indication of interest. In that regard, the board decided to engage a financial advisor in connection with a possible sale or other strategic transaction involving the Company.

On December 7, 2015, the board held another special meeting by telephone to discuss JAB Holdings’ indication of interest. Representatives of management were also in attendance at this meeting. Mr. Morgan informed the board that JAB Holdings had recently entered into an acquisition agreement to acquire Keurig Green Mountain, Inc. and that representatives of JAB Holdings had telephoned Mr. Morgan subsequent to the announcement of that transaction, and such representatives indicated that the pending Keurig acquisition did not affect JAB Holdings’ interest in discussing an acquisition of the Company. Mr. Morgan informed the board that JAB Holdings had requested another meeting, but that Mr. Morgan had deferred scheduling any such meeting until the board could have an opportunity to inform itself regarding the additional information it had requested at the November 23 board meeting.

On December 15 and 16, 2015, the board held regularly scheduled in-person meetings. Among other things, the board discussed JAB Holdings’ indication of interest. Representatives of management were in attendance at these meetings. The Company also invited representatives of Wells Fargo Securities to attend these meetings to review and discuss their perspectives on the industry in which the Company operates, as well as potential strategic alternatives that might be available to the Company. The Company sought Wells Fargo Securities’ perspective because of, among other things, Wells Fargo Securities’ knowledge of and familiarity with the Company and the industry in which it operates and Wells Fargo Securities’ experience as a financial advisor in mergers and acquisitions. At these meetings, Mr. Thompson and Price Cooper, the Chief Financial Officer of the Company, presented an update of the financial results of the Company for the third quarter of fiscal year 2016 and also discussed management’s long-term outlook for the Company. While management was still in the process of completing its long-term financial plan, management and the board reviewed and discussed the potential financial results that would result from the Company continuing to grow under its current balance between Company and franchise operations. In addition, there were discussions concerning management’s belief the Company would be more successful over the long-term by transitioning to more of a franchise-based system. Mr. Ellcessor and the Company’s Vice President and Associate General Counsel, Corena Norris-McCluney, also reviewed with the board its responsibilities and fiduciary duties in considering JAB Holdings’ indication of interest. Representatives of Wells Fargo Securities then discussed the current mergers and acquisitions environment generally and with respect to the quick service restaurant industry in particular and their preliminary views with respect to other parties that could potentially be interested in pursuing a strategic transaction with the Company. Among other things, representatives of Wells Fargo Securities noted that there were a limited number of potential strategic buyers in the quick service restaurant industry, that there had been a limited number of strategic mergers and acquisitions in the quick service restaurant industry in recent years and that there had been a limited number of mergers and acquisitions in the quick service restaurant industry in recent years with transaction values in excess of $1 billion. In addition, representatives of Wells Fargo Securities noted that, given the financial models typically employed by financial buyers in evaluating potential transactions, which require certain hurdle rates of return on investments, they believed it was unlikely that a financial buyer would be interested in making a fully financed, non-contingent offer to acquire the Company at a price per share greater than $18.75. The representatives of Wells Fargo Securities then discussed the public profile and investment philosophy of JAB Holdings, noting that JAB Holdings generally appeared to make long-term investments focused on growth opportunities and building businesses. After further discussion, the board determined that, while the indicative price was not adequate in its view to consider a sale of the Company, the Company should continue to engage with JAB Holdings in an effort to determine whether a price could be obtained from JAB Holdings that would be appropriate from the shareholders’ point of view for the board to consider. The board further determined that the Company should not agree to engage with JAB Holdings on an exclusive basis. Finally, the board determined that the Company should retain outside legal counsel to advise on a potential transaction and directed Mr. Ellcessor and Ms. Norris-McCluney to engage Simpson Thacher & Bartlett LLP (“Simpson Thacher”) as the Company’s outside legal counsel.

On December 17, 2015, Mr. Morgan informed representatives of JAB Holdings by telephone that the indicative purchase price of $18.75 per share was not sufficiently attractive for the Company to pursue a transaction with JAB Holdings at that time but that, if JAB Holdings was to increase its proposed purchase price, the board would, in good faith and consistent with the directors’ fiduciary duties, consider any such revised proposal. Representatives of JAB Holdings indicated that they would discuss the Company’s response internally and that they would respond after the beginning of the year. During the last week of December 2015, there were further discussions between representatives of JAB Holdings and the Company regarding setting up a meeting date in January 2016.

On December 31, 2015, the board held a special meeting by telephone with representatives of management in attendance for the purpose of discussing the formal engagement of Wells Fargo Securities as financial advisor to the Company. At the meeting, the board discussed Wells Fargo Securities’ prior relationships with the Company and information provided by Wells Fargo Securities regarding prior relationships between Wells Fargo Securities and JAB Holdings and, after discussion with the its legal advisors, determined that such relationships would not impair Wells Fargo Securities’ ability to provide the board with objective financial advice regarding a potential transaction with JAB Holdings and other strategic alternatives available to the Company. An engagement letter with Wells Fargo Securities was executed on December 31, 2015.

In January 2016, Mr. Thompson received a telephone call from a representative of a private equity firm that expressed interest in learning more about the Company. Mr. Thompson brought this conversation to the attention of Mr. Morgan and other members of the board. Consistent with previous direction from the board, on February 9, 2016 Messrs. Thompson and Cooper met with a representative of the private equity firm, but the firm did not make any proposals regarding potential transactions or relationships. Mr. Thompson was invited by a representative of the private equity firm to visit the firm’s offices to meet with other representatives of the firm for them to learn more about the Company’s business. That meeting took place on February 29, 2016. The scope of the meeting was a general business overview of the Company, and the firm did not follow up with the Company in a substantive manner.

On or around January 29, 2016, representatives of JAB Holdings telephoned Mr. Morgan to indicate that JAB Holdings continued to be interested in pursuing a transaction with the Company and that it was willing to consider increasing its initial offer. However, representatives of JAB Holdings further indicated that they were then focused on closing the Keurig transaction and that they would likely need to wait until after that transaction closed to reengage with the Company. As such, the parties tentatively set up a meeting in late March 2016 to further discuss a potential transaction between the Company and JAB Holdings. On March 3, 2016, the Keurig transaction closed, and shortly thereafter, representatives of JAB Holdings contacted the Company to confirm the timing and logistics of a potential meeting in Winston-Salem, North Carolina to resume discussions concerning a potential transaction.

On March 15, 2016, the board held a regularly scheduled meeting. At that meeting, Messrs. Morgan and Thompson updated the directors on the status of discussions with JAB Holdings and Mr. Thompson’s meeting on February 9, 2016 with the other private equity firm. Also, members of management of the Company presented the Company’s updated long-term strategic plan, which had been in development since late summer of 2015, and which reflected a shift toward a more franchise-based business model. The presentation included management’s financial plan with respect to the Company, including the potential short- and long-term financial impacts of the Company’s base strategic initiatives, the challenging near-to-intermediate-term operating environment for the Company’s strategy to shift toward a more franchise-based business model, the resulting increased refranchising in the upcoming years related to shrinking of the Company store footprint, the impact on earnings growth and earnings predictability, and the impact of such a strategy on earnings before interest, taxes, depreciation, and amortization (“EBITDA”) and other financial metrics. Members of management of the Company also discussed the near term operational and financial risks associated with such a strategy to transition to a more franchise-based model and the inherent challenges with respect to operating an interrelated retail shop and consumer packaged goods platform. However, based on the Company’s strengths, management believed the best way to continue growing the brand was through a more franchise-based focus.

On March 23, 2016, representatives of JAB Holdings visited Winston-Salem. Messrs. Morgan, Thompson, and Cooper hosted the representatives of JAB Holdings and directed a tour of certain of the Company’s facilities in the area. After the tour, Messrs. Morgan, Thompson, and Cooper held an in-person meeting with representatives of JAB Holdings who informed the Company that they were not yet prepared to submit a higher proposed price for the Company based on publicly available information, but that they expected to be in a position to do so in the upcoming days. Representatives of JAB Holdings further informed the Company that the preferred and customary transaction process for JAB Holdings was to seek to engage in confirmatory due diligence and negotiate a transaction solely on a bilateral basis and within a short time after entering into a confidentiality agreement. The JAB Holdings representatives further indicated that financing would not be a condition in any potential transaction.

On March 31, 2016, Messrs. Tattersfield and Bell telephoned Mr. Morgan to discuss JAB Holdings’ visit to the Company’s facilities on March 23, 2016, and the potential for a revised offer from JAB Holdings. Mr. Bell informed Mr. Morgan that JAB Holdings would propose that the Company allow JAB Holdings to engage in a week of diligence in the Winston-Salem area in the near future pursuant to a customary confidentiality agreement. He further indicated, however, that JAB Holdings was internally discussing the possibility of presenting a revised price on April 1, 2016, based on publicly available information and the meetings held in Winston-Salem on March 23, 2016.

On April 1, 2016, Mr. Goudet telephoned Mr. Morgan and made an oral offer to acquire all of the outstanding shares of the Company, subject to satisfactory due diligence, at $19.50 per share. Mr. Goudet further conveyed to Mr. Morgan that JAB Holdings was prepared to initiate the diligence process and might consider revising its offer price after the completion of such diligence process. Mr. Goudet also reiterated that JAB Holdings would disengage with the Company should the Company choose to seek other potential offers. Lastly, Mr. Goudet stated that, due to prior commitments and internal scheduling, JAB Holdings would not be able to begin diligence until the week of April 25, 2016.

On April 4, 2016, the board held a special meeting to discuss the revised offer from JAB Holdings. Representatives of management, Wells Fargo Securities, and Simpson Thacher participated in the meeting. Mr. Morgan updated the board on the status and background of the discussions with JAB Holdings and the oral offer proposed by JAB Holdings on April 1, 2016. The Company’s legal advisors reviewed with the board its fiduciary duties under North Carolina law. As part of their discussions with the board, representatives of Wells Fargo Securities discussed certain financial aspects of the revised offer from JAB Holdings, reiterated their view that there was a limited likelihood that a strategic buyer would be interested in pursuing a transaction with the Company, and stated that, given the financial models typically employed by financial buyers in evaluating potential transactions, which require certain hurdle rates of return on investments, they believed it was unlikely that a financial buyer would be interested in making a fully financed, non-contingent offer to acquire the Company at a price per share greater than $19.50. The board then discussed the offer and the negotiating process of JAB Holdings in precedent transactions, in connection with the board’s consideration whether the revised offer from JAB Holdings was sufficiently compelling to allow JAB Holdings to conduct due diligence, in anticipation of a potential further increase of its offer price. After deliberation, the board determined that it was not prepared to authorize a transaction at a purchase price of $19.50 per share, but that the Company should enter into a confidentiality and standstill agreement with JAB Holdings to allow it to engage in a due diligence review in order to enable it to justify an increased offer price. Later that day, representatives of Simpson Thacher delivered a draft confidentiality and standstill agreement to Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), legal counsel to JAB Holdings, and the parties engaged in negotiations on the confidentiality and standstill agreement.

On April 8, 2016, the Company and an affiliate of JAB Holdings executed the confidentiality and standstill agreement.

On April 12, 2016, representatives of JAB Holdings, Skadden, and the Company met in Winston-Salem to discuss the process for due diligence.

On April 25, 2016, representatives of JAB Holdings and its advisors arrived at a location in Greensboro, North Carolina, to engage in due diligence. Throughout the diligence process, representatives of JAB Holdings updated Mr. Morgan with respect to the results of their diligence and also reiterated that JAB Holdings might be willing to submit a revised offer after completion of its diligence review.

On April 29, 2016, Mr. Bell telephoned Mr. Morgan to inform him that, while JAB Holdings was still reviewing and discussing its diligence findings, JAB Holdings could potentially be willing to submit a revised offer with an increased purchase price during the week of May 2, 2016, after the due diligence findings were discussed in meetings among JAB Holdings’ partners.

On May 2, 2016, representatives of Skadden sent a preliminary draft of a merger agreement to Simpson Thacher.

On May 3, 2016, the board held an in-person meeting for the purposes of discussing the current offer from JAB Holdings and the potential for a revised offer from JAB Holdings. At the invitation of the board, members of the Company’s senior management and representatives of the Company’s legal and financial advisors—Wells Fargo Securities, Simpson Thacher and Womble Carlyle Sandridge & Rice, LLP (“Womble Carlyle”) (which had been retained as North Carolina counsel for the proposed transaction)—also attended the meeting. Mr. Morgan and members of management updated the board on the status of the diligence process and Mr. Morgan’s various interactions with representatives of JAB Holdings, including that he had received an additional communication from a representative of JAB Holdings indicating that he could anticipate receiving a revised proposal on May 4, 2016. Representatives of Simpson Thacher and Womble Carlyle then reviewed with the board its fiduciary duties under North Carolina law. At the request of the board, representatives of Wells Fargo Securities then reviewed and discussed their preliminary financial analyses with respect to the Company and the proposed transaction and their views with respect to the current mergers and acquisitions market generally and with respect to the quick service restaurant industry in particular. Representatives of Wells Fargo Securities further discussed information concerning other potential acquirers of the Company, the businesses and strategic activities of certain of those parties, and the likelihood that the Company would be able to generate interest from such other potential acquirers. Representatives of Wells Fargo Securities also reiterated their view that there was a limited likelihood that any strategic buyer would be interested in pursuing a transaction with the Company and, given the financial models typically employed by financial buyers in evaluating potential transactions, which require certain hurdle rates of return, they believed it was unlikely that a financial buyer would be interested in making a fully financed, non-contingent offer to acquire the Company at a price per share greater than $19.50.

Members of management of the Company then once again, as they had at the March meeting of the board, reviewed management’s long-term strategic plan with respect to the Company. Management indicated that the strategic plan, while being the right approach for the long-term, was likely to negatively impact cash flow growth in the near term. Also, while management believed the plan was crucial to the Company’s ability to realize its long term potential, the Company was unlikely to recognize the full financial benefit of such plan for several years and no assurance could be given that such benefit would ultimately be obtained.

Representatives of Simpson Thacher and Womble Carlyle then summarized for the board the draft of the merger agreement received from Skadden on May 2, 2016, indicating that JAB Holdings had proposed a merger structure for the transaction and had requested that the Company agree to a customary “no-shop” provision. The legal advisors reviewed with the board the consequences of a “no-shop” provision versus a “go-shop” provision, and also noted that under the “no-shop” provision requested by JAB Holdings in the draft merger agreement it would be possible for a potential competing bidder to submit a superior proposal that the Company could accept by terminating the merger agreement and paying a termination fee. The board then discussed the benefits of a merger over an alternative structure. Mr. Morgan informed the board that JAB Holdings had consistently indicated that it would disengage with the Company should the Company choose to engage with alternative bidders and that JAB Holdings was likely to be strongly opposed to a “go-shop” provision. The board then discussed other potential bidders and the remote likelihood that another bidder (strategic or private equity) would seek to make an offer for the Company at a per share value in excess of JAB Holdings’ current proposal. The board discussed other provisions of the draft merger agreement and asked questions of its advisors with respect to the structure of the transaction, whether to request a “go-shop” provision, what a reasonable termination fee would be in connection with accepting a superior proposal, what the appropriate structure of a termination fee should be, and how the Company should react to the various other provisions of the merger agreement.

After further discussion, the board reaffirmed its prior determination that an offer price of $19.50 per share from JAB Holdings was not sufficiently compelling and that the Company should not proceed with a transaction at $19.50 per share. The directors further determined, however, that if the Company received a revised proposal from JAB Holdings with a higher offer price, the board would reconvene on May 5, 2016, to discuss such revised proposal.

Representatives of Simpson Thacher and Womble Carlyle also reviewed and discussed with the board the potential adoption of a forum selection bylaw that would designate the state courts of North Carolina (which would then be subject to designation or assignment to the North Carolina Business Court) or the United States District Court for the Middle District of North Carolina as the sole and exclusive forum for certain legal actions, unless the Company consented in writing to the selection of an alternative forum.

On May 4, 2016, Mr. Goudet telephoned Mr. Morgan and delivered an oral proposal to acquire the Company at $20.50 per share in exchange for the Company agreeing to a customary “no-shop” provision and a termination fee of $50 million. Representatives of JAB Holdings indicated that this offer reflected internal discussions among the JAB Holdings partners, was close to its best and final offer, and that JAB Holdings could only agree to “fine tuning” around the terms.

On the morning of May 5, 2016, the board held a special meeting by telephone to discuss the revised proposal from JAB Holdings. Representatives of management, Wells Fargo Securities, Simpson Thacher, and Womble Carlyle were also in attendance. Mr. Morgan summarized the revised offer from JAB Holdings, the status of the negotiations otherwise, and also indicated his views with respect to such offer. The board discussed the terms of the offer, including that it required the Company to agree to a “no shop” provision with a single-tier termination fee at the higher end of the customary range of such fees. The representatives from Wells Fargo Securities responded to questions from members of the board regarding the proposed transaction. The board, with the assistance of the Company’s legal and financial advisors, also reviewed and discussed the potential legal and practical implications of the “no shop” provision and the proposed amount of the termination fee. The board then discussed a potential counterproposal and deliberated whether JAB Holdings would be willing to enhance its offer given its recent negotiating posture and record in precedent transactions. After further discussion and deliberation, the board ultimately determined that it would continue to request a “go-shop” provision unless the purchase price per share could be increased to $21.00 and the termination fee would be lowered to $42 million. The board further directed Mr. Morgan to convey this proposal to JAB Holdings, which Mr. Morgan did later that morning. The board agreed that if JAB Holdings would agree to its proposal, the Company would move forward with a transaction with JAB Holdings, subject to the satisfactory negotiation of the merger agreement.

In the afternoon on May 5, 2016, Messrs. Bell and Goudet telephoned Mr. Morgan communicating that, following extensive internal deliberations, JAB Holdings agreed to a $21.00 per share purchase price, provided that the Company agree to a customary “no-shop” provision and a single-tier termination fee of $42 million. Mr. Morgan and management of the Company conveyed this revised offer to the board and, following the board’s directive from earlier that morning, agreed to negotiate a definitive merger agreement with JAB Holdings consistent with such parameters.

On the evening of May 5, 2016, representatives of Simpson Thacher submitted a revised merger agreement to Skadden. Over the course of the next several days, representatives of JAB Holdings, the Company, Skadden, and Simpson Thacher held meetings and negotiated the merger agreement and other deliverables associated with the merger agreement.

On May 7, 2016, the board held a special meeting by telephone to further consider the proposed transaction with JAB Holdings. At the invitation of the board, members of the Company’s senior management and representatives of Wells Fargo Securities, Simpson Thacher, and Womble Carlyle were present at the meeting. Representatives of Simpson Thacher and Womble Carlyle again reviewed with the board its fiduciary duties under North Carolina law in considering an acquisition proposal. Mr. Morgan again reviewed with the board management’s business, strategic, financial, and shareholder value creation rationale for the proposed transaction, including, among other things, the all-cash merger consideration, which would provide certainty of value and liquidity to Company shareholders, enabling them to realize the value that had been created at the Company in recent years, while eliminating long-term business and execution risk, the challenges and risks of continuing as a stand-alone company, and the belief that no alternative transactions or competing bidders would create higher value for the shareholders of the Company than the proposed transaction with JAB Holdings.

Simpson Thacher then reviewed with the board the material terms and provisions of the proposed form of the merger agreement and the terms of the debt commitment letter that had been obtained by JAB Holdings from Barclays Bank PLC (“Barclays”). As part of their review, representatives of Simpson Thacher also discussed the issues that were still being negotiated between JAB Holdings and the Company, including the nature and extent of matching rights for JAB Holdings in the event of a superior proposal and the bring-down standard for certain representations and warranties of the Company that act as closing conditions. The Company’s legal advisors also reviewed and discussed with the board the proposed adoption of a forum selection bylaw.

At the request of the board, representatives of Wells Fargo Securities then reviewed and discussed their financial analyses with respect to the Company and the proposed merger. Thereafter, at the request of the board, representatives of Wells Fargo Securities, rendered Wells Fargo Securities’ oral opinion to the board (which was subsequently confirmed in writing by delivery of Wells Fargo Securities’ written opinion addressed to the board dated May 7, 2016) regarding, as of May 7, 2016, the fairness, from a financial point of view, to the holders of the Company’s common stock, of the consideration to be received by the holders of the Company’s common stock in the merger pursuant to the merger agreement. Following further discussion and careful consideration of all the matters raised, the board unanimously:

●	adopted, approved and declared advisable the merger agreement, the merger and the consummation by the Company of the transactions contemplated by the merger agreement, including the merger;
●	authorized and approved the execution, delivery and performance of the merger agreement and the consummation by the Company of the transactions contemplated by the merger agreement, including the merger;

●	determined that the transactions contemplated by the merger agreement, including the merger, were in the best interests of the Company and its shareholders;
●	directed that a proposal to approve the merger agreement be submitted to a vote at a meeting of the Company’s shareholders;
●	recommended that the Company’s shareholders vote for the approval of the merger agreement; and
●	adopted the forum selection bylaw.

Following the meeting, on May 8, 2016, the Company and JAB Holdings and affiliates executed the merger agreement and JAB Holdings delivered a copy of the executed debt commitment letter. The Company and JAB Holdings issued a joint press release announcing the entry into the merger agreement before the opening of the U.S. stock exchanges on May 9, 2016.

Reasons for the Merger and Recommendation of the Board of Directors

On May 7, 2016, the board (i) unanimously determined that the merger is fair to, and in the best interests of, the Company and its shareholders, unanimously adopted, approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement in accordance with North Carolina law, and unanimously resolved to recommend the approval of the merger agreement and the transactions contemplated thereby, including the merger, to our shareholders and (ii) directed that the merger agreement and the merger be submitted for consideration by our shareholders at the special meeting.

In evaluating the merger agreement and the transactions contemplated thereby and reaching its determinations in connection therewith, the board consulted with the Company’s management and legal and financial advisors, and the board considered the following factors in reaching its conclusion to approve and adopt the merger agreement, to approve the merger and the other transactions contemplated by the merger agreement, and to recommend the approval of the merger agreement to our shareholders, all of which factors it viewed as generally supporting its decision to approve the merger with Merger Sub (which are not listed in any relative order of importance):

●	the Company’s business and operations, strategy, its current and historical financial condition and results of operations, and business plan and projected performance;
●	the perceived challenges and risks of continuing as a stand-alone public company; and the assessment that no other internally developed alternatives were reasonably likely in the near term to create greater value for the Company’s shareholders than the merger, taking into account business, competitive, industry, and market risks;

●	the fact that the merger agreement was the product of arms’-length negotiations and contained terms and conditions that were, in the view of the board, favorable to the Company and its shareholders;
●	the fact that the merger agreement was unanimously approved by all members of the board, which is comprised of a majority of independent directors who are not affiliated with JAB Holdings and are not employees of the Company or any of its subsidiaries, and which consulted with representatives of the Company’s senior management and retained and received advice from outside legal counsel and a financial advisor in evaluating and negotiating the terms of the merger agreement;

●	the current and historical market price of the Company’s common stock, including the fact that the $21.00 price to be paid for each share represents:

○	an implied enterprise value for the Company of approximately $1.34 billion, which represents multiples of 18.3x and 16.2x the Company’s EBITDA for the fiscal years ended January 31, 2016, and the projected fiscal year ending February 2, 2017, respectively;

○	a multiple of 35.6x the Company’s projected earnings per share for the fiscal year ending February 2, 2017;
○	a 25% premium to the closing price of $16.86 per share on May 6, 2016, the last full trading day before the merger was approved by the board and publicly announced;
○	a 32% premium to the 90-day weighted average stock price of $15.95 per share;
○	a 60% premium to the 52-week low (on November 18, 2015) stock price of $13.15 per share; and
○	a price per share of the Company’s common stock that was unlikely to be achieved in the near term given that the Company is still in the process of refining its new store performance and the risks associated with transitioning to a more franchise-based business model, the near term operational and financial risks associated with this strategy especially given the plans to shift toward a more franchise-based business model, and the inherent challenges with respect to operating interrelated retail shop and consumer packaged goods platforms;

●	the fact that the merger consideration to be paid pursuant to the merger agreement was the result of arms’-length negotiations conducted between Mr. Morgan, Chairman of the board, on behalf of and in continuous consultation with the board, and representatives of JAB Holdings, including multiple price increases by JAB Holdings from its initial indication to acquire the Company at a price of $18.75 per share on November 5, 2015;

●	the board’s belief that the merger consideration of $21.00 per share was compelling and was the highest price per share of common stock that JAB Holdings was presently willing to pay for the Company’s common stock and that the negotiations with JAB Holdings had resulted in the highest price reasonably available to the Company under the circumstances;

●	the board’s belief that the merger was a superior alternative to the other potential strategic alternatives available to the Company, including alternative stand-alone operating strategies and other potential strategic partnerships, in each case, considering the potential shareholder value that might result from such alternatives, as well as the feasibility of such alternatives and the risks and uncertainties associated with pursuing such alternatives;

●	the Company’s short-term and long-term financial projections and the risks associated with the Company’s ability to meet such projections, including the challenging near-to-intermediate-term operating environment for the Company’s strategy to shift toward a more franchise-based business model, the potential cash flow and earnings impacts that may be experienced by the Company in executing such strategy, and other risks and uncertainties described in the Company’s SEC filings;

●	the board’s belief that the Company is unlikely to achieve a sustainable trading price for its common stock in excess of the $21.00 per share merger consideration within the foreseeable future given the Company’s high trading multiple compared to other quick service restaurants, its projected near-term financial performance (including earnings and cash flow/EBITDA growth rates), and its ability to sustain its earnings and cash flow/EBITDA growth rates and trading multiple;

●	the board’s belief that JAB Holdings credibly stated that it would rescind any proposal if the Company contacted any third parties in an attempt to generate competing proposals;
●	the board’s belief, based on, among other things, its familiarity with the Company’s business, the markets in which the Company operates, and the views expressed by Wells Fargo Securities, that there was a limited likelihood that a strategic buyer would be interested in pursuing a transaction with the Company and given the financial models typically employed by financial buyers in evaluating potential transactions, which require certain hurdle rates of return on investments, it was unlikely that a financial buyer would be interested in making a fully financed, non-contingent offer to acquire the Company at a price per share greater than $21.00;

●	the board’s belief that any such other potentially interested parties would have the opportunity to submit a competing proposal, if they so desired, during the significant period between the announcement of the execution of the merger agreement and the shareholder vote to approve the merger;

●	the fact that the merger is not subject to a financing condition and, in particular, that JAB Holdings had obtained a financing commitment from Barclays to provide an aggregate of $500 million of funding for the transaction and that JAB Holdings had represented that it has and will have sufficient cash funds for the entire amount of merger consideration and other fees and expenses payable in connection with the transactions contemplated by the merger agreement and any obligations of the surviving corporation or its subsidiaries that become payable in connection with or as a result of such transactions;

●	the fact that JAB Holdings, a creditworthy entity with substantial assets, a significant portion of which are liquid and unencumbered, and an investment-grade credit rating, is a party to the merger agreement and will be directly liable to the Company for the payment and performance of the merger agreement by Parent and Merger Sub and liable for all of Parent’s and Merger Sub’s covenants and other obligations under the merger agreement;

●	the fact that there are no foreseeable regulatory impediments to the consummation of the merger and that JAB Holdings had committed to use its reasonable best efforts to obtain regulatory clearances without any limitations;

●	the financial analysis reviewed by representatives of Wells Fargo Securities with the board at its meeting on May 7, 2016, as well as the oral opinion of Wells Fargo Securities to the board (which was subsequently confirmed in writing by delivery of Wells Fargo Securities’ written opinion dated May 7, 2016) as to, as of May 7, 2016, the fairness, from a financial point of view, to the holders of the Company’s common stock, of the consideration to be received by the holders of the Company’s common stock in the merger pursuant to the merger agreement;

●	the proven ability and track record of JAB Holdings and its affiliates to complete acquisition transactions on agreed upon terms, including recent acquisitions of Keurig Green Mountain, Inc., Einstein Noah Restaurant Group, Inc., Mondelēz International Inc.’s coffee business, D.E. Master Blenders 1753 B.V., Caribou Coffee Company, and Peet’s Coffee & Tea, Inc. by affiliates of JAB Holdings;

●	the fact that the merger consideration will be paid in cash, providing certainty, near-term value, and liquidity to the Company’s shareholders;
●	the general terms and conditions of the merger agreement, including:

○	the parties’ representations, warranties, and covenants;
○	the Company’s ability, under certain circumstances, to furnish information to and conduct negotiations with a third party that has made an acquisition proposal (as defined in the merger agreement and described under “The Merger Agreement—Ability to Change Board Recommendation”), if the board determines in good faith, after consultation with the Company’s outside counsel and financial advisors, that (i) the failure to take such action would reasonably be expected to be inconsistent with the board’s fiduciary duties under North Carolina law and (ii) such acquisition proposal either constitutes a superior proposal (as defined in the merger agreement and described under “The Merger Agreement—No Solicitation of Other Offers”) or could reasonably be expected to result in a superior proposal;

○	the fact that, in certain circumstances, the board is permitted to change its recommendation that the Company’s shareholders approve the merger agreement and terminate the merger agreement to enter into an agreement with respect to a superior proposal, subject to the payment to JAB Holdings of a termination fee of $42,000,000 in connection with the termination of the merger agreement or change of the board’s recommendation;

○	the board’s belief, after consulting with its outside advisors, that the Company’s obligation to pay JAB Holdings a termination fee of $42,000,000, or approximately 3.1% of the aggregate equity value of the transaction, if the merger agreement is terminated under certain circumstances, and JAB Holdings’ matching rights were reasonable and would not discourage other potential acquirors from making an alternative proposal to acquire the Company;

○

the limited conditions to the consummation of the merger and the likelihood of closing and the fact that no third-party consents and only HSR approval is required to consummate the merger and the expectation that such approvals will be obtained; and

○

the fact that if Parent, Merger Sub, or JAB Holdings fails, or threatens to fail, to satisfy its obligations under the merger agreement, the Company is entitled to specifically enforce the merger agreement, in addition to any other remedies to which the Company may be entitled;

●

the structure of the transaction as a merger will result in detailed public disclosure and ample time prior to consummation of the merger during which an unsolicited superior proposal could be submitted;

●

the anticipated timing of the consummation of the transactions contemplated by the merger agreement and the structure of the transaction as a merger, which could be completed in a reasonable timeframe and in an orderly manner; and

●

the fact that the potential for closing the merger in a reasonable timeframe could reduce the period during which the Company’s business would be subject to the potential uncertainty of closing and related disruption.

The Company’s board also considered the potential risks of the merger and other potentially adverse factors, including the following:

●

the fact that, as a result of the merger, our shareholders will lose the opportunity to realize the potential long-term value of a successful execution of the Company’s current strategy as a public company, which value may or may not be greater in terms of present value than the merger price;

●

the fact that the $21.00 price to be paid for each share represents less than the 10-year high intraday sale price of the Company’s common stock of $26.51 per share on March 21, 2013 and that the Company’s common stock traded above $21.00 in the first half of 2015;

●

the fact that the Company decided not to engage in a competitive bid process or other broad solicitation of interest, which decision by the board, however, was informed by (i) the price and premium proposed by JAB Holdings, (ii) the fact that, in the board’s view, JAB Holdings had credibly stated that it would rescind any proposal if the Company contacted any third parties in an attempt to generate competing proposals, (iii) the board’s concern regarding increased risk of leaks if the Company contacted third parties regarding a potential transaction, (iv) the views expressed by Wells Fargo Securities that there was a limited likelihood that a strategic buyer would be interested in pursuing a transaction with the Company and that, given the financial models typically employed by financial buyers in evaluating potential transactions, which require certain hurdle rates of return on investments, it was unlikely that a financial buyer would be interested in making a fully financed, non-contingent offer to acquire the Company at a price per share greater than $21.00, and (v) the fact that, because the transaction is structured as a merger, potentially interested parties could submit a superior proposal during the significant period of time between the announcement of the execution of the merger agreement and the shareholder vote to approve the merger;

●

that certain terms of the merger agreement prohibit the Company from actively soliciting third-party bids and from accepting, approving, or recommending third-party bids except in very limited circumstances, which terms could reduce the likelihood that other potential acquirers would propose an alternative transaction that may be more advantageous to the Company’s shareholders;

●

the fact that the merger might not be consummated in a timely manner or at all, as a result of a failure to satisfy certain conditions, including the approval by the Company’s shareholders and the condition requiring the expiration or termination of the waiting period (or any extensions thereof) under the HSR Act;

●

the restrictions on the conduct of the Company’s business prior to the consummation of the merger, which may delay or prevent the Company from undertaking business opportunities that may arise or any other action that it might otherwise take with respect to the operations of the Company;

●	the fact that receipt of the merger consideration generally will be taxable to our shareholders for U.S. federal income tax purposes;

●

the significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required to complete the transactions contemplated by the merger agreement, which may disrupt the Company’s business operations;

●	the potential impact on the Company’s business of any negative reaction by customers, suppliers, or other constituencies after the announcement of the merger;

●	the possible loss of key management or other personnel of the Company during the pendency of the merger;

●	the risk to the Company’s business, sales, operations, and financial results in the event that the merger is not consummated;

●

the termination fee payable to JAB Holdings upon the occurrence of certain events, including the potential of such termination fee to deter other potential acquirers from proposing an alternative transaction that may be more advantageous to the Company’s shareholders;

●

the requirement under the merger agreement that, unless the merger agreement is terminated by the Company in certain circumstances in order to accept a superior proposal, the Company’s obligation to hold the special meeting shall not be affected by any alternative proposal, change in circumstance, or recommendation change (See “The Merger Agreement—Proxy Statement, Board Recommendation and Shareholders Meeting”); and

●	under the North Carolina Business Corporations Act, no appraisal rights will be available to shareholders in connection with the merger.

The board concluded that the risks, uncertainties, restrictions, and potentially adverse factors associated with the merger were greatly outweighed by the potential benefits of the merger.

The foregoing discussion of the board’s reasons for its recommendation that shareholders approve the merger agreement and the transactions contemplated thereby is not meant to be exhaustive, but addresses the material information and factors considered by the board in consideration of its recommendation. In view of the wide variety of factors considered by the board in connection with the evaluation of the merger and the complexity of these matters, the board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. Rather, the members of the board made their determinations and recommendations based on the totality of the information presented to them, and the judgments of individual members of the board may have been influenced to a greater or lesser degree by different factors. In arriving at their respective recommendations, the members of the board knew of the interests of executive officers and directors of the Company as described under “The Merger— Interests of Our Directors and Executive Officers in the Merger.”

The board unanimously recommends that you vote “FOR” the approval of the merger agreement.

Certain Financial Projections

The Company does not, as a matter of course, publicly disclose forecasts or internal projections as to future performance or results of operations beyond the current or proximate fiscal year due to the inherent unpredictability of the underlying assumptions and estimates. In connection with the evaluation of the merger, management prepared updated long-range, non-United States generally accepted accounting principles (“GAAP”) financial forecasts regarding our anticipated future operations, which we refer to as “financial projections.” Our management provided the financial projections to the board of directors of the Company, the Company’s financial advisor, and JAB Holdings in connection with their evaluation of the proposed merger.

The financial projections were not prepared with a view toward public disclosure or with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or GAAP. Neither the Company’s independent registered public accounting firm nor any other independent accountants have compiled, examined or performed any procedures with respect to the financial projections included below, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The financial projections are being provided in this proxy statement only because the Company made them available to its board of directors and financial advisors and, later in the process, to JAB Holdings in connection with the process of the transaction described herein and is not included in this proxy statement in order to influence any shareholder of the Company to vote in favor of the merger or for any other purpose.

The financial projections estimate revenues, EBITDA (earnings before interest, taxes, depreciation and amortization), income from operations (also referred to as EBIT), net income and diluted earnings per share for fiscal years 2017 through 2023. In addition, the financial projections include estimates for cash flow from operations, capital expenditures and free cash flow for the same period.

In preparing the financial projections, management made a number of assumptions, including, but not limited to the following:

●

domestic same-store sales and the consumer packaged goods business grow at a low, single-digit rate each year, and international, same-store sales continue to be negative, driven by the Company’s development approach;

●

modest operating margin expansion in each of the Company Shop, Domestic Franchise and International Franchise segments, while operating margins within the Supply Chain segment contract to the mid-teens over the next few years;

●	the Company’s net operating loss carryforward would be fully utilized by the end of fiscal year 2019; and

●	free cash flow plus the incurring of $280 million of additional indebtedness is utilized to repurchase a significant amount of the Company’s outstanding shares of stock.

The financial projections reflect numerous estimates and other assumptions made by management with respect to general business, economic, competitive, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond our control. Because the financial projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year, and therefore, are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The assumptions upon which the financial projections were based necessarily involve subjective judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. The financial projections also reflect assumptions as to certain business decisions that are subject to change. Furthermore, the financial projections do not take into account any circumstances or events occurring after the date they were prepared, including the announcement of the potential acquisition of the Company by Parent pursuant to the merger agreement or our compliance with our covenants under the merger agreement. Important factors that may affect actual results and result in the financial projections not being achieved include, but are not limited to, the risk factors described in our annual report on Form 10-K for the fiscal year ended January 31, 2016, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, the financial projections may be affected by our ability to achieve strategic goals, objectives and targets over the applicable period.

The inclusion of the financial projections in this proxy statement should not be regarded as an indication that the Company or its representatives then considered, or now consider, such financial projections to be necessarily predictive of actual future events, and this information should not be relied upon as such. Neither the Company, its financial advisor nor any of its affiliates, or representatives intends to, and each of them disclaims any obligation to, update, revise or correct the financial projections if any of such projections becomes inaccurate (even in the short term).

The financial projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained in the Company’s public filings with the SEC.

The financial projections do not take into account any circumstances or events occurring after the date they were prepared, including the merger. Further, the financial projections do not take into account the effect of any failure of the merger to be consummated and should not be viewed as accurate or continuing in that context. Due to such factors, as well as the other risks and uncertainties described above, shareholders are cautioned not to place undue reliance on the financial projections included in this proxy statement.

The financial projections resulted in the following estimates of the Company’s future financial performance:

Projections ($ in millions, except diluted
earnings per share)
	Fiscal Year
	2017E	2018E	2019E	2020E	2021E	2022E	2023E
System-Wide New Shop Openings, Net(1)	169	159	224	244	269	299	324
Total Revenue(2)	$555.9	$595.0	$582.5	$646.6	$707.9	$772.9	$841.5
EBIT(3)	$64.4	$70.9	$75.9	$89.7	$102.6	$116.7	$131.6
EBITDA(3)	$82.2	$89.6	$90.0	$103.6	$116.8	$131.4	$146.8
Net Income(3)	$37.5	$40.7	$42.4	$49.7	$56.8	$64.6	$72.8
Diluted Earnings Per Share(3)	$0.59	$0.71	$0.86	$1.12	$1.36	$1.63	$1.91
____________________

(1)	The vast majority of these shops are assumed to be alternative shop-type formats. These figures also assume five company shop openings per year in fiscal years 2018 through 2023.
(2)	The decrease in fiscal 2019 is a result of the assumed sale of 51 currently Company-owned shops to franchisees. It is assumed that the Company will retain the CPG (Consumer Packaged Goods) portion in the case of any dual-channel shops.

(3)	Financial information has been prepared on a basis consistent with our historical GAAP financial statements, except for the fact that EBIT, EBITDA, Net Income, and Diluted Earnings Per Share for fiscal year 2019 exclude the effect of any potential one-time gain in conjunction with the sale of shops to franchisees.

EBITDA is a non-GAAP financial measure. Non-GAAP financial measures are not calculated in accordance with, and are not a substitute for financial measures calculated in accordance with, GAAP and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures, in that they exclude a variety of charges and credits that are required to be included in a GAAP presentation.

Cash Flow Information ($ in millions)
	Fiscal Year
	2017E	2018E	2019E	2020E	2021E	2022E	2023E
Cash Flow from Operations(1)	$85.1	$89.5	$52.1	$74.2	$81.7	$90.2	$99.0
Capital Expenditures	$37.0	$24.9	$22.2	$21.4	$21.6	$21.8	$22.0
Free Cash Flow	$48.1	$64.6	$29.9	$52.8	$60.1	$68.4	$77.0

Note: the above cash flow information excludes any proceeds received in conjunction with the selling of 51 shops to franchisees.
____________________

(1)	The financial projections assume the Company’s Net Operating Loss is fully utilized as of the end of fiscal year 2019.

Opinion of Wells Fargo Securities, LLC

On May 7, 2016, Wells Fargo Securities rendered its oral opinion to the Company’s board of directors (which was subsequently confirmed in writing by delivery of Wells Fargo Securities’ written opinion addressed to the Company’s board of directors dated May 7, 2016) as of May 7, 2016, as to, the fairness, from a financial point of view, to the holders of the Company’s common stock, of the merger consideration to be received by the holders of the Company’s common stock in the merger pursuant to the merger agreement.

Wells Fargo Securities’ opinion was for the information and use of our board of directors (in its capacity as such) in connection with its evaluation of the merger. Wells Fargo Securities’ opinion only addressed the fairness, from a financial point of view, to the holders of the Company’s common stock, of the merger consideration to be received by the holders of the Company’s common stock in the merger pursuant to the merger agreement and did not address any other aspect or implication of the merger or any agreement, arrangement or understanding entered into in connection therewith or otherwise. The summary of Wells Fargo Securities’ opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B to this proxy statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Wells Fargo Securities in connection with the preparation of its opinion. However, neither Wells Fargo Securities’ opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to our board of directors, any security holder of the Company or any other person as to how to vote or act with respect to any matter relating to the merger.

In arriving at its opinion, Wells Fargo Securities, among other things:

●	reviewed a draft, dated May 6, 2016, of the merger agreement;

●	reviewed certain publicly available information relating to the Company;

●

reviewed certain business and financial information relating to the business, operations, financial condition and prospects of the Company, including financial forecasts, projections and estimates relating to the future financial performance of the Company as prepared by and provided to Wells Fargo Securities by the management of the Company for the fiscal years ending 2017 through 2023 (which we refer to as the “financial projections”);

●	discussed with members of the management of the Company the business, operations, financial condition, and prospects of the Company and the merger;

●

compared certain business, financial, and other information regarding the Company with publicly available business, financial, and other information regarding certain companies with publicly traded equity securities that Wells Fargo Securities deemed relevant;

●	reviewed the publicly available financial terms of certain other business combinations and other transactions that Wells Fargo Securities deemed relevant; and

●	conducted such other financial studies, analyses, and investigations and considered such other information and factors as Wells Fargo Securities deemed appropriate.

In connection with its review, Wells Fargo Securities assumed and relied upon the accuracy and completeness of all of the financial and other information provided or otherwise made available to it, discussed with or reviewed by it, or that was publicly available, and Wells Fargo Securities did not independently verify the accuracy or completeness of any such information. With respect to the financial projections, Wells Fargo Securities was advised by the management of the Company and Wells Fargo Securities assumed that they were reasonably prepared in good faith and reflected the best currently available estimates, judgments and assumptions of the management of the Company as to the future financial performance of the Company. With the Company’s consent, Wells Fargo Securities assumed that the financial projections were a reasonable basis on which to evaluate the Company and the proposed merger and, at the Company’s direction, Wells Fargo Securities relied upon the financial projections for purposes of its analyses and opinion. Wells Fargo Securities expressed no view or opinion as to, any such forecasts, projections, or estimates or the judgments or assumptions upon which they were based. Wells Fargo Securities also assumed there were no material changes in the business, operations, financial condition and prospects of the Company since the respective dates of the most recent financial statements and other information provided to Wells Fargo Securities. In arriving at its opinion, Wells Fargo Securities did not conduct any physical inspection of any of the properties or assets and was not provided with any independent evaluations or appraisals of any of the assets or liabilities (contingent or otherwise) of the Company.

In rendering its opinion, Wells Fargo Securities, with the Company’s consent, assumed that the final form of the merger agreement, when signed by the parties thereto, would not differ from the draft reviewed by Wells Fargo Securities in any respect material to its analyses or opinion and that the merger would be consummated in accordance with the merger agreement, in compliance with all applicable laws and without waiver, modification or amendment of any material terms or conditions, and that, in the course of obtaining any necessary legal, regulatory or third-party consents or approvals for the merger, no delays, limitations, restrictions or conditions would be imposed that would have an adverse effect on the Company or the contemplated benefits of the merger. In addition, Wells Fargo Securities relied upon, without independent verification, the assessments of the management of the Company with respect to the risks associated with the Company’s existing and future products and services and business model.

Wells Fargo Securities’ opinion was necessarily based on economic, market, financial and other conditions existing, and information made available to Wells Fargo Securities, as of the date of its opinion. Although subsequent developments may affect its opinion, Wells Fargo Securities does not have any obligation to update, revise or reaffirm its opinion.

Wells Fargo Securities’ opinion only addressed the fairness, from a financial point of view, to the holders of the Company’s common stock of the merger consideration to be received by such holders in the merger pursuant to the merger agreement and did not address any other terms, aspects or implications of the merger or any agreements, arrangements or understandings entered into in connection therewith or otherwise. Furthermore, its opinion did not address the fairness (financial or otherwise) of the amount or nature of, or any other aspect relating to, any compensation to be received by any officers, directors or employees of any parties to the merger, or class of such persons, relative to the merger consideration or otherwise. Wells Fargo Securities did not express any view, opinion or interpretation as to matters that require legal, regulatory, accounting, insurance, tax, environmental, employee compensation or other similar professional advice. Wells Fargo Securities assumed that the Company had or would obtain such advice, opinions or interpretations from the appropriate professional sources. Furthermore, Wells Fargo

Securities, with the Company’s consent, relied upon the assessments of the Company and its advisors as to all legal, regulatory, accounting, insurance, tax and environmental matters with respect to the Company and the merger. Wells Fargo Securities’ opinion did not address the merits of the underlying decision by our board of directors or the Company to enter into the merger agreement or the relative merits of the merger as compared with alternative business strategies or transactions available to the Company or any other participant in the merger. Wells Fargo Securities’ opinion does not constitute a recommendation as to or otherwise address how the members of our board of directors, the holders of the Company’s common stock or any other person should vote or act in respect of the merger or any related matter.

Under the terms of its engagement, neither Wells Fargo Securities’ opinion nor any other advice or services rendered by it in connection with the proposed merger or otherwise, should be construed as creating, and Wells Fargo Securities will not be deemed to have, any fiduciary, agency or similar duty to our board of directors, the Company, the Parent, or any security holder or creditor of the Company, the Parent or any other person, regardless of any prior or ongoing advice or relationships. Under the terms of its engagement, Wells Fargo Securities was retained by the Company as an independent contractor and the opinion and other advice rendered by Wells Fargo Securities were provided solely for the use and benefit of our board of directors (in its capacity as such) in connection with its evaluation of the proposed merger. As a matter of state law, Wells Fargo Securities believes the opinion and other advice of Wells Fargo Securities may not be used or relied upon by any other person without its prior written consent. See e.g., Joyce v. Morgan Stanley, 538 F.3d 797 (7th Cir. 2008), HA2003 Liquidating Trust v. Credit Suisse Secs. (USA) LLC, 517 F.3d 454 (7th Cir. 2008) and Collins v. Morgan Stanley Dean Witter, 224 F.3d 496 (5th Cir. 2000). By limiting the foregoing statement to matters of state law, Wells Fargo Securities is not, and should not be deemed to be, admitting that Wells Fargo Securities has any liability to any persons with respect to its advice or opinion under the federal securities laws. Furthermore, such statement is not intended to affect the rights and responsibilities of our board of directors under governing state law or the federal securities laws. Any claims under the federal securities laws against Wells Fargo Securities or our board of directors will be subject to adjudication by a court of competent jurisdiction.

In preparing its opinion to our board of directors, Wells Fargo Securities performed a variety of analyses, including those described below. The summary of Wells Fargo Securities’ analyses is not a complete description of the analyses underlying Wells Fargo Securities’ opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Wells Fargo Securities’ opinion nor its underlying analyses is readily susceptible to summary description. Wells Fargo Securities arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. Accordingly, Wells Fargo Securities believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Wells Fargo Securities’ analyses and opinion.

In performing its analyses, Wells Fargo Securities considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Wells Fargo Securities’ analyses for comparative purposes is identical to the Company or the proposed merger and an evaluation of the results of those analyses is not entirely mathematical. The financial analyses performed by Wells Fargo Securities were performed for analytical purposes only and are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Company.

While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Wells Fargo Securities did not make separate or quantifiable judgments regarding individual analyses. Much of the information used in, and accordingly the results of, Wells Fargo Securities’ analyses are inherently subject to substantial uncertainty. Wells Fargo Securities’ opinion was only one of many factors considered by our board of directors in evaluating the proposed merger. Neither Wells Fargo Securities’ opinion nor its analyses were determinative of the merger consideration or of the views of our board of directors or management with respect to the merger or the merger consideration. The type and amount of consideration payable in the merger were determined through negotiation between the representatives of the Company and the representatives of the Parent, and the decision to enter into the merger agreement was solely that of our board of directors.

The following is a summary of certain of the financial analyses performed by Wells Fargo Securities in connection with the preparation of its opinion and reviewed with our board of directors on May 7, 2016. The summary does not contain all of the financial data that holders of the Company’s common stock may want or need for purposes of making an independent determination of fair value. Holders of the Company’s common stock are encouraged to consult their own financial and other advisors before making any investment decision in connection with the proposed merger. The order of the analyses summarized below does not represent relative importance or weight given to those analyses by Wells Fargo Securities. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create an incomplete view of Wells Fargo Securities’ analyses.

For purposes of its analyses, Wells Fargo Securities reviewed a number of financial metrics, including the following:

●

Adjusted EBITDA—generally the amount of the relevant company’s earnings before interest, taxes, depreciation, amortization, any non-recurring items and earnings attributable to non-controlling interests for a specified time period.

●	EBITDA—generally the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization for a specified time period.
●

Enterprise Value—generally the value as of a specified date of the relevant company’s outstanding equity securities (taking into account outstanding options and other securities convertible, exercisable or exchangeable into or for equity securities of the company) plus the value as of such date of its net debt (the value of its outstanding indebtedness, capital lease obligations and non-controlling interests less the amount of cash and cash equivalents on its balance sheet).

Unless the context indicates otherwise, (i) the enterprise values used in the selected companies analyses described below were calculated using the market price of the common stock of the selected companies listed below as of May 6, 2016, (ii) the relevant values for the selected transactions analysis described below were calculated on an enterprise value basis based on the consideration proposed to be paid in the selected transactions, and (iii) the estimates of the future financial performance of the Company relied upon for the financial analyses described below were based on the financial projections, and estimates of the future financial performance for the selected companies listed below were based on certain publicly available research analyst estimates for those companies.

Selected Companies Analysis

Wells Fargo Securities reviewed certain data for selected companies with publicly traded equity securities that Wells Fargo Securities deemed relevant. The selected companies were selected because they were deemed by Wells Fargo Securities to be similar to the Company in one or more respects.

The financial data reviewed included:

●	Enterprise Value as a multiple of estimated EBITDA for the calendar year 2016, or “CY 2016E EBITDA”;
●	Enterprise Value as a multiple of projected EBITDA for the calendar year 2017, or “CY 2017P EBITDA”;

●	Share price as a multiple of estimated earnings per share for the calendar year 2016, or “CY 2016E EPS”; and
●	Share price as a multiple of projected earnings per share for the calendar year 2017, or “CY 2017P EPS.”

The selected companies and mean, median, high and low of such financial data for the selected companies were:

Dunkin’ Brands Group, Inc.
Panera Bread Company
The Wendy’s Company
Jack in the Box Inc.
Papa John’s International Inc.
Sonic Corp.
Popeyes Louisiana Kitchen, Inc.
Bojangles’, Inc.

Enterprise Value /	Mean	Median	High	Low
CY 2016E EBITDA	12.6x	13.1x	14.3x	9.8x
CY 2017P EBITDA	11.8x	12.2x	13.5x	9.6x
CY 2016E EPS	24.3x	24.4x	31.5x	18.4x
CY 2017P EPS	21.4x	21.1x	26.9x	16.9x

Taking into account the results of the selected companies analysis, Wells Fargo Securities applied a multiple range of 12.0x to 14.0x based on the CY 2016E EBITDA multiples for the selected companies to the Company’s estimated EBITDA for the fiscal year ending January 31, 2017, or “FY 2017E EBITDA”; a multiple range of 11.0x to 13.0x based on the CY 2017P EBITDA multiples for the selected companies to the Company’s projected EBITDA for the fiscal year ending January 31, 2018, or “FY 2018P EBITDA”; a multiple range of 25.0x to 30.0x based on the CY 2016E EPS multiples for the selected companies to the Company’s estimated earnings per share for the fiscal year ending January 31, 2017, or “FY 2017E EPS”; and a multiple range of 20.0x to 25.0x based on the CY 2017P EPS multiples for the selected companies to the Company’s projected earnings per share for the fiscal year ending January 31, 2018, or “FY 2018P EPS.” The selected companies analysis indicated implied valuation reference ranges per share of $15.61 to $18.15 based on the Company’s FY 2017E EBITDA, $15.59 to $18.36 based on the Company’s FY 2018P EBITDA, $14.79 to $17.73 based on the Company’s FY 2017E EPS, and $14.34 to $17.89 based on the Company’s FY 2018P EPS, as compared to the proposed merger consideration in the merger pursuant to the merger agreement of $21.00 per share.

Selected Transactions Analysis

Wells Fargo Securities considered certain financial terms of certain transactions involving target companies that Wells Fargo Securities deemed relevant. The selected transactions were selected because they involved target companies that were deemed by Wells Fargo Securities to be similar to the Company in one or more respects.

The financial data reviewed included Enterprise Value as a multiple of Adjusted EBITDA for the last twelve months prior to the announcement of the applicable transaction (“LTM Adjusted EBITDA”).

The selected transactions and mean, median, high and low of such financial data for the selected transactions were:

Closed Date	Target	Acquiror
6/2015	Del Taco Restaurants, Inc.	Levy Acquisition Corp
12/2014	Tim Hortons Inc.	Burger King Worldwide, Inc.
11/2014	Einstein Noah Restaurant Group, Inc.	JAB Holdings Company
1/2013	Caribou Coffee Company, Inc.	JAB Holdings Company
12/2012	Teavana Holdings, Inc.	Starbucks Corporation
10/2012	Peet’s Coffee & Tea, Inc.	JAB Holdings Company
7/2012	PF Chang’s China Bistro, Inc.	Centerbridge Partners
7/2011	California Pizza Kitchen, Inc.	Golden Gate Capital
7/2011	Arby’s Restaurant Group, Inc.	Roark Capital
10/2010	Burger King Worldwide, Inc.	3G Capital
7/2010	CKE Restaurants Inc.	Apollo Global Management

Enterprise Value/	Mean	Median	High	Low
LTM Adjusted EBITDA	11.1x	8.9x	21.3x	6.5x

Taking into account the results of the selected transactions analysis, Wells Fargo Securities applied a multiple range of 11.5x to 15.5x based on the LTM Adjusted EBITDA multiples for the target companies in the selected transactions to the Company’s Adjusted FY 2016 EBITDA. The selected transactions analysis indicated an implied valuation reference range per share of $13.33 to $17.85, as compared to the proposed merger consideration in the merger pursuant to the merger agreement of $21.00.

Discounted Cash Flow Analysis

Wells Fargo Securities performed a discounted cash flow analysis of the Company by calculating the estimated net present value of the projected unlevered, after-tax free cash flows of the Company based on the financial projections. For purposes of the discounted cash flow analyses, Wells Fargo Securities applied perpetuity growth rates ranging from 2.0% to 4.0% and discount rates ranging from 9.0% to 10.0%. The discounted cash flow analysis indicated an implied valuation reference range per share of $13.75 to $20.39, as compared to the proposed merger consideration in the merger pursuant to the merger agreement of $21.00.

Other Matters

Wells Fargo Securities was engaged by the Company as its financial advisor in connection with a potential sale or other strategic transaction involving a change-in-control of the Company. The Company engaged Wells Fargo Securities based on its experience and reputation. Wells Fargo Securities is regularly engaged to provide investment banking and financial advisory services in connection with mergers and acquisitions, financings, and financial restructurings. Wells Fargo Securities became entitled to an opinion fee of $2,000,000 upon the rendering of its opinion. Wells Fargo Securities will become entitled to receive a transaction fee, currently estimated to be approximately $11,400,000 based on the implied value of the proposed merger, upon the closing of the merger against which the opinion fee will be creditable to the extent previously paid. In addition, the Company agreed to reimburse Wells Fargo Securities for certain expenses and to indemnify Wells Fargo Securities and certain related parties against certain liabilities that may arise out of Wells Fargo Securities’ engagement.

Wells Fargo Securities and its affiliates provide a full range of investment banking and financial advisory services, securities trading and brokerage services and lending services. In the ordinary course of business, Wells Fargo Securities and its affiliates may hold long or short positions, and may trade or otherwise effect transactions, for its and its affiliates’ own accounts and for the accounts of customers, in the equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, Parent, JAB Holdings and their respective affiliates, as well as provide investment banking and other financial services to such companies and entities. Wells Fargo Securities and its affiliates, including Wells Fargo Bank, N.A., have in the past provided investment banking and other financial services to the Company and may in the future provide investment banking and other financial services to the Company, Parent, JAB Holdings and certain of their respective affiliates for which Wells Fargo Securities and its affiliates would expect to receive compensation. Wells Fargo Securities, or one or more of its affiliates, are lenders to or participants in the credit facilities of the Company and certain affiliates of JAB Holdings.

Delisting and Deregistration of the Company’s Common Stock

Following consummation of the merger, the registration of the Company’s common stock and our reporting obligations with respect to our common stock under the Exchange Act will be terminated upon application to the SEC. In addition, following consummation of the merger, shares of our common stock will no longer be listed on any stock exchange, including the NYSE.

Accounting

Parent will account for the merger as a “purchase business combination,” as that term is used under GAAP, for accounting and financial reporting purposes. Under purchase accounting, our assets (including identifiable intangible assets) and liabilities (including contracts and other commitments) as of the effective time of the merger will likely be recorded at their respective fair values. Any excess of purchase price over assets acquired and liabilities assumed will be recorded as goodwill. Financial statements issued after the merger would reflect these fair values and would not be restated retroactively to reflect our historical financial position or results of operations.

Effects on the Company if the Merger is not Completed

If our shareholders do not approve the merger agreement, or if the merger is not consummated for any other reason, shareholders will not receive any payment for their shares of the Company’s common stock in connection with the merger. Instead, the Company will remain a public company and our common stock will continue to be listed and traded on the NYSE. In addition, if the merger is not consummated, we expect that management will operate the business in a manner similar to that in which it is being operated today and that our shareholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, general industry, economic, regulatory, and market conditions. Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of the Company’s common stock. From time to time, our board of directors will evaluate and review, among other things, our business operations, properties, dividend policy and capitalization and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance shareholder value. If our shareholders do not approve the merger agreement, or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to the Company will be offered, or that the business, prospects or results of operations of the Company will not be adversely impacted. We may also be required to pay the termination fee as described under “The Merger Agreement—Termination Fee” beginning on page 69.

Interests of Our Directors and Executive Officers in the Merger

In considering the recommendation of our board of directors with respect to the merger, you should know that some of our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally. These interests may present such directors and executive officers with actual or potential conflicts of interest, and these interests, to the extent material, are described below. Our board of directors knew of these interests and considered them, among other matters, in adopting and approving the merger agreement and the merger.

Treatment of Outstanding Stock Options and Share Units

At least five days prior to the effective time of the merger, we will take all necessary action to accelerate the vesting of each outstanding stock option and provide each holder of such stock option the opportunity to exercise such stock option during such five-day period. At the effective time of the merger, each stock option outstanding immediately prior to the effective time of the merger (whether vested or unvested) will be cancelled and converted into the right to receive, as soon as reasonably practicable after the effective time of the merger, but in no event later than 15 business days following the effective time of the merger, with respect to each share of the Company’s common stock subject to such stock option, a cash payment equal to the excess, if any, of $21.00 over the exercise price per share of such stock option, without interest and subject to applicable tax withholding.

At the effective time of the merger, each share unit outstanding or payable as of immediately prior to the effective time of the merger (whether vested or unvested) will be cancelled and converted into the right to receive, as promptly as reasonably practicable following the effective time of the merger, but in no event later than fifteen business days following the effective time of the merger with respect to each share of the Company’s common stock subject to such award, a cash payment equal to the product of (x) the number of shares of the Company’s common stock subject to such share unit and (y) $21.00, without interest and subject to applicable tax withholding; provided that the number of shares of the Company’s common stock subject to each share unit that is subject to performance-based vesting will be determined based on the level of achievement of such performance condition through the closing of the merger measured, in a manner that is consistent with our past practice regarding the methodology for such measurement, or if greater, the target number of shares of the Company’s common stock subject to such share unit.

Payments for Unvested Stock Options and Share Units

The following table sets forth the amounts that each director and each executive officer of the Company would receive with respect to unvested stock options and share units, if any, assuming the completion of the merger occurred on June 22, 2016. These payments will be made in a lump sum cash payment as soon as reasonably practicable after the effective time of the merger, but in no event later than fifteen business days following the effective time of the merger. The number of vested options beneficially owned as of June 22, 2016, by each individual listed in the table below is included in the “Security Ownership of Certain Beneficial Owners” table beginning on page 71.

Estimated Payments for Unvested Stock Options and Share Units Table

	Aggregate	Aggregate
	Amount	Amount
	Payable	Payable
	for	for
	Unvested	Unvested
	Stock	Share
	Options	Units
Directors and Executive Officers	($)(1)	($)(2)
Directors
Tim E. Bentsen	—	119,994
Charles A. Blixt	—	119,994
Lynn Crump-Caine	—	119,994
Carl E. Lee, Jr.	—	119,994
C. Stephen Lynn	—	119,994
Robert S. McCoy, Jr.	—	119,994
James H. Morgan	—	173,985
Andrew J. Schindler	—	119,994
Michael H. Sutton(3)	—	—
Lizanne Thomas	—	119,994
Togo D. West, Jr.(4)	—	—

Executive Officers
Tony N. Thompson	80,017	2,705,178
Cathleen D. Allred	486	481,383

	Aggregate	Aggregate
	Amount	Amount
	Payable	Payable
	for	for
	Unvested	Unvested
	Stock	Share
	Options	Units
Directors and Executive Officers	($)(1)	($)(2)
G. Price Cooper, IV	—	2,284,863
Daniel L. Beem	15,799	619,269
Thomas E. Kuharcik	—	772,821
Douglas R. Muir(5)	—	—
Cynthia A. Bay(6)	—	—
____________________

(1)	These amounts represent the estimated intrinsic value of unvested stock options that are cancelled and cashed out in connection with the merger. “Intrinsic value” refers to the excess of the aggregate fair value of the per-share merger consideration over the aggregate exercise price of stock options held by the executive officer or director that were unvested as of June 22, 2016. These amounts are payable pursuant to the merger agreement on a single-trigger basis and the payments are not conditioned upon termination of employment. These payments will be made in a lump sum cash payment as soon as reasonably practicable after the effective time of the merger but in no event later than fifteen business days following the effective time of the merger (less applicable withholding taxes).

(2)	These amounts represent the estimated intrinsic value of unvested share units that are cancelled and cashed out in connection with the merger. “Intrinsic value” refers to the product of (x) the number of shares of the Company’s common stock subject to such share units held by the executive officer or director that were unvested as of June 22, 2016, and (y) the per-share merger consideration. These amounts are payable pursuant to the merger agreement on a single-trigger basis and the payments are not conditioned upon termination of employment. These payments will be made in a lump sum cash payment as soon as reasonably practicable after the effective time of the merger, but in no event later than fifteen business days following the effective time of the merger (less applicable withholding taxes). The number of shares subject to each share unit that is subject to performance-based vesting was determined by the greater of (x) the level of achievement of such performance condition through June 22, 2016, and (y) the target number of shares subject to such share unit, which was the target number of shares subject to each share unit.

(3)	Mr. Sutton retired from the Board of Directors as of the annual meeting on June 17, 2015.
(4)	Mr. West retired from the Board of Directors as of the annual meeting on June 17, 2015.

(5)	Mr. Muir’s employment with the Company terminated on April 30, 2015.
(6)	Ms. Bay’s employment with the Company terminated on March 31, 2016.

Employment Agreements

We have employment agreements with each of our executive officers (other than Ms. Bay and Mr. Muir, each whose employment has terminated). If the executive officer’s employment is terminated by us without cause (as defined in each agreement) or by an executive officer for good reason (as defined in each agreement), in each case, within two years following a change in control, such executive officer generally is entitled to the following:

●	an amount equal to his or her current annual base salary and accrued unused vacation through the termination date, paid on the Company’s normal payroll payment date;

●	an amount equal to two times the sum of his or her base salary and his or her target annual bonus for the year of termination, paid in a lump sum 60 days following the date of termination;

●

a bonus for the year of termination, payable within 60 days following the date of termination, equal to the executive officer’s target annual bonus for such year pro-rated for the number of full months during the bonus year prior to the date of termination; and

●

continued medical benefits for up to 18 months after the date of termination with the Company reimbursing the executive officer for the difference between the COBRA premium amount and the premium amount payable by active employees.

The employment agreements provide that each executive officer is subject to a non-compete provision during the term of his or her employment and for a period of one year following the date of termination and is subject to a non-solicitation provision during the term of his or her employment and for a period of two years following the date of termination. If the employment of an executive officer is terminated for good reason or without cause following a change in control, the executive officer is entitled to any amounts payable, as described above, only if the executive officer has not breached and does not breach the non-compete and non-solicitation provisions in the employment agreement and executes a release of claims and does not revoke such release.

The employment agreements include a modified cutback provision which provides that excess parachute payments will be cut back to the “safe harbor amount,” but only if such a reduction would put the executive officer in a better after-tax position absent such a reduction after taking into account the applicable 20% excise tax on such excess parachute payments.

Retention Initiatives

Parent and the Company agreed in the merger agreement that they will negotiate in good faith the terms and conditions of a retention plan and a plan for awarding cash bonuses in connection with the consummation of the merger by June 22, 2016, pursuant to which certain of the Company’s executive officers may be granted the opportunity to earn a retention or cash bonus award; provided that, if the Company and Parent fail to successfully negotiate such plans within that time, the Company may adopt a retention plan, without the consent of Parent, where the amount payable, in the aggregate, does not exceed $3,000,000. While the amount of any such executive officer’s potential retention and/or transaction bonus, if any, has not yet been determined, the Company does not currently expect the aggregate amount of such retention plan to exceed $3,000,000.

The Company’s Director Compensation Arrangements and Other Interests

The non-employee members of our board of directors are independent of and have no economic interest or expectancy of an economic interest in JAB Holdings or its affiliates, and will not retain an economic interest in the surviving corporation or JAB Holdings following the merger. In accordance with the terms of the merger agreement, effective as of the effective time of the merger, the directors of Merger Sub, who are appointed by JAB Holdings, will automatically replace the existing directors of the Company. The directors of Merger Sub are employees of JAB Holdings who have no current affiliation with the Company.

Employee Benefits

For a period of one year following the effective time of the merger, Parent will cause the surviving corporation and its subsidiaries to provide each employee of the Company and any subsidiary who continues to be employed by the surviving corporation or any subsidiary thereof with compensation, severance benefits, other employee benefits, health and welfare benefits and benefits under any 401(k) plan that are at least substantially comparable in the aggregate to that provided to such continuing employees immediately prior to the effective time of the merger.

Parent has also agreed that continuing employees will be credited for service with the Company prior to the effective time of the merger under any severance, health or welfare benefit, 401(k) plan or other benefit plan of Parent and/or the surviving corporation or any of their respective subsidiaries following the effective time of the merger to the extent that such service is relevant under such plans and recognized under corresponding Company plans prior to the effective time of the merger; provided that the foregoing will not apply to the extent that its application would result in a duplication of benefits; provided, further, that the foregoing will not apply for benefit accrual purposes under any defined benefit pension plan or retiree medical plan.

Additionally, Parent has agreed to waive any pre-existing condition and eligibility limitations for continuing employees under health and welfare plans of Parent and/or the surviving corporation or any of their respective subsidiaries for the plan year in which the merger occurs and give effect, in determining any deductibles and maximum out of pocket limitations, to claims incurred, amounts paid by, and amounts reimbursed to, continuing employees under similar plans maintained by the Company and its subsidiaries immediately prior to the effective time of the merger.

Parent has also agreed to honor, and to cause its subsidiaries to honor, each Company compensation and benefit plan and all obligations thereunder, including any rights or benefits arising as a result of the transactions contemplated under the merger agreement (either alone or in combination with any other event, including termination of employment) in accordance with its terms.

Additionally, the Company or its subsidiaries, as applicable, will continue to administer each annual incentive plan with respect to any year prior to the effective time of the merger, if any, with respect to the annual bonus for which any employee of the Company or any of its subsidiaries is eligible under such plan in accordance with its terms consistent with past practices in the ordinary course of business.

Other Interests

As of the date of this proxy statement, other than the arrangements discussed in this proxy statement, none of the Company’s executive officers has entered into any agreement with Parent regarding employment with, or compensation from, the surviving corporation or Parent following the completion of the merger.

Merger-Related Compensation

The following table and the related footnotes present information about the compensation payable to the named executive officers of the Company in connection with the merger. The compensation shown in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each named executive officer that is based on or otherwise relates to the merger. Such compensation is subject to a nonbinding advisory vote of the shareholders of the Company at the special meeting, as described in this proxy statement under “Merger-Related Compensation Proposal” beginning on page 22. The cash disclosure provided by this table is quantified assuming that the merger closed, and that each individual’s service was terminated without cause or such individual resigned with good reason, on June 22, 2016, the latest practicable date prior to the filing of this proxy statement. The equity disclosure provided by this table is quantified assuming that the merger closed on June 22, 2016. None of our named executive officers are entitled to any pension or non-qualified deferred compensation benefits enhancements, tax reimbursement payments, or any other forms of compensation that are based on or otherwise related to the merger.

Name	Cash ($)(1)	Equity ($)(2)	Total ($)
Tony N. Thompson	3,331,649	2,785,195	6,116,844
G. Price Cooper, IV	1,439,814	2,284,863	3,724,677
Daniel L. Beem	1,204,669	635,068	1,839,737
Thomas E. Kuharcik	1,126,184	772,821	1,899,005
Douglas R. Muir	—	—	—
Cynthia A. Bay	—	—	—
____________________

(1)	Each named executive officer, other than Mr. Muir and Ms. Bay, is entitled to double-trigger cash severance pay if his employment is terminated without cause or by the named executive officer with good reason within two years after the merger. The amounts payable to the named executive officers under their respective employment agreements in such termination situations are (i) two times the sum of the named executive officer’s base salary and his target annual bonus for fiscal year 2017, which is 100% of base salary for Mr. Thompson, 60% of base salary for Mr. Cooper, and 50% of base salary for each of Messrs. Beem and Kuharcik; (ii) a pro-rated annual target bonus for fiscal year 2017 based on the number of full months during fiscal year 2017 prior to the assumed closing date of June 22, 2016, which would be five (5) months; and (iii) base salary and accrued unused vacation through the assumed date of termination, which are both assumed to be $0. These amounts are quantified assuming that (x) the merger closed, (y) each individual’s service was terminated without cause or such individual resigned with good reason, on June 22, 2016 and (z) with respect to (i), each named executive officer executed and did not revoke a general release of claims and such named executive officer complies with the terms and conditions of such release and the restrictive covenants in such named executive officer’s employment agreement. The amounts referred to in clause (i) and (ii) would be paid in a lump sum cash payment 60 days following the date of termination for Mr. Beem. Additionally, each named executive officer is entitled to reimbursement, for a period of up to 18 months following the termination date, of an amount equal to the excess of the COBRA premium for continued health insurance coverage over the premium paid by active employees for the same coverage. These amounts are quantified assuming that the merger closed, that each individual’s service was terminated without cause or such individual resigned with good reason, on June 22, 2016 and that each individual receives reimbursements for the full 18 month period. Because Mr. Muir and Ms. Bay retired from the Company effective April 30, 2015 and March 31, 2016, respectively, they are not eligible for any merger-related compensation as named executive officers, but may be eligible for compensation with respect to those of shareholders generally. The estimated amount of each component of the cash severance payment is set forth in the table below.

	Salary Replacement	Prorated	COBRA
	Benefits	Bonus	Reimbursement
Executive	($)	($)	($)
Tony N. Thompson	3,000,000	312,500	19,149
G. Price Cooper, IV	1,318,400	103,000	18,414
Daniel L. Beem	1,108,538	76,982	19,149
Thomas E. Kuharcik	1,035,150	71,885	19,149

(2)	These amounts represent the estimated value that each named executive officer would receive in respect of unvested stock options (taking into account the exercise price) and share units, based on the value of the merger consideration of $21.00 and the closing of the merger on June 22, 2016. These amounts are payable pursuant to the merger agreement on a single-trigger basis and the payments are not conditioned upon termination of employment. These payments will be made in a lump sum as soon as reasonably practicable after the effective time of the merger, but in no event later than fifteen business days following the effective time of the merger (less applicable withholding taxes). The value set forth in the “Equity” column in the table above attributable to each type of cancelled and cashed-out equity held by the executives is set forth above in the section entitled “The Merger—Interests of our Directors and Executive Officers in the Merger – Payments for Unvested Equity Awards on page 44.”

The payments set forth in the table above will be reduced in the event that such payments are subject to the excise tax under Section 280G of the Code and a reduction would result in a greater payment to the named executive officer on an after-tax basis. We expect that severance payments to Messrs. Thompson and Kuharcik would need to be reduced.

Appraisal Rights

Appraisal rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the company pay the fair value of their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Appraisal rights are not available in all transactions. Section 55-13-02 of the North Carolina Business Corporation Act provides that no appraisal rights are available for holders of the shares of any class or series of shares if, on the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting to act upon the corporate action requiring appraisal rights, the shares are classified as “covered securities” under Section 18(b)(1)(A) or (B) of the Securities Act. Section 55-13-02 provides certain exceptions to this rule, but none are applicable in the merger. The Company’s shares are “covered securities;” accordingly, holders of the Company’s common stock are not entitled to appraisal rights in connection with the merger.

Material U.S. Federal Income Tax Consequences of the Merger

The following summary is a general discussion of the material U.S. federal income tax consequences to our shareholders whose shares of the Company’s common stock is converted into cash pursuant to the merger. This summary is based on the current provisions of the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations, judicial authority and administrative rulings, all of which are subject to change, possibly with retroactive effect or different interpretations. Any such change could alter the tax consequences to our shareholders as described herein. As a result, we cannot assure you that the tax consequences described herein will not be challenged by the Internal Revenue Service, or the IRS, or will be sustained by a court if challenged by the IRS. No ruling from the IRS has been or will be sought with respect to any aspect of the transactions described herein. This summary is for the general information of our shareholders only and does not purport to be a complete analysis of all potential tax effects of the merger. For example, it does not consider the effect of the Medicare tax on net investment income, any applicable state, local, foreign, estate or gift tax laws, or of any non-income tax laws. In addition, this discussion does not address the tax consequences of transactions effectuated prior to or after the merger (whether or not such transactions occur in connection with the merger), including, without limitation, any exercise of a Company stock option or the acquisition or disposition of the Company shares other than pursuant to the merger.

In addition, it does not address all aspects of U.S. federal income taxation that may affect particular the Company shareholders in light of their particular circumstances, including shareholders:

●	that are insurance companies;
●	that are tax-exempt organizations;
●	that are financial institutions, real estate investment trusts, regulated investment companies, or brokers or dealers in securities or foreign currencies;
●	that are traders in securities who elect the mark-to-market method of accounting;
●	who hold their common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;
●	who are liable for the U.S. federal alternative minimum tax;
●	who are partnerships or any other entity classified as a partnership for U.S. federal income tax purposes, S corporations or other pass-through entities;
●	who acquired their common stock pursuant to the exercise of a stock option or otherwise as compensation;
●	who are U.S. persons (as defined below) whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;
●	who do not hold their common stock as a capital asset for U.S. federal income tax purposes;
●	who own or have owned (directly, indirectly or constructively) 5% or more of the Company’s common stock (by vote or value);
●	who are U.S. expatriates;
●	that are controlled foreign corporations; and
●	that are passive foreign investment companies.

The following summary also does not address the tax consequences for the holders of stock options. The following summary assumes that the Company’s shareholders hold their common stock as a “capital asset” (generally, property held for investment). For purposes of this discussion, a U.S. person is a beneficial owner of the Company’s common stock that is:

●	an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;
●

a corporation, including any entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●

a trust, if its administration is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if it has made a valid election under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. person” is a beneficial owner of the Company’s common stock that is not a U.S. person or a partnership (or an entity treated as a partnership for U.S. federal income tax purposes). If a partnership for U.S. federal income tax purposes or any other entity classified as a partnership holds the Company’s common stock, the U.S. federal income tax treatment of the partners will generally depend on the partners’ status and the activities of the partnership. Partners of partnerships or other pass-through entities holding our capital stock are encouraged to consult their own tax advisors.

THE COMPANY’S SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABLE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES, AND AS TO ANY TAX REPORTING REQUIREMENTS OF THE MERGER AND RELATED TRANSACTIONS IN LIGHT OF THEIR OWN RESPECTIVE TAX SITUATIONS.

Treatment of Holders of Common Stock who are U.S. Persons

The receipt of cash pursuant to the merger will be a taxable transaction to U.S. persons. Generally, this means that a Company shareholder that is a U.S. person will recognize capital gain or loss equal to the difference between (1) the amount of cash the shareholder receives in the merger and (2) the shareholder’s adjusted tax basis in the common stock surrendered therefor. This gain or loss will be long-term if the holder has held the Company’s common stock for more than one year as of the date of the merger. Any long-term capital gain recognized by a non-corporate Company shareholder (including an individual) that is a U.S. person will generally be eligible for a reduced rate of U.S. federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. person acquired different blocks of Company common stock at different times or at different prices, such U.S. person must determine its tax basis, holding period, and gain or loss separately with respect to each block of Company common stock.

Non-U.S. Persons

Any gain realized by a non-U.S. person upon the receipt of cash in the merger generally will not be subject to U.S. federal income tax unless: (i) the gain is effectively connected with a trade or business of the non-U.S. person in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the non-U.S. person); or (ii) the non-U.S. person is an individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met.

A non-U.S. person whose gain is effectively connected with the conduct of a trade or business in the United States (as described above in clause (i)) will be subject to tax on such gain in the same manner as a U.S. person, as described above, unless a specific treaty exemption applies. In addition, if such non-U.S. person is a corporation, such non-U.S. person may also be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) on such effectively connected gain. A non-U.S. person described in clause (ii) above generally will be subject to a flat 30% tax on any gain (or lesser rate under an applicable income tax treaty), which may be offset by U.S.-source capital losses of the non-U.S. person, if any.

Backup Withholding and Information Reporting

A U.S. person may, under certain circumstances, be subject to information reporting and backup withholding (currently at a rate of 28%) with respect to certain payments (including the cash received in the merger), unless such person properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of shares of common stock by a non-U.S. person effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. person and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. person where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. persons should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which a non-U.S. person resides or is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment can be refunded or credited against the payee’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

THE FOREGOING DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IS FOR OUR SHAREHOLDERS’ GENERAL INFORMATION ONLY. ACCORDINGLY, OUR SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABLE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder, certain acquisitions of voting securities or assets may not be consummated unless Premerger Notification and Report Forms have been filed with the Antitrust Division of the Department of Justice (the “Antitrust Division”) and the FTC and all waiting periods required by the HSR Act have expired or been terminated. Pursuant to the merger agreement, the Company and Parent have each agreed to (i) make a filing under the HSR Act as soon as practicable, (ii) use reasonable best efforts to supply as soon as practicable any additional information and documentary material reasonably requested pursuant to the HSR Act and (iii) use reasonable best efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable. The merger agreement also requires us and Parent to file as promptly as practicable all documentation to effect all necessary notices, reports or other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary from any third party or any governmental entity in connection with the merger and the transactions contemplated by the merger agreement.

The Company and Parent both filed the required notifications under the HSR Act on May 26, 2016. The FTC granted early termination of the waiting period on June 14, 2016.

The Antitrust Division and the FTC routinely evaluate the legality under the antitrust laws of proposed mergers and acquisitions. At any time before or after the consummation of any such transaction, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, such as seeking to enjoin the merger, seeking the divestiture of assets or imposing other conditions. State attorneys generals and certain private parties may also bring legal actions under the antitrust laws seeking similar remedies. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, what the result will be.

Financing of the Merger

We anticipate that the total funds needed to complete the merger, including the funds needed to pay the Company’s shareholders and holders of other equity-based interests the amounts due to them under the merger agreement, the payoff amount of the Company’s credit facility with Wells Fargo Bank, N.A., and any fees or expenses in connection with the merger or the financing thereof, which would be approximately $1.4 billion based upon the number of shares of common stock (and our other equity-based interests) outstanding as of June 22, 2016, will be funded by Parent, a portion of which may be funded through the debt financing described in the next paragraph.

Merger Sub has entered into a debt commitment letter, dated as of May 8 2016, with Barclays Bank PLC (“Barclays”). Pursuant to and subject to the terms of the debt commitment letter, Barclays has committed to provide a (a) $350,000,000 in aggregate principal amount of senior secured term loans, and (B) $150,000,000 in commitments under a senior secured revolving credit facility. The obligations of Barclays to provide the debt financing described in the debt commitment letter is subject to a number of conditions, and such financing should not be considered assured.

We have agreed to cooperate with Parent in connection with the arrangement of the debt financing or any other bank or syndicated financing undertaken by Parent or its affiliates in connection with the transactions contemplated by the merger agreement. Parent has agreed to reimburse us for all documented out-of-pocket fees and expenses of the Company and our subsidiaries and all documented and out-of-pocket fees and expenses of our representatives incurred in connection with our cooperation in connection with the financing, and to indemnify and hold harmless (subject to customary exceptions) the Company, our subsidiaries or their respective representatives, against any claim, loss, damage, injury, liability, judgment, award, penalty, fine, tax, cost, expense or settlement payment incurred as a result of the debt financing or any other bank or syndicated financing sought by Parent in connection with the transactions contemplated by the merger agreement.

Parent’s and Merger Sub’s obligations to consummate the merger are not conditioned upon obtaining financing.

Litigation Relating to the Merger

On May 26, 2016, Patricia Horton, a purported shareholder of the Company, filed a putative class action complaint, challenging the merger, in Superior Court in the State of North Carolina. The complaint names as defendants the Company, its directors, JAB Holdings, Parent and Merger Sub. The complaint seeks, among other relief, an order enjoining the merger or rescission if the merger is consummated on the grounds that, among other things, the merger consideration is allegedly inadequate and fails to adequately compensate shareholders of the Company, and that preclusive deal protection devices were allegedly used to prevent competing offers. The complaint specifically alleges that the directors of the Company breached their fiduciary duties and that JAB Holdings, Parent and Merger Sub aided and abetted the alleged breaches of fiduciary duties.

On May 26, 2016, a purported shareholder of the Company, Ronnie Stillwell, filed a class action and shareholder derivative complaint, challenging the merger, in Superior Court in the State of North Carolina. The complaint names as defendants JAB Holdings, Parent, Merger Sub and the members of the board of directors, and also names the Company as a nominal defendant. The complaint seeks, among other relief, an order enjoining the merger, compensatory damages and an award of attorneys’ fees and costs on the grounds that, among other things, the members of the board of directors allegedly breached their fiduciary duties in connection with entering into the merger agreement and adopting and approving the merger. The complaint further alleges that JAB Holdings, Parent and Merger Sub aided and abetted the alleged breaches of fiduciary duties.

On May 31, 2016, Barbara Grajzl, a purported shareholder of the Company, filed a putative class action complaint, challenging the merger, in Superior Court in the State of North Carolina. The complaint names the Company, its directors, JAB Holdings, Parent and Merger Sub as defendants, and alleges that they breached or aided the breach of fiduciary duties by entering into the merger agreement. Additionally, the complaint alleges that preclusive deal protection devices were used to impair superior alternatives. The complaint seeks, among other equitable relief, an order enjoining the merger.

On June 13, 2016, James Graham, a purported shareholder of the Company, filed a putative class action complaint, challenging the merger, in the United States District Court for the Middle District of North Carolina. The complaint names the Company and its directors as defendants and alleges violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 and Rule 14a-9 promulgated thereunder in connection with the merger. The complaint alleges that the process resulting in the merger agreement was unfair to shareholders of the Company, that the merger consideration offered to the Company undervalues it, given the Company’s future growth prospects, and that preclusive deal protection devices were used to preclude competing offers. The complaint also alleges that the preliminary proxy statement filed by the Company is materially incomplete and misleading. The complaint seeks, among other relief, either an order enjoining the merger or rescission if the merger is consummated.

On June 14, 2016, Stuart Bonnin filed a putative shareholder class action and shareholder derivative complaint in Superior Court in the State of North Carolina, pursuant to a demand letter sent to the Company dated June 7, 2016. The complaint names the directors of the Company as defendants and the Company itself as a nominal defendant. The complaint seeks, among other relief, either an order enjoining the merger or rescission if the merger is consummated on the grounds that members of the board of directors allegedly breached their fiduciary duties. The complaint further alleges that the process preceding the execution of the merger agreement was flawed. Additionally, the complaint alleges that the Company’s preliminary proxy statement fails to include material information.

On June 16, 2016, Melissa Weers filed a putative shareholder class action and derivative complaint in Superior Court in the State of North Carolina, pursuant to a demand letter sent to the Company dated May 26, 2016. The complaint names the directors of the Company, JAB Holdings, JAB Holding Company, JAB Beech Inc., Parent and Merger Sub as defendants and the Company itself as a nominal defendant. The complaint seeks, among other relief, either an order enjoining the merger or rescission if the merger is consummated on the grounds that the directors of the Company allegedly breached their fiduciary duties in approving the merger agreement and JAB Holdings allegedly aided and abetted this breach of fiduciary duties. The complaint further alleges that the defendants issued materially incomplete and misleading disclosures in the Company’s preliminary proxy statement filed with the SEC on May 31, 2016.

THE MERGER AGREEMENT

The summary of the material terms of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to carefully read the merger agreement in its entirety.

The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. Such information can be found elsewhere in this proxy statement and in the other public filings the Company makes with the SEC, which are available without charge at www.sec.gov. The representations, warranties and covenants contained in the merger agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of affairs of the Company without considering the entirety of public disclosure about the Company as set forth in the Company’s SEC filings. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in this proxy statement or in other public disclosures by the Company.

The Merger

The merger agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, of the merger agreement. As the surviving corporation, the Company will continue to exist following the merger as an affiliate of Parent.

Upon consummation of the merger, the directors of Merger Sub immediately prior to the effective time of the merger will be the initial directors of the surviving corporation and the officers of the Company (unless otherwise agreed by Parent and the Company) will be the initial officers of the surviving corporation. At the effective time of the merger, the Articles of Incorporation of the Company will be amended in their entirety to read the same as the articles of incorporation of Merger Sub, and the Amended and Restated Bylaws of the Company will be amended in their entirety to read the same as the bylaws of Merger Sub immediately prior to the effective time of the merger, each until amended as provided in accordance with their terms or in accordance with applicable law.

Effective Time

The merger will be effective at the time the articles of merger are filed with the Secretary of State of the State of North Carolina or such later time as specified in the articles of merger and agreed to by the Company and Parent in writing. We expect to complete the merger as soon as practicable after our shareholders approve the merger agreement and all other conditions to closing have been satisfied or waived.

Unless otherwise agreed by the parties to the merger agreement, the parties are required to close the merger on the third business day after the satisfaction or waiver of the conditions (other than those conditions that by their nature are to be satisfied only at the closing, but subject to the satisfaction or waiver of those conditions at such time). The conditions of the closing of the merger are described in this proxy statement under “The Merger Agreement—Conditions to the Merger” beginning on page 66.

Merger Consideration

Each share of our common stock (excluding for these purposes any shares of the Company’s common stock which are granted in the form of “share units”) issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive the per-share merger consideration of $21.00 in cash, without interest and less any required tax withholdings, other than the following shares:

●	Shares owned by Parent, Merger Sub or any other affiliate of Parent that is directly or indirectly wholly owned by the ultimate parent of Parent; and
●	Shares owned by any direct or indirect wholly owned subsidiary of the Company (including shares held in our treasury).

Subject to the above exceptions, after the effective time of the merger, each holder of any shares of our common stock will no longer have any rights with respect to the shares, except for the right to receive the per-share merger consideration.

Payment for the Shares of Common Stock

Parent will select a paying agent for the benefit of the holders of shares of the Company’s common stock. At the effective time of the merger, Parent will deposit or cause to be deposited with such paying agent a cash amount in immediately available funds to pay the aggregate merger consideration payable to our shareholders.

Promptly after the effective time of the merger, and in any event within five business days thereafter, the surviving corporation will cause the paying agent to send you (or, in the case of “street holders,” deliver to the Depository Trust Company) a letter of transmittal and instructions advising you how to surrender your shares of common stock in exchange for the per-share merger consideration. The paying agent will pay you the aggregate per-share merger consideration to which you are entitled after you have provided to the paying agent your signed letter of transmittal together with a certificate or book-entry shares, and any other items specified by the letter of transmittal. Interest will not be paid or accrue in respect of the per-share merger consideration. The surviving corporation or the paying agent will reduce the amount of any per-share merger consideration paid to you by any required tax withholdings.

Following the effective time of the merger, there will be no further transfer of shares of our common stock.

If you have lost a certificate, or if it has been stolen or destroyed, then before you will be entitled to receive the per-share merger consideration, you will be required to provide an affidavit of the loss, theft or destruction, and if required by Parent, post a bond in a reasonable amount and upon reasonable terms as may be required by Parent as indemnity against any claim that may be made against Parent or the surviving corporation with respect to such certificate. These procedures will be described in the letter of transmittal and related instructions that you will receive, which you should read carefully and in their entirety.

If any cash deposited with the paying agent is not claimed within one year following the effective time of the merger, such cash will be delivered to the surviving corporation. Holders of the Company’s common stock who have not received payment due to non-compliance with the exchange procedures shall be entitled to look only to the surviving corporation with respect to payment of the per-share merger consideration.

You should not send your share certificates with the enclosed proxy card, and you should not forward your share certificate to the paying agent without a letter of transmittal.

Treatment of Outstanding Stock Options and Share Units

Stock Options

At least five days prior to the effective time of the merger, we will take all necessary action to accelerate the vesting of each outstanding stock option and provide each holder of such stock option the opportunity to exercise such stock option during such five-day period. At the effective time of the merger, each stock option outstanding immediately prior to the effective time of the merger (whether vested or unvested) will be cancelled and converted into the right to receive, as soon as reasonably practicable after the effective time of the merger, but in no event later than fifteen business days following the effective time of the merger, with respect to each share of the Company’s common stock subject to such stock option, a cash payment equal to the excess, if any, of $21.00 over the exercise price per share of such stock option, without interest and subject to applicable tax withholding.

Share Units

At the effective time of the merger, each share unit outstanding or payable as of immediately prior to the effective time of the merger (whether vested or unvested) will be cancelled and converted into the right to receive, as promptly as reasonably practicable following the effective time of the merger, but in no event later than fifteen business days following the effective time of the merger with respect to each share of the Company’s common stock subject to such award, a cash payment equal to the product of (x) the number of shares of the Company’s common stock subject to such share unit and (y) $21.00, without interest and subject to applicable tax withholding; provided that the number of shares of the Company’s common stock subject to each share unit that is subject to performance-based vesting will be determined based on the level of achievement of such performance condition through the closing of the merger, measured in a manner that is consistent with our past practice regarding the methodology for such measurement, or, if greater, the target number of shares of Company’s common stock subject to such share unit.

The effect of the merger upon our employee benefit plans is more fully described under “Employee Benefits” below.

Representations and Warranties

In the merger agreement, the Company made representations and warranties relating to, among other things:

●	the corporate organization, qualification and good standing of the Company and our subsidiaries;
●	the Company’s capital structure;

●	the Company’s corporate power and authority to enter into the merger agreement;
●	the due execution and delivery by the Company of the merger agreement and the enforceability of the merger agreement against the Company;
●	the shareholder vote required to approve the merger agreement;
●	required regulatory filings, consents and approvals of governmental entities;
●	the absence of conflicts with the Company’s organizational documents, applicable law or contracts to which the Company or any of our subsidiaries is a party;
●	the Company’s financial statements and filings with the SEC;
●	the Company’s disclosure controls and procedures;
●	the absence of undisclosed liabilities;
●	the absence of certain changes since February 1, 2016;
●	the absence of legal proceedings involving the Company and our subsidiaries;
●	employee benefits;
●	the Company’s compliance with laws and our possession of, and compliance with, permits;
●	material contracts;
●	the Company’s owned and leased real properties;
●	the accuracy of the information supplied or to be supplied by the Company for inclusion in this proxy statement;
●	environmental matters;

●	taxes;
●	labor matters;
●	intellectual property;
●	the Company’s insurance policies;
●	franchise matters;
●	the Company’s suppliers and customers;
●	the absence of any transactions with affiliates of the Company;
●	the inapplicability of takeover statutes on the merger;
●	the receipt of a fairness opinion from the Company’s financial advisor; and
●	brokers and finders.

In the merger agreement, Parent and Merger Sub each made representations and warranties relating to, among other things:

●	the corporate organization, qualification and good standing of Parent and Merger Sub;
●	Parent’s and Merger Sub’s power and authority to enter into and consummate the transactions contemplated by the merger agreement;
●	the due execution and delivery by Parent and Merger Sub of the merger agreement and the enforceability of the merger agreement against Parent and Merger Sub;
●	required regulatory filings, consents and approvals of governmental entities;
●	the absence of conflicts with the organizational documents of Parent or Merger Sub, applicable law or contracts to which Parent or Merger Sub is a party;
●	the availability of the funds necessary to pay all amounts to be paid by Parent in connection with the merger agreement;
●	the absence of legal proceedings involving Parent or Merger Sub;
●	the ownership and operation of Merger Sub;
●	the accuracy of the information supplied by Parent and Merger Sub for inclusion in this proxy statement;
●	the accuracy of the information set forth in this proxy statement;
●	brokers and finders;
●	the solvency of Parent, the surviving corporation and each subsidiary of the surviving corporation after giving effect to the transactions contemplated in the merger agreement; and
●	Parent’s and Merger Sub’s ownership of our common stock.

Many of the Company’s representations and warranties are qualified by a Material Adverse Effect standard. For purposes of the merger agreement, “Material Adverse Effect” is defined to mean:

Any effect, occurrence, change, state of facts, circumstance, event or development (each, an “Effect”) that has a material adverse effect on (a) the financial condition, business or results of operations of the Company and its subsidiaries taken as a whole or (b) the ability of the Company to consummate the transactions contemplated by the merger agreement.

Material Adverse Effect shall not include for purposes of clause (a) above any change, event, occurrence, fact, circumstance or effect arising out of, resulting from or attributable to the following:

●	Effects resulting from changes in the economy, political conditions or financial credit or securities markets generally in the United States or other countries in which the Company conducts material operations or sources material supplies or that are the result of acts of war or terrorism to the extent they do not primarily relate to the Company or have or would reasonably be expected to have a disproportionate impact on the Company as compared to other industry segment participants within the geographic markets where the Company and our subsidiaries operate;

●	Effects resulting from changes that are the result of factors generally affecting the industries in which the Company and our subsidiaries operate, including changes in raw material costs to the extent they do not primarily relate to the Company or have or would reasonably be expected to have a disproportionate impact on the Company as compared to other industry segment participants within the geographic markets where the Company and our subsidiaries operate;

●	Effects resulting from changes in GAAP or rules and policies of the Public Company Accounting Oversight Board or changes in applicable law or changes in interpretations of applicable law to the extent they do not primarily relate to the Company or have or would reasonably be expected to have a disproportionate impact on the Company as compared to other industry segment participants within the geographic markets where the Company and our subsidiaries operate;

●	Effects resulting from (A) any failure by the Company to meet any internal or external projections, budgets, guidelines, forecasts, estimates of revenues or earnings by the Company or its Subsidiaries or analysts or (B) change in the market value or trading volume of shares for any period ending on or after the date of the merger agreement (provided that the underlying causes of any such failure or change may be taken into account in determining whether a Material Adverse Effect has occurred);

●	Effects directly resulting from the entry into the merger agreement, public announcement or pendency of the transactions contemplated by the merger agreement (including (A) any loss of revenue or earnings, or (B) the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, customers, suppliers or business partners, in each case solely to the extent resulting of any currency);

●	any Effect relating to fluctuations in the value of any currency;
●	any Effect relating to any action taken by the Company with Parent’s consent or contemplated expressly by the merger agreement or any action not taken by the Company to the extent such action is expressly prohibited by the merger agreement without the prior consent of Parent (in which the Company has requested the consent of Parent to take such action and Parent has not consented within five business days); and

●	the existence, occurrence, or continuation of any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or any national, international or regional calamity to the extent they do not primarily relate to the Company or have or would reasonably be expected to have a disproportionate impact on the Company as compared to other industry segment participants within the geographic markets where the Company and our subsidiaries operate.

Conduct of Business Prior to Closing

We have agreed in the merger agreement that, until the effective time of the merger, except as required by applicable law or expressly provided by the merger agreement, we shall and we shall cause our subsidiaries to:

●	conduct our business in all material respects in the ordinary and usual course; and
●	use commercially reasonable efforts to preserve the material components of our business organizations, keep intact and maintain existing relations and goodwill with governmental entities, customers, material suppliers, licensors, licensees, distributors, creditors and lessors, key employees and independent contractors, and material service providers, agents and business associates and keep available the services of our and our subsidiaries’ present officers and key employees; provided, however, that except as otherwise agreed to by us and Parent, we are not permitted to put in place any new retention programs or include any additional personnel in any existing retention programs.

We have also agreed that, until the effective time of the merger, except as expressly required by the merger agreement, with the prior written consent of Parent or as set forth in the disclosure schedule that the Company delivered to Parent in connection with the execution of the merger agreement, we will not and will not permit our subsidiaries to:

●	adopt or propose any change in our organizational or governing instruments;
●	merge or consolidate the Company or any of our subsidiaries (except for transactions solely among our wholly owned subsidiaries that do not violate instruments binding on, or are not expected to materially increase the net tax liability of, the Company and our subsidiaries);

●	acquire any stock or assets other than (A) raw materials, supplies, equipment, inventory, third-party software and capital, in the ordinary course of business consistent with past practice, or (B) in an amount of not more than $250,000 in any transaction or related series of transactions or $750,000 in the aggregate;

●	issue, sell, transfer or otherwise dispose of (A) any shares of capital stock of the Company or any of our subsidiaries, or (B) any debt securities of the Company or our subsidiaries that provide voting rights to the holders thereof or any rights to acquire the Company’s capital stock (other than issuance or transfer of common stock pursuant to outstanding awards under the Company’s equity award plans and the award agreements in effect);

●	make any loans, advances, guarantees, capital contributions or investments (other than to the Company or any of our wholly owned subsidiaries) in excess of $250,000 in any transaction or series of related transactions or $500,000 in the aggregate (other than loans or advances to employees of the Company or any of its subsidiaries in the ordinary course of business consistent with past practices);

●	amend, supplement, replace, refinance, terminate or otherwise modify the Credit Agreement by and between the Company, Krispy Kreme Doughnut Corporation, the lenders party thereto, and Wells Fargo Bank, National Association, dated as of July 12, 2013;

●	declare or pay any dividend (except for dividends paid by any of our subsidiaries to us or to any of our wholly owned subsidiaries) or enter into any contract with respect to the voting of the Company’s capital stock (except for proxies or voting agreements solicited by us to obtain the vote of our shareholders to approve the merger agreement);

●	adjust, reclassify, split, combine or subdivide, redeem, purchase or otherwise acquire the Company’s capital stock;
●	incur, alter, amend or modify any indebtedness or guarantee a third party’s indebtedness (except for ordinary course indebtedness for borrowed money consistent with past practice that does not exceed $500,000 in the aggregate);

●	make or authorize any capital expenditures materially in excess of the amount reflected in the Company’s capital expenditure budget as disclosed to Parent;
●	make any material changes in accounting policies or procedures, except as required by changes in GAAP;
●	release, assign, settle or satisfy any action or other liabilities or obligations for an amount (not covered by insurance) above $250,000 individually or $500,000 in the aggregate or providing for non-monetary relief (except for provisions in a settlement agreement relating to confidentiality, non-disparagement, releases and agreements not to sue);

●	amend or modify, in any material respect, or terminate any material contract, Company lease or material Company permit, or enter into any contract that would be classified as a material contract under the merger agreement, other than in the ordinary course of business (provided that for purposes of this covenant, a material contract means a contract involving the payment or receipt in any calendar year of more than $1,000,000 individually or $2,000,000 in the aggregate);

●	make any material tax election, amend any tax return with respect to a material amount of taxes, settle or finally resolve any controversy with respect to a material amount of taxes or change any material method of tax accounting;

●	transfer, sell, encumber or otherwise dispose of any material intellectual property, other than non-exclusive licenses granted in the ordinary course of business;
●	transfer, sell, create a lien on (other than certain permitted encumbrances) or otherwise dispose of any material assets, licenses, product lines or businesses, except for in connection with dispositions of Company products or inventory in the ordinary course of business, sales of obsolete assets or other dispositions of not more than $250,000 in any transaction or series of related transactions or $750,000 in the aggregate;

●	terminate any executive officers (other than for cause) or hire any new employees, unless such hiring is in the ordinary course of business consistent with past practice and is with respect to employees having an annual base salary and annual target incentive opportunity of not more than $300,000 in the aggregate;

●	adopt, enter into, amend, terminate or extend any collective bargaining agreement;
●	except as required pursuant to the terms of the merger agreement, a Company benefit plan or by applicable law:

●	grant or provide any severance or termination payments or benefits to any director, officer consultant or, other than in the ordinary course of business, non-officer employees;
●	increase the compensation, bonus or benefits of, pay any bonus to, or make any new equity awards to any director, officer, consultant or, other than in the ordinary course of business, an employee who is not an officer (except for base salary increases or spot or other similar bonuses consistent with past practices awarded to an employee who is not an officer in the ordinary course of business consistent with past practices);

●	establish, adopt, amend or terminate any Company benefit plan (except as required by law) or amend the terms of any outstanding equity-based awards;
●	accelerate vesting or payment, or fund or secure payment, of compensation or benefits under any Company benefit plan (if not already contemplated by such plan); or
●	forgive any loans to directors, officers or key employees of the Company or any of our subsidiaries;

●	unless required by applicable law, reclassify any independent contractor as an employee of the Company or any of our subsidiaries who would have an annual base salary and annual target incentive opportunity exceeding $300,000 in the aggregate;

●	fail to use commercially reasonable efforts to renew or maintain the Company’s and our subsidiaries’ insurance policies or comparable replacement policies, other than in the ordinary course of business consistent with past practice;

●	enter into any new line of business not related to coffee or baked goods;
●	adopt, enter into or effect any plan of complete or partial liquidation, dissolution, reorganization or restructuring; or
●	agree, authorize, propose, commit to or announce an intention to do any of the foregoing.

We have agreed not to take any action that would, or would be reasonably likely to, prevent, materially delay or materially impede the consummation of the merger or the related transactions contemplated by the merger agreement.

Proxy Statement, Board Recommendation and Shareholders Meeting

We have agreed to, as promptly as practicable after the execution of the merger agreement and following the date on which the SEC staff advises the Company that it has no further comments on this proxy statement or that it is not reviewing this proxy statement, duly call, give notice of, convene and hold the special meeting to consider and vote upon the approval of the merger agreement and the merger.

We are not permitted to postpone or adjourn the special meeting without Parent’s consent, except that the Company may do so no more than two times (i) to ensure that any required amendment or supplement to this proxy statement is provided to the Company’s shareholders within a reasonable amount of time in advance of the special meeting, (ii) to permit additional time to solicit the requisite vote of the shareholders to approve the merger agreement, or (iii) if at the scheduled Special Meeting there are insufficient shares represented to constitute the necessary quorum or if the Company has not received proxy appointments sufficient to allow the receipt of the requisite vote.

Except in the circumstances described in this proxy statement under “Ability to Change Board Recommendation,” our board of directors has agreed to recommend the approval of the merger agreement to our shareholders. Unless the merger agreement has been terminated prior to the date of the special meeting in accordance with its terms, our obligation to call, give notice of, convene and hold the special meeting will not be limited or otherwise affected by the commencement, disclosure, announcement or submission to us of any acquisition proposal or by a change of recommendation, and we will not submit any superior proposal for approval by our shareholders.

No Solicitation of Other Offers

Under the merger agreement, we have agreed that, except as expressly permitted by the merger agreement, neither we nor any of our subsidiaries will, nor will we authorize or permit our respective representatives to, directly or indirectly:

●	initiate, solicit, knowingly encourage, induce or assist any inquiries, proposals or offers that constitute, or could reasonably be expected to lead to, an acquisition proposal;
●	engage in discussions or negotiations regarding, or provide information relating to the Company or any of its subsidiaries, or provide any access to the Company’s and our subsidiaries’ properties, books, records or personnel that could reasonably be expected to solicit, induce or assist in the making of any proposals or offers that constitute, or could reasonably be expected to lead to, an acquisition proposal;

●	approve, recommend or enter into, any letter of intent or similar document, agreement or commitment, or agreement in principle with respect to an acquisition proposal (other than a confidentiality agreement according to the terms of the merger agreement); or

●	otherwise knowingly facilitate any effort or attempt to make an acquisition proposal.

Notwithstanding these restrictions, prior to the time that our shareholders approve the merger agreement, if we have not breached the no solicitation restrictions summarized above and our other obligations summarized in this proxy statement under “No Solicitation of Other Offers” and “Ability to Change Board Recommendation,” we may provide information (including non-public information) requested by a person who has made an unsolicited bona fide written acquisition proposal and engage in discussions and negotiations with such person, if and only to the extent that, prior to taking any action described above, our board of directors has determined in good faith, after consultation with our outside financial advisors and outside legal counsel, that:

●	failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law; and
●	based on the information then available to our board of directors, such acquisition proposal either constitutes a superior proposal or is reasonably likely to result in a superior proposal.

In addition, in order to provide information to any person making an unsolicited bona fide acquisition proposal, such person must execute a confidentiality agreement on terms not more favorable to such person than those contained in the confidentiality agreement we entered into on April 8, 2016, with an affiliate of Parent. If the Company provides any information to such person not previously provided to Parent, a copy of such information must be delivered to Parent prior to or concurrently with delivery to such person.

We have agreed to notify Parent promptly (in any event within 24 hours) of receipt by us or any of our representatives of any acquisition proposals, inquiries with respect thereto or requests for information, discussions or negotiations, including details regarding the name of the person making such contact, and the material terms and conditions of any proposals or offers. We must also provide to Parent copies of any written requests, proposals or offers, including proposed agreements that we receive and keep Parent informed, on a current basis of the status and terms of any such proposals or offers, including any changes thereto and including any changes in the Company’s intentions with respect to such proposal. In any case, we must notify Parent before providing information to, or entering into discussions or negotiations with, any person regarding an acquisition proposal.

We have agreed to, and to cause our subsidiaries and our and their respective representatives to, immediately cease and terminate any existing activities, discussions or negotiations regarding any acquisition proposal that were ongoing when the merger agreement was executed. We also agreed (i) to request that any person who entered into a confidentiality agreement with us prior to the date of the merger agreement in connection with an acquisition proposal return or destroy all confidential information previously furnished by us or our representatives to such person, (ii) to not release any part from, or terminate, waive, amend or modify any provision of or grant permission under any confidentiality or standstill provision in any agreement to which we or any of our subsidiaries is a party; provided that if our board of directors determines in good faith, after consultation with outside counsel, that it would reasonably be expected to be inconsistent with our board of directors’ fiduciary duties not to do so, we may waive any standstill or similar provisions in such agreements to allow a person to make an acquisition proposal on a confidential basis if such person agrees to disclosure of such acquisition proposal to Parent and Merger Sub, and (iii) to enforce the provisions of any such agreement.

The merger agreement defines an “acquisition proposal” as (i) any proposal, indication of interest or offer relating to or that could reasonably be expected to lead to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, exchange offer, recapitalization, reorganization, share exchange, business combination or similar transaction or series of related transactions involving the Company or any of our significant subsidiaries and (ii) any acquisition by any person of, or proposal or offer, which if consummated would result in any person becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, 10% or more of the total voting power of any class of equity securities of the Company or those of any of our subsidiaries, or the acquisition, purchase or disposition of the business or 15% or more of the consolidated assets (including equity securities of its subsidiaries), revenues, net income or earnings of the Company and our Subsidiaries outside the ordinary course of business.

The merger agreement defines a “superior proposal” as a bona fide unsolicited written acquisition proposal that would result in any person (or its shareholders) becoming the beneficial owner, directly or indirectly, of more than 80% of the assets (on a consolidated basis) of the Company and our subsidiaries or more than 80% of the total voting power of the equity securities of the Company that the board of directors of the Company has determined in good faith after consultation with its outside financial advisors and outside legal counsel, taking into account, among other things, all legal, financial, regulatory, timing and other aspects of the acquisition proposal and the person making the acquisition proposal (including any break-up fees, expense reimbursement provisions, the availability of financing, and any conditions to consummation relating to financing, regulatory approvals or other conditions beyond the control of the party having the right to invoke the condition) and other aspect of the acquisition proposal that the board of directors of the Company deems relevant (i) is more favorable to our shareholders from a financial point of view than the transactions contemplated by the merger agreement (after taking into account any changes to the terms of the merger agreement proposed by Parent and any other information provided by Parent pursuant to the merger agreement) and (ii) is reasonably likely to be consummated.

The Company has agreed that it will be responsible for any breach of the no solicitation restrictions contained in the merger agreement by its representatives.

In addition to the rights described above, we may terminate the merger agreement, pay a termination fee and enter into a definitive agreement with respect to a superior proposal under certain circumstances. See “Ability to Change Board Recommendation” below.

Ability to Change Board Recommendation/Termination in Connection with a Superior Proposal

Our board of directors unanimously determined that the merger is fair to, and in the best interests of the Company and its shareholders, unanimously adopted, approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement in accordance with North Carolina law, and unanimously resolved to submit and recommend the approval of the merger agreement and the transactions contemplated thereby, including the merger, to our shareholders. The merger agreement provides that neither our board of directors, nor any committee thereof, shall:

●

fail to include the board’s recommendation in this proxy statement, or withhold, withdraw, qualify or modify (or publicly propose to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the board’s recommendation;

●	publicly approve, recommend or otherwise declare advisable any acquisition proposal; or
●	publicly propose to do any of the foregoing.

Furthermore, neither our board of directors nor any committee thereof shall (and shall not publicly propose to) authorize, approve, recommend, declare advisable or permit the Company to enter into any binding or non-binding agreement or arrangement that requires the Company to abandon or terminate the merger agreement or the merger, or that relates to any acquisition proposal.

However, prior to the time that our shareholders approve and adopt the merger agreement, our board of directors may, under specified circumstances, change its recommendation with respect to the merger and, with respect to a superior proposal, terminate the merger agreement if our board of directors has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, that:

●	failure to take such action would reasonably be expected to be inconsistent with our board of directors’ fiduciary duties under applicable law; and
●	if such action relates to any acquisition proposal, that such acquisition proposal constitutes a superior proposal.

However, our board of directors may change its recommendation or terminate the merger agreement as described above only if:

●

the Company provides Parent until 11:59 P.M., New York City time, on the third business day following Parent’s receipt of the Company’s notice of the Company’s intention to take such action and its basis for doing so, including in the case of any acquisition proposal the name of the person making the acquisition proposal and the material terms and conditions of any proposals or offers (including copies of any written requests, proposals or offers, including proposed agreements);

●	the Company does not, and does not permit our subsidiaries to, enter into any alternative acquisition agreement during such notice period;
●	the Company negotiates and directs its advisors and outside legal counsel to negotiate with Parent in good faith during such notice period; and
●

following the end of such notice period, after considering any changes to the merger agreement proposed by, and other information provided by, Parent during the notice period, our board of directors has determined, after consultation with its outside financial advisors and outside legal counsel, that if such changes were to be made that the board’s failure to change its recommendation or terminate the merger agreement would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law and that any superior proposal continues to constitute a superior proposal.

Any modification to the financial or other material terms of any superior proposal made to the Company will be deemed a new acquisition proposal that will require giving of new notice to Parent and the commencement of a new three business day notice period, during which the Company must again comply with the requirements summarized above.

In addition, if our board of directors decides to terminate the merger agreement with Parent following receipt of a superior proposal upon the terms summarized above, we must pay the applicable termination fee as described in further detail under “The Merger Agreement—Termination Fee” beginning on page 69.

Certain Efforts

Subject to the terms and conditions set forth in the merger agreement, the Company, Parent and Merger Sub have agreed to use reasonable best efforts to consummate the transactions contemplated by the merger agreement as soon as practicable. In furtherance of the foregoing, the Company and Parent agreed to:

●	make a filing under the HSR Act as soon as practicable;
●	use their reasonable best efforts to supply as soon as practicable any additional information and documentary material reasonably requested pursuant to the HSR Act; and
●

use their reasonable best efforts (which may include divestitures, which shall be Parent’s sole responsibility to accomplish) to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

The merger agreement also requires Parent to take all steps as may be necessary to obtain all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals under applicable antitrust law as may be required.

The merger agreement also requires the Company, Parent and Merger Sub to file as promptly as practicable all documentation to effect all necessary notices, reports or other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary from any third party or any governmental entity in connection with the merger and the transactions contemplated by the merger agreement.

Subject to reasonable limitations limiting access to outside counsel, each of the Company and Parent also agreed to keep the other apprised of the status of matters relating to completion of the transactions contemplated by the merger agreement, including promptly furnishing the other party:

●

all information as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made to any third party and/or any governmental entity in connection with the merger and the transactions contemplated by the merger agreement; and

●

copies of notices, correspondence and communications received from third parties or any governmental entity with respect to the merger and the other transactions contemplated by the merger agreement and, except as prohibited by law, to permit the other party to attend and participate in substantive communications and meetings with governmental entities with respect to any filings, investigation or other inquiry relating to the merger or other transactions contemplated by the merger agreement. Subject to consultation with the Company and other limitations set forth in the merger agreement, Parent has the right to direct all matters with any governmental entity.

Financing

Parent has made a representation in the merger agreement that it will have sufficient cash available to pay all amounts to be paid by Parent in connection with the merger agreement, the payoff amount of the Company’s credit facility with Wells Fargo Bank, N.A., and any fees or expenses in connection with the merger or the financing thereof.

Merger Sub has entered into a debt commitment letter, dated as of May 8, 2016, to provide debt financing. We have agreed to cooperate with Parent in connection with the arrangement of the debt financing or any other bank or syndicated financing undertaken by Parent or its affiliates in connection with the transactions contemplated by the merger agreement. Parent has agreed to reimburse us for all documented out-of-pocket fees and expenses of the Company and our subsidiaries and all documented and out-of-pocket fees and expenses of our representatives incurred in connection with our cooperation in connection with the financing, and to indemnify and hold harmless (subject to customary exceptions) the Company, our subsidiaries or their respective representatives, against any claim, loss, damage, injury, liability, judgment, award, penalty, fine, tax, cost, expense or settlement payment incurred as a result of the debt financing or any other bank or syndicated financing sought by Parent in connection with the transactions contemplated by the merger agreement.

Parent’s and Merger Sub’s obligations to consummate the merger are not conditioned upon obtaining financing.

Indemnification and Insurance

The merger agreement provides that all existing rights to indemnification that the present and former directors and officers of the Company and our subsidiaries are entitled to that are contained in the organizational documents of the Company or any of its subsidiaries as in effect as of the date of the merger agreement, or as provided in any indemnification agreements between the Company and any such person as in effect as of the date of the merger agreement, will survive the merger and the surviving corporation shall cause them to be observed by the surviving corporation and its Subsidiaries to the fullest extent permitted under North Carolina law.

Prior to the effective time of the merger, Parent or the surviving corporation shall be required to purchase a tail policy to the Company’s current policy of directors’ and officers’ liability insurance for a period of six years from the effective time of the merger. Such policy will cover claims arising from facts or events that occurred on or before the effective time of the merger and will contain coverage and amounts at least as favorable to the indemnified parties as the coverage currently provided by the Company’s current directors’ and officers’ liability insurance policies in the aggregate. The cost of such tail policy will not exceed three times the annual premium currently paid by the Company for such insurance and, if the premium for tail insurance coverage would exceed such amount, Parent or the surviving corporation shall be obligated to obtain a policy or policies with the greatest coverage available for a cost not exceeding such amount.

Fees and Expenses

Except as described above under “Financing”, whether or not the merger is consummated, all costs and expenses incurred in connection with the merger agreement and the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such expense. After the closing, the surviving corporation will pay all expenses incurred after the closing in connection with the paying agent, mailing of the letters of transmittal and the exchange of certificates.

Employee Benefits

For a period of one year following the effective time of the merger, Parent will cause the surviving corporation and its subsidiaries to provide each employee of the Company and any subsidiary who continues to be employed by the surviving corporation or any subsidiary thereof with compensation, severance benefits, other employee benefits, health and welfare benefits and benefits under any 401(k) plan that are at least substantially comparable in the aggregate to that provided to such continuing employees immediately prior to the effective time of the merger.

Parent has also agreed that continuing employees will be credited for service with the Company prior to the effective time of the merger under any severance, health or welfare benefit, 401(k) plan or other benefit plan of Parent and/or the surviving corporation or any of their respective subsidiaries following the effective time of the merger to the extent that such service is relevant under such plans and recognized under corresponding Company plans prior to the effective time of the merger; provided that the foregoing will not apply to the extent that its application would result in a duplication of benefits; provided, further, that the foregoing will not apply for benefit accrual purposes under any defined benefit pension plan or retiree medical plan.

Additionally, Parent has agreed to waive any pre-existing condition and eligibility limitations for continuing employees under health and welfare plans of Parent and/or the surviving corporation or any of their respective subsidiaries for the plan year in which the merger occurs and give effect, in determining any deductibles and maximum out of pocket limitations, to claims incurred, amounts paid by, and amounts reimbursed to, continuing employees under similar plans maintained by the Company and its subsidiaries immediately prior to the effective time of the merger.

Parent has also agreed to honor, and to cause its subsidiaries to honor, each Company compensation and benefit plan and all obligations thereunder, including any rights or benefits arising as a result of the transactions contemplated under the merger agreement (either alone or in combination with any other event, including termination of employment) in accordance with its terms.

Additionally, the Company or its subsidiaries, as applicable, will continue to administer each annual incentive plan with respect to any year prior to the effective time of the merger, if any, with respect to the annual bonus for which any employee of the Company or any of our subsidiaries is eligible under such plan in accordance with its terms consistent with past practices in the ordinary course of business.

Other Covenants

The merger agreement contains additional agreements between the Company and Parent relating to, among other things:

●

Parent’s access to our employees, properties, books, contracts and records between the date of the merger agreement and the closing of the merger agreement (subject to applicable legal obligations and restrictions);

●

actions necessary to enable the delisting by the surviving corporation of the shares from NYSE and the deregistration of the shares under the Exchange Act as promptly as practicable after the effective time of the merger;

●	press releases and other public announcements relating to the merger and the transactions contemplated by the merger agreement;

●

the actions necessary if state takeover laws are or become applicable to the transactions contemplated by the merger agreement to ensure that the transactions contemplated by the merger agreement may be consummated as promptly as practicable;

●	control of shareholder litigation;
●	the notification of certain matters; and
●

the actions necessary to cause the dispositions of certain common stock and equity-based securities by directors and officers of the Company pursuant to the merger agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Conditions to the Merger

Conditions to Each Party’s Obligations.

Each party’s obligation to effect the merger is subject to the satisfaction or waiver at or prior to the effective time of the merger of the following conditions:

●	the merger agreement must have been approved by the affirmative vote of the holders of a majority of all outstanding shares of the Company’s common stock;
●	no law or injunction shall have been issued or enacted by any court or governmental entity that restrains, enjoins or otherwise prohibits consummation of the merger or the other transactions contemplated by the merger agreement; and

●

no governmental entity shall have instituted any action (which remains pending at what would otherwise be the closing date) before any court seeking to restrain, enjoin or otherwise prohibit consummation of the merger and the other transactions contemplated by the merger agreement.

●	the waiting period applicable to the consummation of the merger under the HSR Act must have expired or been earlier terminated;

Conditions to Obligations of Parent and Merger Sub

The obligations of Parent and Merger Sub to effect the merger are subject to the satisfaction or waiver by Parent at or prior to the effective time of the merger of the following conditions:

●

the representations and warranties made by the Company regarding certain matters relating to the Company’s capital structure, absence of any “Material Adverse Effect” on the Company through February 1, 2016, and brokers and finders must be true and correct in all respects (other than in de minimis and immaterial respects in the case of the Company’s capital structure) as of the date of the merger agreement and as of the closing date as though made on and as of each such date (except to the extent made as of a specific date, in which case such representation or warranty must be true, complete and correct as of such specific date);

●

the representations and warranties made by the Company regarding certain matters relating to the Company’s corporate authority to enter into the merger agreement, the due execution, delivery and enforceability of the merger agreement, and the board approval of the merger agreement and non-applicability of takeover statutes to the merger (in each case, disregarding all qualifications and exceptions contained therein regarding materiality or a Material Adverse Effect or any similar standard or qualification) must be true and correct in all material respects as of the date of the merger agreement and as of the closing date as though made on and as of each such date (except to the extent made as of a specific date, in which case such representation or warranty must be true, complete and correct as of such specific date);

●

each of the representations and warranties made by the Company set forth in the merger agreement other than those listed above (disregarding all qualifications and exceptions contained therein regarding materiality or a Material Adverse Effect or any similar standard or qualification), must be true and correct as of the date of the merger agreement and as of the closing date as though made on and as of each such date (except to the extent made as of a specific date, in which case such representation or warranty must be true, complete and correct as of such specific date), except where the failure of any such representation or warranty to be so true and correct would not, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect;

●	the Company must have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger;
●

since the date of the merger agreement, there must not have occurred any effect, occurrence, change, state of facts, circumstance, event or development (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) that, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect; and

●	the Company must deliver to Parent at closing a certificate with respect to the satisfaction of the foregoing conditions relating to representations, warranties and covenants.

Conditions to Obligations of the Company

The obligation of the Company to effect the merger is subject to the satisfaction or waiver by the Company at or prior to the effective time of the merger of the following additional conditions:

●

each of the representations and warranties of Parent and Merger Sub contained in the merger agreement, disregarding all qualifications and exceptions contained in the merger agreement regarding materiality or a material adverse effect or any similar standard or qualification, must be true and correct, except where the failure to be so true and correct would not prevent, materially delay or materially impede the ability of Parent or Merger sub to consummate the transactions contemplated by the merger agreement as of the date of the merger agreement and as of the closing date as though made on and as of such date (except to the extent made as of a specific date, in which case such representation or warranty must be true, complete and correct as of such specific date);

●

Parent, Merger Sub and JAB Holdings must have performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the effective time of the merger; and

●	Parent and Merger Sub must deliver to the Company at closing a certificate with respect to the satisfaction of the foregoing conditions relating to representations, warranties and covenants.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the effective time of the merger:

●	by mutual written consent of the Company and Parent; or
●	by either the Company or Parent if:

●	the merger is not completed on or before November 8, 2016 (the “termination date”);
●	any order permanently restraining, enjoining or otherwise prohibiting consummation of the merger becomes final and non-appealable; or
●

the special meeting (including any adjournments or postponements thereof) has been held and concluded and our shareholders do not approve the merger agreement at the special meeting or any adjournment or postponement thereof;

however, a party may not terminate the merger agreement pursuant to the above provisions if such party has breached in any material respect its obligations under the merger agreement in any manner that primarily contributed to the occurrence of the failure of such condition to the consummation of the merger;

●	by the Company, if:

●

Parent, Merger Sub or JAB Holdings has breached or failed to perform any of its representations, warranties, covenants or agreements under the merger agreement, such that conditions to our obligation to close would not be satisfied and such breach or condition is not curable by the termination date, or if curable, is not cured by such date, and we provide Parent with at least 30 days written notice prior to such termination and we are not otherwise in material breach of any of our covenants or agreements;

●

we receive a “superior proposal” and our board of directors authorizes us to enter into an alternative acquisition agreement for the superior proposal; provided that we have complied with the obligations summarized in “No Solicitation of Other Offers” and “Ability to Change Board Recommendation” and we pay Parent the required termination fee prior to or concurrently with the termination; or

●	by Parent, if:

●	our board of directors makes a change of recommendation or we breach our obligations summarized in “No Solicitation of Other Offers” or “Ability to Change Board Recommendation”;
●

following the receipt or public announcement of an acquisition proposal, our board of directors fails to reaffirm its recommendation of the merger within three business days after receipt of any reasonable request to do so from Parent;

●

we have breached or failed to perform any of our representations, warranties, covenants or agreements under the merger agreement, such that conditions to the obligation to close by Parent and Merger Sub are not satisfied and such breach or condition is not curable or not cured by the termination date, and Parent provides us with at least 30 days written notice prior to such termination and Parent and Merger Sub are not otherwise in material breach of any of their respective covenants or agreements under the merger agreement.

Termination Fee

If the merger agreement is terminated by the Company or by Parent or Merger Sub under the situations described in further detail below, the Company may be required to pay a termination fee in the amount of $42,000,000, which we refer to as the termination fee, to Parent.

The Company must pay the termination fee to Parent if:

●	the Company or Parent terminates the merger agreement because the merger has not been consummated by the termination date and, if at such time:

●	there is an outstanding acquisition proposal that has been publicly disclosed and not clearly withdrawn in good faith before the termination date; and
●

within 12 months after termination of the merger agreement, the Company or any of our subsidiaries enters into an agreement or consummates a transaction involving an acquisition proposal (in the case of a sale of equity securities or assets, for 50% or more of the total voting power or of any class of equity securities of the Company or those of any of our subsidiaries, or the acquisition, purchase or disposition of the business or 50% or more of the consolidated assets (including equity securities of its subsidiaries), revenues, net income or earnings of the Company and our Subsidiaries outside the ordinary course of business);

●

the Company terminates the merger agreement in order to accept a superior proposal and enter into an alternative acquisition agreement related to such superior proposal after complying with the obligations summarized in “No Solicitation of Other Offers” beginning on page 61 and “Ability to Change Board Recommendation” beginning on page 63; or

●	Parent terminates the merger agreement because:

●	our board of directors makes a change of recommendation or the Company has breached its obligations summarized in “No Solicitation of Other Offers” or “Ability to Change Board Recommendation”.

The merger agreement provides that in no event will we be required to pay the termination fee on more than one occasion. If we pay the termination fee to Parent, such termination fee shall be Parent’s and Merger Sub’s sole and exclusive remedy in circumstances where the termination fee is payable, except where the Company has materially breached or failed to perform any of its covenants with respect to its obligations regarding non-solicitation of other transactions, this proxy statement or the special meeting, in which case the aggregate amount of damages determined by a court to be payable by the Company shall be reduced by the amount of any termination fee previously paid to Parent. The merger agreement also provides that if we fail to promptly pay the termination fee to Parent, and Parent or Merger Sub commences a suit in order to obtain such payment, which suit results in a judgment against the Company for the termination fee (or a portion thereof), we must pay Parent its costs and expenses (including attorney’s fees) in connection with such suit, together with any applicable interest on the amount of the fee.

Specific Performance

Each of the parties is entitled to specific performance to enforce performance of any covenant or obligation under the merger agreement or injunctive relief to prevent any breach thereof.

Amendment, Extension and Waiver

The parties may amend the merger agreement by executed written agreement at any time before or after our shareholders have approved the merger agreement, provided that, after the approval of the merger agreement by our shareholders, there shall be no amendment or change to the merger agreement that by law requires the further approval of our shareholders without obtaining such further approval, provided, further, that specified provisions may not be modified in a manner that is adverse in any material respect to the financial sources without the prior written consent of the parties to the debt commitment letter, which shall not be unreasonably withheld or delayed.

At any time before the consummation of the merger, each of the parties to the merger agreement may waive compliance with any of the agreements or conditions contained in the merger agreement to the extent permitted by applicable law.

MARKET PRICE AND DIVIDEND DATA

Our common stock started trading on April 5, 2000 on the NASDAQ under the ticker symbol “KREM”, but switched to trading on the NYSE under the ticker symbol “KKD” on May 17, 2001. The following table sets forth, for the period indicated, the range of high and low sale prices of our common stock, as reported by NYSE with respect to the period from February 3, 2014, through June 24, 2016.

	High	Low
Fiscal Year ending January 29, 2017
Second Quarter (through June 24, 2016)	$21.75	$16.58
First Quarter	$17.53	$12.90

Fiscal Year ended January 31, 2016
Fourth Quarter	$15.50	$13.01
Third Quarter	$18.82	$13.61
Second Quarter	$20.38	$16.90
First Quarter	$22.32	$17.68

Fiscal Year ended February 1, 2015
Fourth Quarter	$21.08	$18.18
Third Quarter	$19.02	$14.82
Second Quarter	$19.30	$15.05
First Quarter	$21.30	$15.70

The high and low sales prices per share for the Company’s common stock as reported by NYSE on June 24, 2016, the latest practicable trading day before the filing of this proxy statement, were $21.03 and $20.93, respectively.

There were 13,415 shareholders of record of our common stock as of June 24, 2016.

We have not declared or paid any cash dividends on our common stock previously. Historically, we have retained earnings, if any, for use in the operation and expansion of our business.

Following the consummation of the merger, our common stock will not be traded on any public market.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth the number of shares of the Company’s common stock, which is our only class of voting stock, beneficially owned as of June 22, 2016 by each director and nominee for director, each named executive officer, as well as all directors and executive officers as a group. Information for all those known by us to be beneficial owners of more than five percent of our common stock, as stated on and based solely on Schedules 13D or 13G filed by such beneficial owners, is also included.

Beneficial ownership is determined under the rules of the SEC. These rules deem common stock (a) subject to options currently exercisable as of, or exercisable within 60 days after, June 22, 2016, or (b) issuable pursuant to restricted stock units vested as of, or vesting within 60 days after, June 22, 2016, to be outstanding for purposes of computing the number of shares owned and ownership percentage of the person holding the options or restricted stock units, or of a group of which the person is a member, but they do not deem such stock to be outstanding for purposes of computing the ownership percentage of any other person or group. Unless otherwise indicated by footnote, the owner exercises sole voting and investment power over the shares. As of June 22, 2016, no directors or executive officers hold Company common stock in margin accounts or have Company common stock pledged for a loan or stock purchase. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Except as noted below, information with respect to beneficial ownership has been furnished by each director, executive officer or five percent or more shareholder, as the case may be, and the address for each person listed on the table is c/o Krispy Kreme Doughnuts, Inc., 370 Knollwood Street, Winston-Salem, North Carolina 27103. Applicable percentages are based on 61,013,693 shares outstanding on June 22, 2016, adjusted as required by the rules promulgated by the SEC.

		Percentage
	Number of Shares	of Beneficial
Name of Beneficial Owner	Beneficially Owned	Ownership
Directors and Executive Officers:
Cynthia A. Bay(1)	425,268	* %
Daniel L. Beem(2)	10,354	*
Tim E. Bentsen(3)	7,966	*
Charles A. Blixt(4)	227,826	*
Price Cooper	16,339	*
Lynn Crump-Caine(5)	227,826	*
Tom Kuharcik(6)	4,067	*
Carl E. Lee, Jr.(7)	12,966	*
C. Stephen Lynn(8)	227,826	*
Robert S. McCoy, Jr.(9)	239,533	*
James H. Morgan(10)	1,032,733	1.7
Douglas R. Muir(11)	308,568	*
Andrew J. Schindler(12)	239,533	*
Lizanne Thomas(13)	239,983	*
Tony Thompson(14)	81,240	*
All directors and executive officers as a group (17 persons)	3,336,706	5.5

		Percentage
	Number of Shares	of Beneficial
Name of Beneficial Owner	Beneficially Owned	Ownership
5% Shareholders:
T. Rowe Price Associates, Inc.(15)	10,141,204	16.0
100 East Pratt Street
Baltimore, MD 21202
Vanguard Group, Inc(16)	4,396,963	6.97
100 Vanguard Blvd.
Malvern, PA 19355
BlackRock, Inc.(17)	3,461,210	5.5
40 East 52nd Street
New York, NY 10022
____________________

* Less than one percent.

(1)	Includes 348,448 shares issuable upon the exercise of currently exercisable stock options.

(2)	Includes 7,401 shares issuable upon the exercise of currently exercisable stock options.

(3)	Consists of 7,966 shares underlying fully vested restricted stock units. Mr. Bentsen has elected to defer receipt of all shares underlying the restricted stock units, which will be distributed in a single lump sum share distribution following termination of his service on the board of directors.

(4)	Consists of 227,826 shares underlying fully vested restricted stock units. Mr. Blixt has elected to defer receipt of all shares underlying the restricted stock units, which will be distributed in a single lump sum share distribution following termination of his service on the board of directors.

(5)	Consists of 227,826 shares underlying fully vested restricted stock units. Ms. Crump-Caine has elected to defer receipt of all shares underlying the restricted stock units, which will be distributed in a single lump sum share distribution following termination of her service on the board of directors.

(6)	Consists of 4,067 shares underlying unvested restricted stock units that will vest within 60 days of June 22, 2016.

(7)	Includes 7,966 shares underlying fully vested restricted stock units. Mr. Lee has elected to defer receipt of all shares underlying the restricted stock units, which will be distributed in a single lump sum share distribution following termination of his service on the board of directors.

(8)	Consists of 227,826 shares underlying fully vested restricted stock units. Mr. Lynn has elected to defer receipt of the 212,995 shares underlying the fully vested restricted stock units, which will be distributed in a single lump sum share distribution following termination of his service on the board of directors. Mr. Lynn has elected not to defer receipt of the 14,831 shares underlying the unvested restricted stock units.

(9)	Consists of 239,533 shares underlying fully vested restricted stock units. Mr. McCoy has elected to defer receipt of all shares underlying the restricted stock units, which will be distributed in a single lump sum share distribution following the termination of his service on the board of directors.

(10)	Includes 941,102 shares issuable upon the exercise of currently exercisable stock options.

(11)	Includes 245,972 shares issuable upon the exercise of currently exercisable stock options.

(12)	Consists of 239,533 shares underlying fully vested restricted stock units. Mr. Schindler has elected to defer receipt of all shares underlying the restricted stock units, which will be distributed in a single lump sum share distribution following the termination of his service on the board of directors.

(13)	Includes 224,702 shares underlying fully vested restricted stock units. Ms. Thomas has elected to defer receipt of the 224,702 shares underlying the fully vested restricted stock units, which will be distributed in a single lump sum share distribution following the termination of her service on the board of directors.

(14)	Includes (a) 45,549 shares issuable upon the exercise of currently exercisable stock options and (b) 35,691 shares underlying fully vested restricted stock units.

(15)	The information reported is based on a Schedule 13G/A filed with the SEC on February 11, 2016, reporting sole power of T. Rowe Price Associates, Inc. (“Price Associates”) to vote, or direct the vote of, 1,903,154 shares and sole power to dispose, or direct the disposition of, 10,141,204 shares. These securities are owned by various individual and institutional investors, including T. Rowe Price New Horizons Fund, Inc. (which owns 5,221,150 shares, representing 8.2% of the shares outstanding), to which Price Associates serves as an investment adviser with power to direct and/or sole power to vote the securities. For purposes of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(16)	The information reported is based on a Schedule 13G/A filed with the SEC on February 10, 2016, reporting sole power of The Vanguard Group, Inc. to vote, or direct the vote of, 142,678 shares; sole power to dispose, or direct the disposition of, 4,252,585 shares; and shared power to dispose, or direct the disposition of, 144,378 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 138,578 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 9,900 shares as a result of its serving as investment manager of Australian investment offerings.

(17)	The information reported is based on a Schedule 13G/A filed with the SEC on January 26, 2016, reporting sole power of BlackRock, Inc. to vote, or direct the vote of, 3,316,185 shares and sole power to dispose, or direct the disposition of, 3,461,210 shares. Various persons have the right to receive, or the power to direct, the receipt of dividends from, the proceeds from the sale of the Company’s common stock. No one person’s interest in the Company’s common stock is more than five percent of the total outstanding common shares.

OTHER MATTERS

Other Matters for Action at the Special Meeting

No business may be transacted at the special meeting other than the matters set forth in this proxy statement, except such business as may properly be brought before the special meeting or any adjournment or postponement thereof. As of the date of this proxy statement, we know of no other matters that will be presented for consideration at the special meeting, or any adjournments or postponements thereof, other than as described in this proxy statement.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are shareholders of the Company will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, or direct your written request to our Corporate Secretary, Krispy Kreme Doughnuts, Inc., P.O. Box 83, Winston-Salem, North Carolina 27102 or contact the Corporate Secretary at (336) 726-8876. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker or the Company at the address or telephone number above.

SHAREHOLDER PROPOSALS

The Company began mailing its Notice of Internet Availability of Proxy Materials and, in some instances, its proxy materials for its 2016 annual meeting to shareholders on or about May 5, 2016. On May 9, 2016, the Company announced the postponement of its 2016 annual meeting, originally scheduled to be held on June 14, 2016, pending the merger. The Company will only hold its 2016 annual meeting if the merger is not completed. If the merger is not completed, the Company will provide information about the rescheduled 2016 annual meeting at a later date.

In order for a shareholder proposal to have been considered for inclusion in the proxy materials for the 2016 annual meeting pursuant to Exchange Act Rule 14a-8, the proposal must have been received by us no later than January 8, 2016. Notice of shareholder nominations pursuant to our bylaws must have been received by us no earlier than February 18, 2016 and no later than March 19, 2016.

If you wish to submit a proposal pursuant to the advance notice provisions of our bylaws for consideration at the 2016 annual meeting, if held, notice of such proposal must be submitted in writing and delivered to, or mailed and received at, the principal executive offices of the Company not less than 40 days nor more than 90 days before the 2016 annual meeting. If the Company mails a notice of the 2016 annual meeting less than 60 days before the meeting, your proposal will be considered timely if received by the Secretary no more than 10 days after the notice was sent. Accordingly, any such proposal should be delivered or mailed to: Corporate Secretary, Krispy Kreme Doughnuts, Inc., P.O. Box 83, Winston-Salem, North Carolina 27103. In order to be properly submitted, your notice to the Corporate Secretary must contain specific information as required under the Company’s bylaws. If you would like a copy of the Company’s current bylaws, please write to the Corporate Secretary at the address above.

Without limiting the advance notice provisions in the Company’s bylaws, which contain procedures that must be followed for a matter to be properly presented at an annual meeting, the proxy holders will have discretionary authority to vote all shares for which they hold proxies with respect to any shareholder proposal or nomination received after the deadline for such proposals or nominations set forth in our bylaws. Such discretionary authority may be exercised to oppose a proposal or nomination made by a shareholder.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for our fiscal year ended January 31, 2016 (filed on March 31, 2016);
●	Our Definitive Proxy Statement for our 2016 annual meeting of shareholders (filed on May 5, 2016);
●	Our Quarterly Report on Form 10-Q for the quarter ended May 1, 2016 (filed on June 10, 2016); and
●	Our Current Reports on Form 8-K filed on March 11, 2016, May 9, 2016 and May 31, 2016.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at P.O. Box 83, Winston-Salem, North Carolina 27103, attention: Corporate Secretary, or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents. Upon written or telephonic request as provided above, we will, within one business day of receiving such request, mail copies of any or all items incorporated by reference herein, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents, to the requesting party by first class mail or other equally prompt means.

The JAB group has supplied all information contained in this proxy statement relating to JAB Holdings, Parent and Merger Sub, and we have supplied all information relating to the Company.

* * *

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JUNE 24, 2016. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE. THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

Execution Version

AGREEMENT AND PLAN OF MERGER

By and Among

KRISPY KREME DOUGHNUTS, INC.

COTTON PARENT, INC.,

COTTON MERGER SUB INC.

And

JAB HOLDINGS B.V.

Dated as of May 8, 2016

A-i

A-ii

ARTICLE VII

CONDITIONS TO THE MERGER

A-iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (hereinafter called this “Agreement”), dated as of May 8, 2016, by and among Krispy Kreme Doughnuts, Inc., a North Carolina corporation (the “Company”), Cotton Parent, Inc., a Delaware corporation (“Parent”), Cotton Merger Sub Inc., a North Carolina corporation and a wholly owned subsidiary of Parent (“Merger Sub,”), and JAB Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands (the “HoldCo”), the Company and Merger Sub sometimes being hereinafter collectively referred to as the “Constituent Corporations”).

RECITALS

WHEREAS, Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement and Merger Sub shall be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, the respective boards of directors of each of Merger Sub, Parent and the Company have adopted, approved and declared advisable this Agreement (including the plan of merger (as such term is used in Section 55-11-01 of the North Carolina Business Corporation Act (the “NCBCA”)) (the “Plan of Merger”)) and the Merger upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the board of directors of the Company and any required committee thereof have unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and its shareholders, (b) adopted, approved and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, on the terms and subject to the conditions set forth in this Agreement, are fair to and in the best interests of the Company and its shareholders and (c) resolved to recommend that the shareholders of the Company approve the Merger and adopt this Agreement (such recommendation, the “Company Recommendation,” and clauses (a), (b), (c) together, the “Board Actions”); and

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

THE MERGER; CLOSING; EFFECTIVE TIME

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the NCBCA, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger under the NCBCA (sometimes hereinafter referred to as the “Surviving Corporation”).

1.2 Closing. Unless otherwise mutually agreed in writing between the Company and Parent, the closing for the Merger (the “Closing”) shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, at 9:00 A.M. (Eastern Time) on the third business day following the day on which the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied only at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or at such other time and date as the parties mutually agree in writing (the day on which the Closing takes place being the “Closing Date”).

1.3 Effective Time. Concurrently with the Closing, the Company and Parent will cause articles of merger (the “Articles of Merger”) to be filed with the Secretary of State of the State of North Carolina in such form as required by, and executed in accordance with, the relevant provisions of the NCBCA (the date and time of the filing of the Articles of Merger with the Secretary of State of the State of North Carolina, or such later time as is specified in the Articles of Merger and as is agreed to by the Company and Parent in writing, being the “Effective Time”).

ARTICLE II

ARTICLES OF INCORPORATION AND BYLAWS
OF THE SURVIVING CORPORATION; DIRECTORS AND OFFICERS OF THE
SURVIVING CORPORATION

2.1 Articles of Incorporation. At the Effective Time, the Restated Articles of Incorporation of the Company shall be amended in their entirety to read the same as the articles of incorporation of Merger Sub immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be “Krispy Kreme Doughnuts, Inc.” and as so amended shall be the articles of incorporation of the Surviving Corporation (the “Charter”), until thereafter amended as provided therein or in accordance with applicable Law.

2.2 The Bylaws. At the Effective Time, the Amended and Restated Bylaws of the Company shall be amended in their entirety to read the same as the bylaws of Merger Sub immediately prior to the Effective Time, and as so amended shall be the bylaws of the Surviving Corporation (the “Bylaws”), until thereafter amended as provided therein or in accordance with applicable Law.

2.3 Directors. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

2.4 Officers. The officers of the Company (other than such officers who Parent and the Company mutually determine shall not remain officers of the Surviving Corporation) immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

ARTICLE III

EFFECT OF THE MERGER ON CAPITAL STOCK;
EXCHANGE OF CERTIFICATES

3.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any capital stock of the Company or Merger Sub:

(a) Merger Consideration. Each issued and outstanding share of the Company’s common stock (excluding for these purposes any Shares granted in the form of restricted Shares, which shall be treated pursuant to Section 3.3(b)), no par value (a “Share” or, collectively, the “Shares”) immediately prior to the Effective Time other than (i) Shares owned by Parent, Merger Sub or any other Affiliate (as used in this Agreement, the term “Affiliate” shall have the meanings provided in Rule 12b-2 under the Exchange Act) of Parent that is directly or indirectly wholly owned by the ultimate parent of Parent and (ii) Shares owned by any direct or indirect wholly owned Subsidiary of the Company (each of such Shares described in clauses (i) and (ii), an “Excluded Share” and collectively, the “Excluded Shares”) shall be converted into the right to receive an amount in cash equal to $21.00 (the “Per Share Merger Consideration”). At the Effective Time, all of the Shares (other than Excluded Shares) shall cease to be outstanding, shall automatically be cancelled and shall cease to exist, and thereafter any Shares represented by a certificate representing such Shares (a “Certificate”) or upon Merger Sub’s request or otherwise if the Company does not then have certificated Shares, the applicable number of uncertificated Shares represented by book-entry (the “Book-Entry Shares”) (in each case, other than Excluded Shares) shall represent only the right to receive the Per Share Merger Consideration. For purposes of this Agreement, the term “Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

(b) Treatment of Excluded Shares. Each Excluded Share shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder of the Excluded Share, cease to be outstanding and automatically be cancelled without payment of any consideration therefor, subject to any rights the holder thereof may have under Section 3.2.

(c) Merger Sub. At the Effective Time, each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, no par value, of the Surviving Corporation.

3.2 Exchange of Certificates.

(a) Paying Agent. At or immediately following the Effective Time, Parent shall deposit, or shall cause to be deposited, with a paying agent (which shall be a reputable bank or trust company) selected by Parent (the “Paying Agent”) for the benefit of the holders of Shares, a cash amount in immediately available funds necessary for the Paying Agent to make payments under Section 3.1(a) (such cash being hereinafter referred to as the “Exchange Fund”). The Exchange Fund shall not be used for any other purpose. The Paying Agent shall invest the Exchange Fund as directed by Parent; provided, that such investments shall be in obligations of or guaranteed by the United States of America in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three months. Any interest and other income resulting from such investments shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable under Section 3.1(a) shall be promptly returned to Parent.

(b) Exchange Procedures. Promptly after the Effective Time (and in any event within five business days thereafter) the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Shares (or, in the case of “street-holders,” deliver to the Depository Trust Company) immediately prior to the Effective Time (other than holders of Excluded Shares) (i) a letter of transmittal in customary form, reasonably acceptable to the parties, specifying that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 3.2(e)) or Book-Entry Shares to the Paying Agent and (ii) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 3.2(e)) or Book-Entry Shares in exchange for the Per Share Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 3.2(e)) or Book-Entry Shares to the Paying Agent in accordance with the terms of such letter of transmittal, duly executed, the holder of such Certificate or Book-Entry Shares shall solely be entitled to receive in exchange therefor a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 3.2(f)) equal to (x) the number of Shares represented by such Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 3.2(e)) or Book-Entry Shares multiplied by (y) the Per Share Merger Consideration, and the Certificate or Book-Entry Shares so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates or Book-Entry Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check or wire (pursuant to instructions set forth in the letter of transmittal) for any cash to be exchanged upon due surrender of the Certificate or Book-Entry Shares may be issued to such transferee if the Certificate or Book-Entry Shares formerly representing such Shares is presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable. For purposes of this Agreement, the term “business day” shall have the meaning provided in Rule 14d-1(g)(3) under the Exchange Act.

(c) Transfers. From and after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate or Book-Entry Shares are presented to the Surviving Corporation, Parent or the Paying Agent for transfer, such Certificates or Book-Entry Shares shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to this Article III.

(d) Termination of Exchange Fund; No Liability. Any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund) that remains unclaimed by the shareholders of the Company for one (1) year after the Effective Time shall be delivered to the Surviving Corporation. Any holder of Shares (other than Excluded Shares) who has not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for payment of the Per Share Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 3.2(f)) upon due surrender of its Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 3.2(e) below) or Book-Entry Shares, without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount delivered to any Governmental Entity pursuant to and in compliance with applicable abandoned property, escheat or similar Laws. For the purposes of this Agreement, the term “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

(e) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such reasonable amount and upon such reasonable terms as may be required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will issue a check or wire (pursuant to instructions set forth in the letter of transmittal) in the amount (after giving effect to any required Tax withholdings) equal to the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Per Share Merger Consideration.

(f) Withholding Rights. Each of Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it reasonably determines in good faith it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable state, local or foreign Tax Law. To the extent that amounts are so withheld by Parent, the Surviving Corporation or the Paying Agent, as the case may be, such withheld amounts (i) shall be remitted by Parent, the Surviving Corporation or the Paying Agent, as applicable, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent, as the case may be.

(g) No Further Ownership Rights in Shares. The Per Share Merger Consideration paid upon the surrender of Certificates or Book-Entry Shares in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or to such Book-Entry Shares.

3.3 Treatment of Stock Plans.

(a) Treatment of Options. At least five days prior to the Effective Time, the Company shall take all necessary action to accelerate the vesting of each outstanding option to purchase Shares under the Stock Plans (each, a “Company Option”), and provide each holder of a Company Option the opportunity to exercise such Company Option during such five-day period. At the Effective Time, each outstanding Company Option, vested or unvested, shall be cancelled and converted into the right to receive, as soon as reasonably practicable after the Effective Time, but in no event later than fifteen Business Days following the Effective Time, from the Surviving Corporation an amount in cash equal to the product of (x) the total number of Shares subject to the Company Option times (y) the excess, if any, of the Per Share Merger Consideration over the exercise price per Share under such Company Option, less applicable Taxes required to be withheld with respect to such payment as provided in Section 3.2(f). In the event that the exercise price per Share under any Company Option, as adjusted, is equal to or greater than the Per Share Merger Consideration, such Company Option shall be cancelled as of the Effective Time without payment therefore and shall have no further force or effect.

(b) Treatment of Other Awards Under Stock Plans. At the Effective Time, each outstanding award of a right (other than awards of Company Options) entitling the holder thereof to receive or retain Shares or receive a cash payment equal to or based on the value of Shares, including any restricted stock units, issued under the Stock Plans (a “Share Unit”) that is outstanding or payable as of immediately prior to the Effective Time, whether vested or unvested, shall be cancelled and converted automatically into the right to receive, as promptly as reasonably practicable following the Effective Time, but in no event later than fifteen Business Days following the Effective Time, from the Surviving Corporation, a cash payment equal to the product of (x) the number of Shares subject to such Share Unit and (y) the Per Share Merger Consideration, less applicable Taxes required to be withheld with respect to such payment as provided in Section 3.2(f); provided, that the number of Shares subject to each Share Unit that is subject to performance-based vesting shall be determined based on the level of achievement of such performance condition through the Closing measured, in a manner that is consistent with the Company’s past practice regarding the methodology for such measurement, or if greater, the target number of Shares subject to such Share Unit. At the Effective Time, each holder of a Share Unit shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration in accordance with this Section 3.3(b).

(c) Corporate Actions. At or prior to the Effective Time, the Company, the board of directors of the Company and the compensation committee of the board of directors of the Company, as applicable, shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of Sections 3.3(a) and 3.3(b), provided, that the Company shall provide Parent with the opportunity to review and comment on any such resolutions or actions. The Company shall take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation will be required to deliver Shares or other capital stock of the Company to any Person pursuant to or in settlement of Company Options or otherwise.

3.4 Adjustments to Prevent Dilution. In the event that, between the date of this Agreement and the Effective Time, the number of issued and outstanding Shares or securities convertible or exchangeable into or exercisable for Shares changes as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, the Per Share Merger Consideration shall be equitably adjusted to provide to Parent and the holders of Shares the same economic effect as contemplated by Article III of this Agreement prior to such change; provided that nothing in this Section 3.3(a) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as (i) set forth in the corresponding sections or subsections of the disclosure schedule delivered to Parent by the Company prior to entering into this Agreement (the “Company Disclosure Schedule”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Schedule shall be deemed disclosure with respect to any section or subsection to which the relevance of such item is reasonably apparent on its face other than with respect to Section 4.6(a), which shall not be subject to or qualified by the information set forth in any other section or subsection of the Company Disclosure Schedule other than Section 4.6(a) thereof, whether by cross reference or otherwise) or (ii) other than with respect to Sections 4.1, 4.2(a), 4.2(b) (the first sentence thereof) and 4.3 and, as further limited by clause (B) below, 4.6(a)), (A) disclosed in the Company Reports filed with the Securities and Exchange Commission (the “SEC”) at least two business days prior to the date of this Agreement, the relevance of which disclosure is reasonably apparent in the Company Reports and (B) with respect to Section 4.6(a), only to the extent any such Company Report was filed since February 1, 2016 (excluding, in the case of this clause (ii), any disclosures set forth in any section entitled “Risk Factors” or “ Cautionary Statement Relevant to Forward Looking Statements” or in any other section to the extent they are forward-looking statements or cautionary, nonspecific, predictive or forward-looking in nature), the Company hereby represents and warrants to Parent and Merger Sub that:

4.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is duly qualified or licensed to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification or licensing, except where the failure to be so organized, qualified, licensed or in good standing, or to have such power or authority, individually or in the aggregate, has not had and is not reasonably likely to have a Material Adverse Effect. The Company has made available to Parent complete and correct copies of the Company’s articles of incorporation and bylaws, each as amended to the date of this Agreement, and each as so delivered is in full force and effect. Neither the Company nor any of its Subsidiaries is in material violation of any provisions of its respective articles or certificate of organization (as applicable), bylaws or similar governing documents. Section 4.1 of the Company Disclosure Schedule contains a correct and complete list of the Company’s Subsidiaries and each jurisdiction where the Company and its Subsidiaries are organized and qualified to do business.

As used in this Agreement, the term “Material Adverse Effect” means any effect, occurrence, change, state of facts, circumstance, event or development (each an “Effect”) that has a material adverse effect on (a) the financial condition, business or results of operations of the Company and its Subsidiaries taken as a whole provided, that no Effect resulting from or arising out of the following, in and of itself or themselves, shall constitute or be taken into account in determining whether there has been or would reasonably be expected to have a Material Adverse Effect: (A) Effects resulting from changes in the economy, political conditions or financial credit or securities markets generally in the United States or other countries in which the Company conducts material operations or sources material supplies or that are the result of acts of war or terrorism; (B) Effects resulting from changes that are the result of factors generally affecting the industries in which the Company and its Subsidiaries operate, including changes in raw material costs; (C) Effects resulting from changes in United States generally accepted accounting principles

(“GAAP”) or rules and policies of the Public Company Accounting Oversight Board or changes in applicable Law or changes in interpretations of applicable Law; (D) Effects resulting from (i) any failure by the Company or its Subsidiaries to meet any internal or external projections, budgets, guidance, forecasts, estimates of revenues or earnings by the Company or its Subsidiaries or analysts or (ii) change in the market value or trading volume of Shares for any period ending on or after the date of this Agreement (it being understood that the underlying causes of any such failures or changes shall not be excluded by this clause (D)); (E) Effects directly resulting from entry into this Agreement, the public announcement or pendency of the Merger or the other transactions contemplated by this Agreement (including, for the avoidance of doubt, (i) any loss of revenue or earnings, or (ii) the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, customers, suppliers or business partners, in each case solely to the extent resulting from such public announcement or pendency); (F) any Effect relating to fluctuations in the value of any currency; (G) any Effect relating to any action taken by the Company with Parent’s consent or contemplated expressly by this Agreement or any action not taken by the Company to the extent such action is expressly prohibited by this Agreement without the prior consent of Parent the Company has requested the consent of Parent to take such action and Parent has not consented to such action within five business days; and (H) the existence, occurrence, or continuation of any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or any national, international or regional calamity; provided, further, that the exception in clause (D) shall not prevent or otherwise affect any Effect underlying such failure from being taken into account in determining whether a Material Adverse Effect has occurred or is reasonably likely to occur; provided, further, that, with respect to clauses (A), (B), (C) and (H), Effects resulting from any change, event, circumstance or development that have had or would reasonably be expected to have a disproportionate adverse effect on the Company and its Subsidiaries compared to other companies operating in the Company’s geographic markets in the segment of the industry in which the Company and its Subsidiaries operate shall be considered for purposes of determining whether a Material Adverse Effect has occurred or is reasonably likely to occur) or (b) the ability of the Company to consummate the transactions contemplated by this Agreement.

4.2 Capital Structure.

(a) The authorized capital stock of the Company consists of 310,000,000 shares comprising (i) 300,000,000 Shares and (ii) 10,000,000 shares of preferred stock, no par value (the “Preferred Shares”). As of the close of business on May 6, 2016, (i) 60,914,289 Shares are issued and outstanding, (ii) 1,866,753 Shares are reserved for issuance upon or otherwise deliverable in connection with the exercise of outstanding Company Options under the Company’s 2012 Stock Incentive Plan, the Company’s 2000 Stock Incentive Plan and the Company’s Phantom Equity Incentive Plan, to the extent applicable (collectively, the “Stock Plans”), (iii) an aggregate of 2,145,668 Shares were subject to or otherwise deliverable (including in the form of cash equal to or based on the value of Shares) in connection with outstanding Share Units issued pursuant to the Stock Plans, of which 17,043 were Share Units issued pursuant to the Company’s Phantom Equity Incentive Plan and (iv) no Preferred Shares were outstanding. Section 4.2(a) of the Company Disclosure Schedule contains a correct and complete list of outstanding Company Options and Share Units, as of the close of business on May 7, 2016, including the holder, date of grant, term, where applicable, number of Shares underlying such security and, where applicable, exercise price and vesting schedule. From the close of business on May 6, 2016 through the date of this Agreement, (A) the Company has not issued any new Company Options or Share Units and (B) other than with respect to Shares issued as a result of the exercise of Company Options or Share Units that were outstanding as of the close of business on May 6, 2016, the Company has not issued any new Shares or Preferred Shares. All of the issued and outstanding Shares are, and all Shares that may be issued pursuant to the exercise of the Company Options or settlement of the Share Units will be, duly authorized, validly issued, fully paid, nonassessable and free of any preemptive or similar rights. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable, exchangeable or redeemable for securities having the right to vote (“Voting Debt”)) with the shareholders of the Company on any matter.

(b) Other than the Company Options and Share Units under the Stock Plans, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its

Subsidiaries to issue, transfer, redeem, acquire, or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights (or other economic or voting rights equivalent to an equity interest) are authorized, issued or outstanding. There are no shareholders agreements, voting trusts or other agreements or understandings relating to voting or disposition of any shares of capital stock or other securities of the Company or any of its Subsidiaries or granting to any Person or group of Persons the right to elect, or to designate or nominate for election, a member of the board of directors of the Company or any of its Subsidiaries. The Company is not party to any agreement granting registration rights to any Person.

(c) Section 4.2(c) of the Company Disclosure Schedule sets forth (i) each of the Company’s Subsidiaries and the ownership interest of the Company in each such Subsidiary, as well as the ownership interest of any other Person or Persons in each such Subsidiary and (ii) the Company’s or its Subsidiaries’ capital stock, equity interest or other direct or indirect ownership interest in any other Person (other than securities in a publicly traded company held for investment by the Company or any of its Subsidiaries and consisting of less than 1% of the outstanding capital stock of such Person). Each of the outstanding shares of capital stock or other equity interests of each of the Company’s Subsidiaries and each share of capital stock or other equity interests set forth on Section 4.2(c)(ii) of the Company Disclosure Schedule, are duly authorized, validly issued, fully paid and nonassessable and owned free and clear of any lien, charge, pledge, security interest, claim or other Encumbrance (each, a “Lien”).

(d) Each Company Option (i) was granted with an exercise price per Share equal to or greater than the fair market value of a Share on the effective date of such grant, and (ii) has a grant date identical to the grant date approved by the Company’s board of directors or compensation committee, which is either the date on which the Company Option was awarded or a later date specified by the Company’s board of directors or compensation committee.

(e) As of the date of this Agreement, (i) the Company and its Subsidiaries have no material indebtedness for borrowed money and (ii) there are no outstanding material letters of credit, bankers’ acceptance financing or similar instruments issued for the benefit of the Company or any of its Subsidiaries.

4.3 Corporate Authority and Approval. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the transactions contemplated hereby, including the Merger, other than in the case of the Merger (i) the affirmative vote of the holders of not less than a majority of all outstanding Shares entitled to vote pursuant to a vote at a special meeting of shareholders (the “Requisite Company Vote”) and (ii) the filing with the Secretary of State of the State of North Carolina of the Articles of Merger as required by the NCBCA. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law) (the “Bankruptcy and Equity Exception”). The board of directors of the Company has duly and unanimously adopted resolutions, which have not subsequently been rescinded or modified in any way, adopting the Board Actions. The Requisite Company Vote is the only vote of any class or series of the Company’s share capital or other securities necessary to approve or adopt this Agreement and the transactions contemplated hereby, including the Merger.

4.4 Governmental Filings; No Violations; Certain Contracts.

(a) No notices, reports, filings consents, waivers, registrations, approvals, orders, permits or authorizations (each an “Approval”) are, as applicable required to be made or obtained by the Company from, any federal, state, local, multinational or foreign governmental, administrative or regulatory (including stock exchange) authority, agency, commission, body, court or other legislative, executive or judicial governmental entity (each a “Governmental Entity”), in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby, other than (i) any Approvals required (A) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (B) under applicable requirements of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) and the rules and regulations promulgated thereunder (including filing of the proxy statement, in definitive form relating to the Shareholders Meeting (such proxy statement or information statement, as amended or supplemented from time to time, the “Proxy Statement”)), (C) under applicable requirements of the New York Stock Exchange (“NYSE”) or (D) under applicable Antitrust Laws, (ii) the filing with the Secretary of State of the State of North Carolina of the Articles of Merger as required by the NCBCA and (iii) such other Approvals which the failure to make or obtain, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by the Company does not, and the consummation of the Merger and the other transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the articles of incorporation or bylaws of the Company or the comparable governing documents of any of its Subsidiaries, (ii) assuming that the Approvals referred to in Section 4.4(a) are duly obtained or made, with or without notice, lapse of time or both, a material breach or violation of, any Law to which the Company or any of its Subsidiaries is subject or (iii) with or without notice, lapse of time or both, a breach or violation of, a termination, cancellation or modification (or provide a right of termination, cancellation or modification) or default under, the payment of additional fees, the creation, change or acceleration of any rights or obligations under, any requirement to provide notice to, or require consent or approval from, the other party thereto, or the creation of a Lien on any of the assets of the Company or any of its Subsidiaries, in each case, pursuant to any Contract binding upon the Company or any of its Subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such breach, violation, termination, default, creation, acceleration or change that individually or in the aggregate, has not had and is not reasonably likely to have a Material Adverse Effect.

4.5 Company Reports; Financial Statements; No Undisclosed Liabilities.

(a) The Company has filed or furnished, as applicable, on a timely basis, all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), since February 3, 2014 (the forms, statements, reports and documents filed or furnished since February 3, 2014 and those filed or furnished subsequent to the date of this Agreement, including any amendments thereto, the “Company Reports”). No Subsidiary of the Company is required to file, or files, any form, report or other document with the SEC. Each of the Company Reports, as of the respective date of its filing or being furnished complied (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing) or, if not yet filed or furnished, will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and any rules and regulations promulgated thereunder applicable to the Company Reports. As of their respective dates of filing (and, in the case of any Company Report that is a registration statement, as of its effective date) (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(b) The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of NYSE. Except as permitted by the Exchange Act, including Section 13(k)(2) and Section 13(k)(3) thereof or the rules of the SEC, since February 4, 2013, neither the Company nor any of its Affiliates has made, arranged or modified any extensions of credit in the form of a personal loan to any executive officer or director of the Company or any of their respective Affiliates.

(c) Neither the Company nor any of the Company’s Subsidiaries is a party to, or has any commitment to become a party to, (i) any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the Securities Act)), and including similar collaboration, participation or off-set arrangements or obligations, where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company Reports or the Company Financial Statements, or (ii) any Contract relating to any transaction or relationship with, or ownership or other economic interest in, any variable interest entity.

(d) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Since February 4, 2013, such disclosure controls and procedures have been effective to ensure that information required to be disclosed by the Company in the reports that it is required to file or submit, or files or submits, under the Securities Act and the Exchange Act are recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Since February 4, 2013, such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company’s board of directors (A) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and has identified for the Company’s auditors and audit committee of the Company’s board of directors any material weaknesses in internal control over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(e) Each of the consolidated financial statements included in or incorporated by reference into the Company Reports (including the related notes and schedules) (the “Company Financial Statements”) (i) complies in all material respects with the applicable rules and regulations of the SEC, the Exchange Act and the Securities Act, (ii) has been prepared in accordance with GAAP applied, in all material respects, on a consistent basis during the periods involved (except as may be indicated in the Company Financial Statements or in the notes thereto and subject, in the case of unaudited statements, to normal year-end audit adjustments and the absence of footnote disclosure) and (iii) fairly presents, or, in the case of any Company Financial Statements filed after the date of this Agreement, will fairly present, in all material respects, the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its Subsidiaries as of the date and for the periods referred to in the Company Financial Statements. Each required form, report and document containing financial statements that has been filed with or submitted to the SEC since January 30, 2012 was accompanied by the certificates required to be filed or submitted by the Company’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act and, at the time of filing or submission of each such certificate, such certificate was true and accurate and complied in all material respects with the Sarbanes-Oxley Act.

(f) Since February 4, 2013 through the date of this Agreement, to the knowledge of the Company (i) neither the Company nor any of its Subsidiaries nor any director, officer, employee, auditor or accountant of the Company or any of its Subsidiaries has received any material complaint, allegation, assertion or claim, whether written or oral, that the Company or its Subsidiaries have engaged in illegal or fraudulent accounting or auditing practices, and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported to the board of directors of the Company or any committee thereof or to any director or officer of the Company any evidence of a material violation of United States federal securities Laws and the rules and regulations of the SEC promulgated thereunder breach of fiduciary duty or similar violation, relating to periods after February 4, 2013, by the Company or any of its officers, directors, employees or agents. As of the date of this Agreement, to the knowledge of the Company, there are no SEC inquiries or investigations, other governmental inquiries or investigations pending or threatened, in each case regarding any accounting practices of the Company or any of its Subsidiaries or any malfeasance by any executive officer of the Company.

(g) There are no outstanding or unresolved comments from any comment letters received by the Company from the SEC relating to any of the Company Reports. To the knowledge of the Company, none of the Company Reports is the subject of any ongoing review by the SEC.

(h) There are no liabilities or obligations of the Company or any of its Subsidiaries, whether accrued, absolute, determined or contingent required to be disclosed on a balance sheet prepared in accordance with GAAP, except for (i) liabilities or obligations disclosed and provided for in the balance sheets for the fiscal year ended January 31, 2016 or for the quarter ended April 30, 2016 subject to timing, (the “Balance Sheet Date”) that are included in the Company Financial Statements (or in the notes thereto) filed and publicly available prior to the date of this Agreement, (ii) liabilities or obligations incurred pursuant to the terms of this Agreement, (iii) liabilities or obligations incurred in the ordinary course of business consistent with past practice since February 1, 2016, (iv) liabilities for performance of obligations of the Company or any of its Subsidiaries under Contracts binding upon the Company or any of its Subsidiaries (other than resulting from any breach or acceleration thereof) provided or made available to Parent prior to the date of this Agreement, and (v) liabilities or obligations that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect.

4.6 Absence of Certain Changes. From February 1, 2016 through the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than in accordance with, the ordinary course of such businesses or in order to effectuate the terms of this Agreement and there has not been:

(a) any change, state of facts, circumstance, event or development that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect;

(b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any of its Subsidiaries (except for dividends or other distributions by any direct or indirect wholly owned Subsidiary to the Company or to any wholly owned Subsidiary of the Company), or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of the Company or any of its Subsidiaries;

(c) any material change in any method of accounting or accounting practice by the Company or any of its Subsidiaries;

(d) (i) any material increase in the compensation or benefits payable or to become payable to officers of the Company or any of its Subsidiaries (except for increases in the ordinary course of business or the payment of accrued or earned but unpaid bonuses, including but not limited to newly hired employees, promotions or as required by applicable Law), (ii) any establishment, adoption or entry into any collective bargaining, material bonus, profit sharing, equity, thrift, compensation, employment, termination, change-in-control, severance or other plan, trust, fund or policy in each case maintained or sponsored by the Company or any Subsidiary for the benefit of any director, officer or non-officer employee (with the exception of any establishment, adoption, entry into or amendment of any compensation, employment, termination or severance plan or policy for non-officer employees), except to the extent required by applicable Law or in the ordinary course of business consistent with past practice or (iii) any material amendment of any Company Benefit Plan except as required by applicable Law and except with respect to any compensation, employment, termination or severance plan or policy for non-officer employees;

(e) any release, assignment, compromise, discharge, waiver, settlement or satisfaction of any Action or other rights, claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) for an amount in excess of $250,000 or providing for any relief other than monetary relief;

(f) any material Tax election made or revoked by the Company or any of its Subsidiaries or any settlement or compromise of any material Tax liability by the Company or any of its Subsidiaries;

(g) any material change in tax accounting principles by the Company or any of its Subsidiaries, except insofar as may have been required by applicable Law; or

(h) any agreement to do any of the foregoing.

As used in this Agreement, the term “knowledge” when used in the phrases “to the knowledge of the Company,” “the Company’s knowledge,” “of which the Company has knowledge” or “the Company has no knowledge” shall mean the actual knowledge (assuming the Company’s disclosure controls and procedures and system of control over financial reporting have been complied with) of the individuals listed in Section 4.6(I) of the Company Disclosure Schedule, after such individual has made (or is deemed to have made) reasonable inquiry, it being understood and agreed that discussions with direct reports and a review of one’s files shall constitute reasonable inquiry.

4.7 Litigation. There are no civil, criminal or administrative actions, suits, claims, oppositions, disputes, litigations, objections, hearings, arbitrations, mediations, investigations, audit, complaint, charge, governmental inquiry or other proceedings, in each case, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any arbitrator or arbitration panel (“Actions”) pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any officer, director or employee of the Company or any of its Subsidiaries in such capacity before any Governmental Entity, which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any judgment, Order, writ, injunction, decree, award, stipulation or settlement (“Judgment”) of any Governmental Entity which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect.

4.8 Employee Benefits.

(a) Section 4.8(a) of the Company Disclosure Schedule contains a true and complete list of each material Company Benefit Plan. The term “Company Benefit Plans” means each compensation and/or benefit plan, program, policy, practice, contract, agreement or other arrangement (whether or not such plan is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), including any employee welfare plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA, and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, stock appreciation rights, stock-based rights, medical, profit sharing, insurance, retirement, supplemental retirement, severance, retention, termination, employment, change-of-control or fringe benefit plan, program or agreement, other than any plan to which the Company or any Subsidiary contributes (or has an obligation to contribute) pursuant to applicable Law and that is sponsored or maintained by a Governmental Entity, whether or not in writing and whether or not funded, in each case that is sponsored, maintained or contributed to by the Company or any Subsidiary for the benefit of the current or former employees, directors, consultants or independent contractors of the Company or any Subsidiary or with respect to which the Company has any actual or contingent liability. With respect to each Company Benefit Plan listed on Section 4.8(a) of the Company Disclosure Schedule, the Company has made available to Parent a true and complete copy thereof and, only if applicable: (i) each trust or other funding arrangement; (ii) each summary plan description and summary of material modifications; (iii) the most recently filed annual report on the IRS Form 5500; (iv) the most recent financial statements and actuarial or other valuation reports prepared with respect thereto; and (v) the most recently received IRS determination letter (or opinion or advisory letter, if applicable).

(b) Except for such matters that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect:

(i) Each Company Benefit Plan has been operated and administered accordance with its terms and applicable Laws, including but not limited to ERISA and the Code;

(ii) With respect to each Company Benefit Plan intended to be “qualified” within the meaning of section 401(a) of the Code, (A) each such Company Benefit Plan has received a favorable determination letter (or opinion or advisory letter, if applicable) from the Internal Revenue Service (“IRS”) with respect to its qualification, (B) the trusts maintained thereunder are intended to be exempt from taxation under section 501(a) of the Code, and (C) to the knowledge of the Company, no event has occurred that could reasonably be expected to result in disqualification or adversely affect such exemption; and

(iii) No liability under Title IV or section 302 of ERISA has been incurred by the Company or any trade or business, whether or not incorporated, that together with the Company would be deemed a single employer within the meaning of Section 4001(b) of ERISA (an “ERISA Affiliate”) that has not been satisfied in full, and no condition exists that presents a risk to the Company or any ERISA Affiliate of incurring any such liability, other than any liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

(c) No Company Benefit Plan (including for this purpose, any employee pension benefit plan described in ERISA section 3(2) that the Company, any Subsidiary or any ERISA Affiliate maintained, sponsored or contributed to within the six-year period preceding the date hereof) is (i) a plan subject to Title IV of ERISA, (ii) a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), or (iii) a “multiple employer plan” (within the meaning of Section 413(c) of the Code).

(d) To the knowledge of the Company, there are no Actions pending or threatened against the Company or any of its Subsidiaries with respect to any Company Benefit Plan, by or on behalf of any employee, former employee or beneficiary covered under any such Company Benefit Plan (other than routine claims for benefits) that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(e) There are no Company Benefit Plans established or maintained outside of the United States.

(f) Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (as such term is defined in Section 409A of the Code) is in compliance in all material respects with Section 409A of the Code and the regulations thereunder.

(g)The consummation of the transactions contemplated by this Agreement will not cause any amounts payable under the Company Benefit Plans to fail to be deductible for U.S. federal income tax purposes by virtue of Section 280G of the Code. Neither the execution nor delivery of this Agreement, shareholder approval of this Agreement, nor the consummation of the contemplated transactions under this Agreement will, whether alone or in combination with any other event, (i) result in the accelerated vesting or payment of, or any increase in, any compensation to any employee, consultant or director of the Company or any of its Subsidiaries or (ii) result in the entitlement of any such employee, consultant or director of the Company or any of its Subsidiaries to any severance or termination pay or benefits.

4.9 Compliance with Laws; Permits.

(a) Since February 4, 2013, the businesses of each of the Company and its Subsidiaries (including the ownership and maintenance of all its assets, including the Owned Real Property) have not been conducted in violation of any federal, state, local, municipal, multinational or foreign law, statute, constitution or ordinance, common law, or any rule, regulation, directive, treaty, policy, standard, Judgment or agency requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (collectively, “Laws”), except for violations that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect. No investigation, audit or review by any Governmental Entity with respect to the Company or any of its Subsidiaries or any of their assets is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity notified the Company of its intention to conduct the same, except for such investigations or reviews the outcome of which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect. As of the date of this Agreement, no change is required in the Company’s or in any of its Subsidiaries’ processes, properties, assets or procedures in connection with any applicable Laws, except such changes that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect, and, since February 4, 2013, the Company has not received any notice or communication of any material noncompliance with any applicable Laws that has not been cured as of the date of this Agreement. The Company and its Subsidiaries hold all governmental licenses, authorizations, permits, consents, approvals, variances, exemptions and orders necessary for the operation of the businesses of the Company and its Subsidiaries, taken as a whole (the “Company Permits”), except for such failures that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect. The Company and each of its Subsidiaries is in compliance with the terms of the Company Permits, except for failures to comply or violations that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect. Since February 4, 2013, the Company has not received any written notice or, to the knowledge of the Company, other communication of any material noncompliance with any material Company Permit that has not been cured as of the date of this Agreement.

(b) To the knowledge of the Company, neither the Company nor any director, officer, other employee or agent of the Company has violated any provision of the Foreign Corrupt Practice Act of 1977, as amended, or any similar foreign Law.

(c) Since February 4, 2013, neither the Company nor any of its Subsidiaries has made any disclosure (voluntary or otherwise) to any Governmental Entity with respect to any alleged irregularity, misstatement or omission or other potential violation or liability arising under or relating to the Foreign Corrupt Practice Act of 1977, as amended, or any similar Law.

4.10 Material Contracts.

(a) Except for this Agreement, any Company Benefit Plan, and any agreement, contract, note, mortgage, indenture, arrangement or other binding obligation or binding understanding (other than any invoice, pricing sheet, bid or quotation) (each, a “Contract”) filed as exhibits to the Company Reports, as of the date of this Agreement, none of the Company or its Subsidiaries is a party to or bound by:

(i) any Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii) any Contract (or group of related Contracts with the same Person or its Affiliates) involving (A) the payment or receipt of amounts by the Company or any of its Subsidiaries of more than $5,000,000 in any calendar year, except for Contracts related to the purchase of raw materials or inventory in the ordinary course of business or (B) future payments of more than $5,000,000 in any calendar year that are conditioned, in whole or in part, on a change in control of the Company or any of its Subsidiaries;

(iii) any Contract relating to indebtedness for borrowed money in excess of $500,000 or mortgaging, pledging or otherwise placing a Lien on any of the assets of the Company or its Subsidiaries, restricting the payment of dividends or other distributions of assets by any of the Company or its Subsidiaries or providing for the guaranty of indebtedness for borrowed money of any Person in excess of $500,000;

(iv) any Contract that contains a put, call right of first refusal or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets that have a fair market value or purchase price of more than $250,000;

(v) other than with respect to any wholly owned Subsidiary of the Company, any partnership, limited liability company, joint venture, strategic alliance or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership, limited liability company, joint venture or strategic alliance that is material to the Company or any of its Subsidiaries, or in which the Company owns more than a two percent voting or economic interest;

(vi) any Contract between the Company or any of its Subsidiaries and any current or former director or officer of the Company or any Person beneficially owning (as used in this Agreement, the term “beneficial ownership” (and its correlative terms) shall have the meaning provided in Rule 13d-3 under the Exchange Act) five percent or more of the outstanding Shares pursuant to which the Company has continuing obligations, in each case, other than any such Contract that is terminable “at will” (or following a notice period imposed by applicable law) without any obligation on the part of the Company or any of its Subsidiaries to make any severance, termination, change in control or similar payment or to provide any benefit;

(vii) any Contract to which the Company or any of its Subsidiaries is a party containing a standstill or similar agreement pursuant to which one party has ongoing obligations to not acquire assets or securities of the other party or any of its Affiliates and, to the extent not entered into in the ordinary course of business or in connection with a commercial Contract, any Contract under which the Company or any of its Subsidiaries has material ongoing indemnification obligations;

(viii) any Contract that would or would be reasonably expected to prevent or materially impede the Company’s ability to consummate the Merger or the other transactions contemplated hereby;

(ix) any non-competition Contract or other Contract that (A) limits or purports to limit in any material respect the type of business in which the Company or its Subsidiaries may engage, the type of goods or services which the Company or its Subsidiaries may manufacture, produce, import, export, offer for sale, sell or distribute or the manner or locations in which any of them may so engage in any business, (B) could require the disposition of any material assets or line of business of the Company or its Subsidiaries or, after the Effective Time, Parent or its Subsidiaries, (C) grants “most favored nation” status or is a “requirements” Contract that, following the Merger, would apply to Parent or any of its Subsidiaries, including the Company and its Subsidiaries, (D) grants to any third Person any material exclusive supply or distribution agreement or other similar material exclusive rights or (E) prohibits or limits the right of the Company or any of its Subsidiaries to use, transfer, license, distribute or enforce any of their respective Owned Company IP, other than limitations on enforcement arising from non-exclusive licenses of Owned Company IP entered into in the ordinary course of business;

(x) any swap, cap, floor, collar, futures contract, forward contract, option and any other derivative financial instrument, contract or arrangement, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible other than Contracts related to the purchase of raw materials or inventory in the ordinary course of business;

(xi) any Contract pursuant to which (A) the Company or any of its Subsidiaries is granted or obtains or agrees to obtain any right to use or register any Intellectual Property (other than (1) Software license agreements for any third-party commercially available off-the-shelf Software, (2) agreements between the Company or any of its Subsidiaries, on the one hand, and their employees or consultants, on the other hand, entered into in the ordinary course of business, (3) non-material non-exclusive in-bound licenses entered into in the ordinary course of business), (B) the Company or any of its Subsidiaries permits or agrees to permit a third party to use or register any Intellectual Property owned by the Company or any of its Subsidiaries (other than non-material non-exclusive out-bound licenses entered into in the ordinary course of business) or (C) the Company or any of its Subsidiaries consents to or agrees not to assert rights with respect to the use or registration by a third party, or a third party consents to the use or registration by the Company or any of its Subsidiaries, of the Trademark “KRISPY KREME” or any similar Trademark;

(xii) any Contract that provides for the acquisition or disposition, directly or indirectly (by merger or otherwise) of assets or capital stock (other than acquisitions or dispositions of inventory and raw materials in the ordinary course of business consistent with past practice) (A) for aggregate consideration under such Contract in excess of $500,000 or (B) pursuant to which the Company or its Subsidiaries has continuing “earn-out” or other contingent payment obligations;

(xiii) any Collective Bargaining Agreement;

(xiv) any Franchise Agreement with any franchisee having (A) ten (10) or more franchise locations in the United States or (B) six (6) or more franchise locations outside of the United States;

(xv) any Contract relating to any Action or Judgment, in each case, individually in excess of $500,000, under which there are outstanding obligations (including settlement agreements) of the Company or any of its Subsidiaries; and

(xvi) any Contract to which any Principal Supplier or Principal Customer is a party, in each case that has a term of more than 60 days and that may not be terminated by the Company or any of its Subsidiaries (without penalty) within 60 days after the delivery of a termination notice, other than Contracts related to the purchase of raw materials or inventory in the ordinary course of business.

Each such Contract described in clauses (i) through (xv) above and each such Contract that would be a Material Contract but for the exception of being filed as an exhibit to the Company Reports is referred to herein as a “Material Contract.”

(b) A complete copy of each Material Contract has been made available to Parent prior to the date hereof. Each of the Material Contracts is valid and binding on the Company or its Subsidiaries, as the case may be, and, to the knowledge of the Company, each other party thereto, and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect as, individually or in the aggregate, has not had and is not reasonably likely to have a Material Adverse Effect. There is no breach or default under any Material Contracts by the Company or its Subsidiaries and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a breach or default thereunder by the Company or its Subsidiaries, in each case except as, individually or in the aggregate, has not had and is not reasonably likely to have a Material Adverse Effect. Since February 4, 2013, neither the Company nor any of its Subsidiaries has received any written, or to the knowledge of the Company oral, notice of termination or breach (which has not been cured) with respect to, and, to the knowledge of the Company, no party has threatened to terminate, any Material Contract.

4.11 Properties. Section 4.11 of the Company Disclosure Schedule contains a true and complete list as of the date hereof of all Owned Real Property and Leased Real Property. Except for Company Leases the termination of which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect, the Company has delivered or made available to Parent complete and accurate copies of each Company Lease (as defined herein) (including all amendments, modifications and restatements thereto).

(a) Except in any such case as, individually or in the aggregate, has not had and is not reasonably likely to have a Material Adverse Effect, with respect to the parcels of real property owned in fee simple by the Company or any of its Subsidiaries, together with all buildings, structures, improvements, and fixtures thereon, and appurtenances pertaining or belonging thereto, (the “Owned Real Property”): (i) the Company or one of its Subsidiaries, as applicable, has good and marketable fee simple title to the Owned Real Property, free and clear of all Encumbrances, except for Permitted Encumbrances; (ii) there are no outstanding options, rights of first offer or first negotiation, or rights of first refusal in favor of any other party to purchase the Owned Real Property, or any portion of the Owned Real Property or interest therein, and no other Person has any right to use or occupy any portion of the Owned Real Property; (iii) there are no pending, or to the knowledge of the Company, threatened, condemnation proceedings or proposed action or agreement for taking in lieu of condemnation with respect to any of the Owned Real Properties; (iv) to the extent in the possession of the Company, the Company has delivered or made available to Parent complete and accurate copies of all deeds, mortgages, surveys, licenses, title insurance policies, or equivalent documentation with respect to the Owned Real Property and other documents relating to or affecting title to the Owned Real Property; and (v) all Owned Real Property and systems and equipment included in the Owned Real Property (A) are in reasonably good condition and repair in all material respects, subject to reasonable wear and tear, (B) have access to public roads or valid easements for such ingress and egress, and (C) have access to water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection and drainage, and other utilities, in each case as sufficient to enable the Owned Real Property to continue to be used and operated in the manner currently being used by the Company and the Subsidiaries.

(b) With respect to all of the real property leased, subleased or licensed to the Company or its Subsidiaries (other than such real property which is less than one-thousand (1,000) rentable square feet and that is not used for retail stores) (the “Leased Real Property”), except in any such case as, individually or in the aggregate, has not had and is not reasonably likely to have a Material Adverse Effect: (i) the lease, sublease or license for such property (each, a “Company Lease”) is valid, legally binding, enforceable and in full force and effect in accordance with its terms with respect to the Company or Subsidiary party thereto (subject to the Bankruptcy and Equity Exceptions), (ii) the Company has not received written notice that any payments required to have been made under any Company Lease by the Company or any of its Subsidiaries have not been made, (iii) none of the Company or any of its Subsidiaries is in breach of or default under any Company Lease, and, to the knowledge of the Company, no event has occurred which, with notice, lapse of time or both, would constitute a breach or default by any of the Company or its Subsidiaries or permit termination, modification or acceleration by any third party thereunder, or prevent or impair the consummation of the transactions contemplated by this Agreement; and (iv) the execution, delivery and performance of this Agreement by the Company does not, and the consummation of the Merger and the other transactions contemplated hereby will not, constitute or result in, with or without notice, lapse of time or both, a material breach or violation of, a termination, cancellation or modification (or provide a right of termination, cancellation or modification) or default under, the payment of additional fees, the creation, change or acceleration of any material rights or obligations under, any requirement to provide notice to, or require consent or approval from, the other party thereto, in each case, pursuant to any Company Lease.

(c) For purposes of this Section 4.11(c) only, “Encumbrance” means any lien, charge, pledge, security interest, claim, mortgage, encroachment, adverse claim, option, easement, imperfection of title, title exception, title defect, or encumbrance of any kind in respect of such asset but specifically excludes (the following, “Permitted Encumbrances”): (i) specified Encumbrances described in Section 4.11(c) of the Company Disclosure Schedule; (ii) Encumbrances for current Taxes or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings, for which adequate reserves have been maintained in accordance with GAAP; (iii) mechanics’, carriers’, workmen’s, repairmen’s or other like Encumbrances arising or incurred in the ordinary course of business as to which there is no default on the part of the Company or any of its Subsidiaries and reflected on or specifically reserved against or otherwise disclosed in the Company’s consolidated balance sheets (and the notes thereto) included in the Company Reports filed prior to the date of this Agreement; (iv) zoning, entitlement, building and other land use Laws; (v) defects, imperfections or irregularities in title, covenants, conditions, restrictions and other Encumbrances which, individually or in the aggregate, do not materially interfere with the present use of or impair the value of the applicable Owned Real Property and Leased Real Property; (vi) statutory, common law or contractual liens of landlords for amounts that are not yet due and payable or are being contested in good faith by appropriate proceedings, for which adequate reserves have been maintained in accordance with GAAP and (vii) other Encumbrances that do not, individually or in the aggregate, materially impair the continued use operation or value of the Owned Real Property or Leased Real Property to which they relate or the conduct of the business of the Company and its Subsidiaries as presently conducted.

4.12 Information Supplied. None of the information supplied or to be supplied by the Company for inclusion in the Proxy Statement will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first mailed to the shareholders of the Company and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will, at the date it is first mailed to shareholders and at the time of the Shareholders Meeting, comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub or any of their respective Affiliates or Representatives specifically for inclusion in the Proxy Statement.

4.13 Environmental Matters. Except for such matters that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect: (a) the Company and its Subsidiaries are in compliance, and have complied at all times with all applicable Environmental Laws (which compliance includes the possession by the Company and each of its Subsidiaries of all Company Permits required under applicable Environmental Laws, and compliance with the terms and conditions thereof); (b) to the knowledge of the Company, there are no actions, activities, circumstances, facts, conditions, events or incidents, including the presence of any Hazardous Substance, which could reasonably be expected to form the basis of any Environmental Claim against the Company or any of its Subsidiaries; (c) there is no Environmental Claim or, to the knowledge of the Company, investigation that could result in an Environmental Claim, pending, or to the knowledge of the Company, threatened against the Company or any of its Subsidiaries; and (d) neither the Company nor any of its Subsidiaries is subject to any order, decree or injunction with any Governmental Entity or agreement with any third party concerning liability under any Environmental Law or relating to Hazardous Substances. The Company has delivered or otherwise made available for inspection to the Parent copies of any reports that was conducted after February 4, 2013 of any investigations, audits, assessments (including Phase I environmental site assessments and Phase II environmental site assessments) studies, tests or monitoring containing material information that are in the possession of or reasonably under the control of the Company or any of its Subsidiaries and that pertain to: (i) any unresolved Environmental Claims against the Company or any of its Subsidiaries; (ii) any Hazardous Substances in, on, beneath or adjacent to any property currently or formerly owned or operated by the Company or any of its Subsidiaries; or (iii) the Company’s or any of its Subsidiaries’ compliance with applicable Environmental Laws. As used herein, the term “Environmental Law” means any federal, state or local Law, order, permit or authorization relating to pollution, the protection, restoration or remediation of or prevention of harm to the environment or natural resources, or the protection of human health and safety as affected by exposure to any Hazardous Substance, including Laws relating to the handling, use, generation, manufacture, storage, treatment, containment, distribution, processing, transportation, disposal, release or threatened release of any Hazardous Substance. As used herein, the term “Environmental Claim” means any claim, action, cause of action, suit, proceeding, order, demand or notice by any Person alleging liability (including liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees, fines or penalties) arising out of, based on, resulting from or relating to (i) the presence, release of, or exposure to any Hazardous Substances; (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law; or (iii) any other matters covered or regulated by, or for which liability is imposed under, Environmental Laws. As used herein, the term “Hazardous Substance” means any material, substance, chemical, or waste (or combination thereof) that is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil, or words of similar meaning or effect under any applicable Law, order, permit or authorization relating to pollution, waste, the protection, restoration or remediation of or prevention of harm to the environment or natural resources, or the protection of human health and safety.

4.14 Taxes. The Company and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them and all such filed Tax Returns are true, correct and complete except as is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect; (ii) have paid all material Taxes whether or not shown as due on such filed Tax Returns and have withheld all amounts that the Company or any of its Subsidiaries have been obligated to withhold from amounts owing to any employee, shareholder, creditor or other third party, except with respect to matters contested in good faith for which adequate reserves under GAAP have been established or except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, and (iii) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. As of the date of this Agreement, there are not pending or, to the knowledge of the Company, threatened, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters that concern the Company or any of its Subsidiaries. There are not, to the knowledge of the Company, any unresolved claims concerning the Company’s or any of its Subsidiaries’ Tax liability that, individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect and are not disclosed or provided for in the Company Reports. The Company has made available to Parent true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the fiscal years ended February 2, 2014 and February 1, 2015. Neither the Company nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before February 1, 2016 in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in the Company Reports filed on or prior to the date of this Agreement. Neither the Company nor any of its Subsidiaries has engaged in any transaction that is a “listed transaction” for purposes of Treasury Regulations Section 1.6011-4(b)(2). Neither the Company nor any of Subsidiaries has engaged in a transaction of which it made disclosure to any taxing authority to avoid penalties under Section 6662(d)of the Code or any comparable provision of state, foreign or local law. Neither the Company nor any of its Subsidiaries has participated in any “tax amnesty” or similar program offered by any taxing authority to avoid the assessment of penalties or other additions to Tax.

As used in this Agreement, (i) the term “Tax” (including, with correlative meaning, the term “Taxes”) includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, net worth, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, goods and services, occupancy, transfer and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts, and (ii) the term “Tax Return” includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

4.15 Labor Matters.

(a) (i) The Company and its Subsidiaries are not a party to, nor bound by, any collective bargaining agreement or other labor-related agreement with any labor union, trade union or labor organization (collectively, a “Collective Bargaining Agreement”); (ii) to the knowledge of the Company, there are no Collective Bargaining Agreements that pertain to any of the employees of the Company or its Subsidiaries, and no employees of the Company or its Subsidiaries are represented by any labor union, trade union or labor organization with respect to their employment with the Company or its Subsidiaries; (iii) to the knowledge of the Company, since February 4, 2013, no labor union, trade union, labor organization or group of employees of the Company or its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; (iv) the Company has no knowledge of any pending organizing activities with respect to any employees of the Company or its Subsidiaries; (v) since February 4, 2013, there has been no actual, or to the knowledge of the Company, threatened material arbitrations, material grievances, labor disputes, strikes, lockouts, slowdowns or work stoppages against or affecting the Company or its Subsidiaries; and (vi) to the knowledge of the Company, since February 4, 2013, neither the Company nor its Subsidiaries has committed any material unfair labor practice as defined in the National Labor Relations Act.

(b) To the knowledge of the Company, since February 4, 2013, and except for such matters that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect, the Company and its Subsidiaries: (i) are not in violation of any Law pertaining to labor, employment or employment practices including, but not limited to, all Laws regarding health and safety, wages and hours, labor relations, employment discrimination, disability rights or benefits, equal opportunity, immigration, plant closures and layoffs, affirmative action, employee leave issues, unemployment insurance and workers’ compensation, or (ii) are not, and have not been, a party to any material Action alleging a violation of any Law pertaining to labor, employment or employment practices, nor, to the knowledge of the Company, is any such material Action pending or threatened.

(c) To the knowledge of the Company, since February 4, 2013, and except for such matters that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect, no employee of the Company or any of its Subsidiaries is in any respect in violation of any term of any third party employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant or other obligation to a former employer of any such employee relating (i) to the right of any such employee to be employed by the Company or any of its Subsidiaries or (ii) to the knowledge or use of trade secrets or proprietary information.

(d) As of the date of this Agreement, the Company and its Subsidiaries have no knowledge that any current employee of the Company or its Subsidiaries with an annual base salary exceeding $300,000 in the aggregate intends to terminate his or her employment.

(e) Since February 4, 2013, except for such matters that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect, the Company and its Subsidiaries are and have been in compliance in all material respects with all notice and other requirements under the WARN Act. In the 18 months prior to the date hereof, the Company and its Subsidiaries have not (A) effectuated a “plant closing” (as defined in the WARN Act), or (B) effectuated a “mass layoff” (as defined in the U.S. Worker Adjustment and Retraining Notification Act and any similar state or local Law relating to plant closings or layoffs (collectively, the “Warn Act”).

4.16 Intellectual Property.

(a) Section 4.16(a) of the Company Disclosure Schedule sets forth a true and complete list of all Registered Intellectual Property and material unregistered Trademarks owned by the Company and its Subsidiaries. The Company or one of its Subsidiaries is the sole and exclusive owner free and clear of all Liens (other than Permitted Encumbrances), of all of the Registered Intellectual Property that is owned or purported to be owned by the Company and its Subsidiaries (the “Owned Company IP”) and of all other material proprietary Intellectual Property that is used in its respective businesses as currently conducted (together with the Owned Company IP, the “Company IP”), provided that, the foregoing representation should not be read as a non-infringement representation, which is solely dealt with in Section 4.16(b). To the knowledge of the Company, all of the Owned Company IP is subsisting, valid and enforceable in the applicable jurisdiction.

(b) The Company’s and its Subsidiaries’ use and exploitation of the Company IP and the conduct of the businesses of the Company and each of its Subsidiaries has not, within the three (3) years prior to the date of this Agreement, and does not infringe, dilute, misappropriate or otherwise violate in any material respect any Intellectual Property rights of any third party, provided that, with respect to patents, the foregoing representation is being made to the knowledge of the Company. To the knowledge of the Company, as of the date hereof, no third party is infringing, diluting, misappropriating or otherwise violating any material Owned Company IP.

(c) There are no material Actions or Judgments pending that have been served, or, to the knowledge of the Company, filed but not served or threatened, that seek to cancel, limit or challenge the ownership, validity, registrability, enforceability, or use of or right to use any Owned Company IP.

(d) The Company and its Subsidiaries take reasonable measures to maintain, preserve, police and protect the Owned Company IP, including the confidentiality of all owned Trade Secrets, and to the Company’s knowledge, no material owned Trade Secrets have been used, disclosed or discovered by any Person except pursuant to valid and appropriate non-disclosure and/or license agreements.

(e) The Company and its Subsidiaries have policies in place requiring all employees who develop Intellectual Property on behalf of the Company and its Subsidiaries to assign such Intellectual Property to the Company or its Subsidiaries. To the knowledge of the Company, the Company and its Subsidiaries have obtained assignments of all Intellectual Property on behalf of the Company and its Subsidiaries by all employees who have developed Intellectual Property on behalf of the Company and its Subsidiaries.

(f) To the Company’s knowledge, the Trademark KRISPY KREME is available for use and registration by the Company or any of its Subsidiaries in connection with the types of products and services currently offered by the Company and its Subsidiaries in each of the jurisdictions in which the Company has registered the Trademark KRISPY KREME.

(g) To the knowledge of the Company, each of the Company and its Subsidiaries is in compliance with all applicable Laws, as well as its own rules, policies and procedures, relating to privacy, data protection, and the collection and use of personal information (if any) collected, used, or held for use by, each of the Company and its Subsidiaries and no claims have been asserted or threatened against the Company or its Subsidiaries alleging a violation of any Person’s privacy or personal information or data rights. To the Company’s knowledge, there have been no material security breaches in the information technology systems used by or on behalf of the Company and its Subsidiaries other than incidents that did not involve material Trade Secrets of the Company or its Subsidiaries and/or were since satisfactorily resolved.

For purposes of this Agreement: “Intellectual Property” means all foreign, multinational and domestic intellectual and industrial property rights of any kind or nature, including all: (i) trademarks, service marks, brand names, corporate names, Internet domain names, social media identifiers, addresses or handles, logos, symbols, trade dress, fictitious names, trade names, and all other source indicators and all goodwill associated therewith and symbolized thereby (collectively, “Trademarks”); (ii) patents, inventions and discoveries; (iii) confidential and proprietary information, trade secrets and know-how, (including recipes, processes, techniques, technology, research, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists) (collectively, “Trade Secrets”); (iv) copyrights and works of authorship in any media (including Software and all documentation related thereto, Internet site content, advertising and marketing materials and art work); and (v) all disclosures, applications and registrations, extensions, substitutions, modifications, renewals, divisionals, continuations, continuations-in-part, reissues, re-examinations, restorations and reversions related to any of the foregoing; “Registered” means issued by, filed with, registered with, renewed by or the subject of a pending application before any Governmental Entity or Internet domain name registrar; and “Software” means any and all (A) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, and (B) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise.

4.17 Insurance. Each material fire and casualty, earthquake, flood, general liability, business interruption, product liability, and other insurance policies maintained by the Company or any of its Subsidiaries (“Insurance Policies”) is in full force and effect and all premiums due with respect to all Insurance Policies have been paid, with such exceptions that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect. As of the date hereof, there is no claim in excess of $400,000 pending under any Insurance Policy as to which coverage has been denied or disputed by the underwriters of such Insurance Policy (provided, that a reservation right by the underwriters of such Insurance Policy shall not constitute a denial or dispute for purposes of this representation) and there has been no threatened termination of any such Insurance Policy during the two (2) years preceding the date of this Agreement, which Insurance Policies cannot be replaced in the ordinary course of business. Since February 1, 2016, no notice of cancellation of any Insurance Policy has been received, which Insurance Policy cannot be replaced in the ordinary course of business consistent with past practices.

4.18 Franchise Matters.

(a) Section 4.18(a) of the Company Disclosure Schedule sets forth a list of all (i) currently effective development agreements in which the Company or any of its Subsidiaries has granted exclusive rights to develop or operate or license others to develop or operate within one or more countries, states, provinces or other geographic areas and (ii) franchise or license agreements (clauses (i) and (ii) collectively, the “Franchise Agreements”), in each case to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or their properties are bound (other than any such agreements between the Company and its Subsidiaries or among its Subsidiaries) and that grant or purport to grant to any person the right to develop or operate or license others to develop or operate within one or more countries, states, provinces or other geographic areas.

(b) Each of the Franchise Agreements is in full force and effect and is a legal, valid and binding agreement of the Company or one of its Subsidiaries, as the case may be, and, to the knowledge of the Company, of each other party thereto, enforceable against the Company or such Subsidiary, as the case may be, and, to the knowledge of the Company, against the other party or parties thereto, in each case, in accordance with its terms. Except as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, each of the Company and its Subsidiaries has performed or is performing all obligations required to be performed by it under the Franchise Agreements and is not (with or without notice or lapse of time or both) in breach or default thereunder, and has not waived or failed to enforce any rights or benefits thereunder, and, to the knowledge of the Company, no other party to any of the Franchise Agreements is (with or without notice or lapse of time or both) in breach or default thereunder. Except as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, to the knowledge of the Company, there has occurred no event giving (with or without notice or lapse of time or both) to others any right of termination, material amendment or cancelation of any Franchise Agreement.

(c) Section 4.18(c) of the Company Disclosure Schedules identifies by jurisdiction and effective date all currently effective registrations under the Federal Trade Commission trade regulation rule entitled “Disclosure Requirements and Prohibitions Concerning Franchising,” 16 C.F.R. Section 436 et seq. and any other Law regulating the offer and/or sale of franchises, business opportunities, seller-assisted marketing plans or similar relationships (the “Franchise Laws”) that are applicable to the Company and its Subsidiaries. The Company and its Subsidiaries have complied with the Franchise Laws except for violations that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect.

4.19 Suppliers and Customers.

(a) Section 4.19(a) of the Company Disclosure Schedule sets forth a complete and accurate list of (i) the 20 largest suppliers of the Company and its Subsidiaries based on the consolidated cost of goods and services paid to such Persons by the Company and its Subsidiaries for the fiscal year ended January 31, 2016 (each, a “Principal Supplier”), (ii) the 20 largest customers (other than franchisees) of the Company and its Subsidiaries based on revenues received from such Persons by the Company and its Subsidiaries for the fiscal year ended January 31, 2016 (each, a “Principal Customer”) and (iii) with respect to each Principal Supplier and Principal Customer, the aggregate amounts paid to, or received from, as applicable, each such Principal Supplier and Principal Customer for the fiscal year ended January 31, 2016.

(b) The Company has not received any written notice or, to the knowledge of the Company, other communication from any Principal Supplier or Principal Customer indicating that any such Person is ceasing, will cease or plans to cease dealing with the Company or its Subsidiaries.

4.20 Affiliate Transactions. Except for the Company Benefit Plans and any indemnification, compensation, and employment arrangements between the Company or any of its Subsidiaries, on the one hand, and any director or executive officer thereof that have been made available (or a form of which together with a list of all Persons (other than current or former directors and officers) subject to arrangements contemplated by such form has been made available) to Parent prior to the date of this Agreement, no executive officer or director of the Company or any of its Subsidiaries or any Person owning five percent or more of the Shares (or any of such executive officer’s, director’s or other Person’s immediate family members or affiliates or associates) is a party to any Contract with or binding upon the Company or any of its Subsidiaries or any of their respective assets, rights or properties or has any interest in any property owned by the Company or any of its Subsidiaries or has engaged in any transaction with any of the foregoing within the last 12 months, in each case, that is of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

4.21 Takeover Statutes; Other Restrictions. As of the date hereof and assuming the accuracy of Parent’s and Merger Sub’s representations and warranties in Section 5.10, the Company has taken all action necessary to exempt the Merger, this Agreement and the transactions contemplated hereby and thereby from Section 55-9 and Section 55-9A of the NCBCA, and, accordingly, neither such section nor any other antitakeover or similar statute or regulation applies to any such transactions (each, a “Takeover Statute”). Assuming the accuracy of Parent’s and Merger Sub’s representations and warranties in Section 5.10, no other “control share acquisition,” “fair price,” “moratorium” or other antitakeover Laws enacted under U.S. state or federal Laws apply to this Agreement or the transactions contemplated hereby or thereby.

4.22 Opinion of Financial Advisor. The board of directors of the Company has received an opinion from Wells Fargo Securities, LLC, financial advisor to the Company, dated the date of the meeting of the board of directors of the Company at which this Agreement was approved by the board of directors of the Company, to the effect that, as of the date of such opinion and based on and subject to the various qualifications, assumptions, limitations and other matters considered in connection with the preparation of such opinion, the Per Share Merger Consideration to be received by the holders of the Shares (other than Parent, Merger Sub, HoldCo, or any of their respective Affiliates) pursuant to this Agreement is fair, from a financial point of view, to such holders. The Company will provide Parent with a true and correct copy of such opinion solely for information purposes promptly after receipt thereof by the Company.

4.23 Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Merger or the other transactions contemplated in this Agreement, except that the Company has engaged Wells Fargo Securities, LLC as its financial advisor. None of the Company or any of its Subsidiaries will be liable to Wells Fargo Securities, LLC for any brokerage fees, commissions or finders’ fees (other than the fees, expense reimbursement or other payments payable to Wells Fargo Securities, LLC in connection with the closing of the transactions contemplated by this Agreement) for transaction, advisory or other services unrelated to the transactions contemplated by this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent hereby represents and warrants to the Company that:

5.1 Organization, Good Standing and Qualification. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is duly qualified or licensed to do business and is in good standing as a foreign corporation, limited liability company or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification or licensing, except where the failure to be so organized, qualified, licensed or in such good standing, or to have such power or authority, would not, individually or in the aggregate, be reasonably likely to prohibit, prevent, materially impair or materially delay the commencement of the consummation of the transactions contemplated by this Agreement.

5.2 Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or limited liability company action, and no other corporate or limited liability company proceedings on the part of Parent or Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

5.3 Governmental Filings; No Violations; Etc.

(a) No Approval is required to be made with or obtained by Parent or Merger Sub from any Governmental Entity in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, other than (i) any Approvals required (A) under the HSR Act, (B) under applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder (including filing of the Proxy Statement), (C) under applicable requirements of NYSE or (D) under applicable Antitrust Laws, (ii) the filing with the Secretary of State of the State of North Carolina of the Articles of Merger as required by the NCBCA and (iii) such other Approvals which the failure to make or obtain are not, individually or in the aggregate, reasonably likely to prohibit the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement.

(b) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the certificate or articles of incorporation, or bylaws of Parent or Merger Sub, (ii) assuming that the Approvals referred to in Section 5.3(a) are duly obtained or made, with or without notice, lapse of time or both, a material breach or violation of any Law to which Parent or Merger Sub is subject, or (iii) with or without notice, lapse of time or both, a breach or violation of, a termination, cancellation or modification (or provide a right of termination, cancellation or modification) or default under, the payment of additional fees, the creation, change or acceleration of any rights or obligations under, any requirement to provide notice to, or require consent or approval from, the other party thereto, or the creation of a Lien on any of the assets of Parent or Merger Sub, in each case, pursuant to any agreement, lease, license, contract, settlement, consent, note, mortgage, indenture, arrangement or other obligation or understanding binding upon Parent or any of its Subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, be reasonably likely to prohibit the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement.

5.4 Financing.

(a) Parent will have as of the Effective Time, sufficient cash available, directly or through one or more Affiliates, to pay all amounts to be paid by Parent in connection with this Agreement, including the payment of (i) the aggregate Per Share Merger Consideration, (ii) the aggregate payoff amount of the Wells Fargo Credit Facility as indicated in the pay-off letter referenced in Section 6.10 and (iii) any fees or expenses in connection with the Merger or the financing thereof. Parent’s and Merger Sub’s obligations hereunder are not subject to a condition regarding Parent’s or Merger Sub’s obtaining of funds to consummate the transactions contemplated by this Agreement.

(b) Parent has delivered to the Company true, correct and complete copies, as of the date of this Agreement, of an executed commitment letter and fee letter (provided that the fees and the economic terms of the “market flex” provisions, in each case contained in the fee letter, may be redacted so long as such redaction does not cover terms that would affect the amount, availability or termination, or impose any conditionality on the availability, of any portion of the Debt Financing ) from the financial institutions identified therein for the purpose of funding the transactions contemplated by this Agreement (the “Debt Commitment Letter”) to provide, subject to the terms and conditions therein, debt financing in the amounts set forth therein (being collectively referred to as the “Debt Financing”). “Financing Sources” shall mean the parties to the Debt Commitment Letter (other than Parent) and their respective Affiliates and their and their respective Affiliates’ directors, officers, employees, agents and representatives and their respective successors and assigns including the parties to any joinder agreements to the Debt Commitment Letter or credit agreements relating thereto.

(c) As of the date hereof, the Debt Commitment Letters are in full force and effect, are valid and binding obligations of each of Merger Sub and Parent and, to the knowledge of Parent, each of the other parties thereto, and are enforceable in accordance with their respective terms against each of Merger Sub and Parent and, to the knowledge of Parent, each of the other parties thereto, subject, in each case, as may be limited by the Bankruptcy and Equity Exceptions. The Debt Commitment Letters have not been amended or modified, and as of the date hereof, no such amendment or modification is contemplated (other than to add commercial banks, investment banks or other institutional investors as lenders, lead arrangers, bookrunners, syndication agents or similar entities with commitments thereunder that have not executed the Debt Commitment Letter as of the date hereof), and the obligations and commitments contained in the Debt Commitment Letters have not been withdrawn, terminated or rescinded in any respect and, to the knowledge of Parent, no such withdrawal, termination or rescission is contemplated. Parent or Merger Sub has fully paid any and all commitment fees or other fees in connection with the Debt Commitment Letters that are payable on or prior to the date hereof. Assuming accuracy of the representations and warranties set forth in Article IV, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of Parent or Merger Sub or, to the knowledge of Parent, any other Person, or result in a failure of any condition, under the Debt Commitment Letters or otherwise result in any of the Debt Financing to be unavailable at the Closing. There are no side letters or other Contracts or arrangements (except for any agreements entered into after the date of this Agreement that are expressly contemplated by the Debt Commitment Letters) relating to the Debt Financing.

(d) As of the date of this Agreement, assuming the satisfaction of the conditions set forth in Section 7.1 and Section 7.2, Parent is not aware of the existence of any fact or event that would be expected to cause the conditions to the Debt Financing to not to be satisfied or the full amount of the Debt Financing to not be available in full at the Closing. The Debt Commitment Letters contain all of the conditions precedent to the obligations of the parties thereunder to make the Debt Financing available to Parent and Merger Sub on the terms therein.

5.5 Litigation. There are no Actions pending or, to the knowledge of the Company, threatened against or affecting Parent or Merger Sub or any of their respective properties or assets or any officer, director or employee of Parent or Merger Sub in such capacity before any Governmental Entity, which would, individually or in the aggregate, be reasonably likely to prohibit, prevent, materially impair or materially delay the consummation of the transactions contemplated by this Agreement. Neither Parent nor Merger Sub nor any of their respective assets, rights or properties is a party to or subject to any Judgment of any Governmental Entity which would, individually or in the aggregate, be reasonably likely to prohibit, prevent, materially impair or materially delay the consummation of the transactions contemplated by this Agreement.

5.6 Merger Sub. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or, pursuant to Section 9.13, an Affiliate of Parent. Merger Sub has not conducted any business prior to the date of this Agreement and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement, the Merger and the other transactions contemplated by this Agreement, including the Debt Financing.

5.7 Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion in the Proxy Statement will, at the date it is first mailed to the shareholders of the Company and at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Parent and Merger Sub make no representation or warranty with respect to any information supplied by any other Person which is contained or incorporated by reference in the Proxy Statement.

5.8 Brokers and Finders. Neither Parent nor Merger Sub nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Merger or the other transactions contemplated in this Agreement, which brokerage fees, commissions or finders’ fees would be payable by the Company or any of its Subsidiaries.

5.9 Solvency. Assuming that the most recent financial statements included in a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K filed by the Company with the SEC present fairly in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries as at the end of the periods covered thereby and the consolidated results of operations of the Company and its consolidated Subsidiaries for the periods covered thereby, then at and immediately following the Effective Time and after giving effect to all of the transactions contemplated by this Agreement, including the funding of the Debt Financing, Parent, the Surviving Corporation and each Subsidiary of the Surviving Corporation will be, on a consolidated basis, Solvent. Neither Parent nor Merger Sub is entering into the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors. For purposes of this Agreement, “Solvent” shall mean, when used with respect to a Person, that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person exceeds the amount that will be required to pay such Person’s probable liability on its existing “debts”, contingent or otherwise, as they become absolute and mature, taking into account the timing and amounts of cash to be received and to become payable; (b) the assets of such Person as a “fair valuation” exceeds its “debts” (including contingent liabilities); (c) to the extent that such Person is the Surviving Corporation, the excess of the “fair value” of the assets of such Person over its “liabilities” (including contingent and other liabilities) exceeds such Person’s capital, (d) such Person will not have an unreasonably small amount of assets or capital for the operation of the businesses in which it is engaged or intends to engage, and (e) such Person will be able to pay its liabilities, including contingent and other liabilities, as they become absolute and mature, taking into account the timing and amounts of cash to be received and to become payable. For purposes of this definition, (x) the quoted terms shall be defined as generally determined in accordance with applicable Laws governing determination of the insolvency of debtors and (y) “not have an unreasonably small amount of assets or capital for the operation of the businesses in which it is engaged or intends to engage” and “able to pay its liabilities, including contingent and other liabilities, as they become absolute and mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations (including contingent and other liabilities) as they become due in the ordinary course.

5.10 Ownership of Shares.

(a) Prior to the meeting at which the board of directors of the Company took the Board Actions, neither Parent nor Merger Sub was the beneficial owner of “interested shares” as defined in Section 55-9A-01 of the NCBCA.

(b) Prior to the date of this Agreement, neither Parent nor Merger Sub has taken, or authorized or permitted any Representatives of Parent or Merger Sub to take, any action that would cause either Parent or Merger Sub to be deemed a beneficial owner of “interested shares” as defined in Section 55-9A-01 of the NCBCA.

ARTICLE VI

COVENANTS

6.1 Reasonable Best Efforts to Complete. Upon the terms and subject to the conditions set forth in this Agreement, including Section 6.5, each of Parent, Merger Sub and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party or parties hereto in doing, all things reasonably necessary, proper or advisable under applicable Law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to obtain all necessary actions or non-actions, waivers, consents, approvals, orders and authorizations from Governmental Entities and make all necessary registrations, declarations and filings with Governmental Entities, that are necessary to consummate the Merger. In furtherance thereof, the Company shall, if requested, use commercially reasonable efforts to obtain all necessary or appropriate consents, waivers and approvals under any Material Contracts to which the Company or any of its Subsidiaries is a party in connection with this Agreement and the consummation of the transactions contemplated hereby so as to maintain and preserve the benefits under such Material Contracts following the consummation of the transactions contemplated by this Agreement. In addition to the foregoing, neither Parent, Merger Sub nor HoldCo, on the one hand, nor, except for actions taken in accordance with Section 6.3, the Company, on the other hand, shall take any action, or fail to take any action, that is intended to, or has (or would reasonably be expected to have) the effect of, preventing, impairing, delaying or otherwise adversely affecting the consummation of the Merger or the ability of such party to fully perform its obligations under this Agreement. Notwithstanding anything to the contrary herein, the Company shall not be required prior to the Effective Time to pay any consent or other similar fee, or other similar payment or other consideration (including increased rent or other similar payments) to obtain the consent, waiver or approval of any Person under any Contract.

6.2 Interim Operations.

(a) Except as required by applicable Law or as expressly provided by this Agreement, the Company covenants and agrees as to itself and its Subsidiaries that, after the date of this Agreement and prior to the Effective Time, the business of it and its Subsidiaries shall be conducted in all material respects in the ordinary and usual course and it and its Subsidiaries shall use their respective commercially reasonable efforts to preserve the material components of their business organizations intact and maintain existing relations and goodwill with Governmental Entities, material customers, material suppliers, licensors, licensees, distributors, creditors and lessors, key employees and independent contractors, and material service providers, agents and business associates and keep available the services of its and its Subsidiaries’ present officers and key employees; provided, however, that, except as set forth on Section 6.2 to the Company Disclosure Schedules, the Company and its Subsidiaries shall be under no obligation to and shall not, without Parent’s prior written consent, put in place any new retention programs or include additional personnel in any existing retention programs. Without limiting the generality of the immediately preceding sentence, from the date of this Agreement until the Effective Time, except (A) as otherwise expressly required by this Agreement, (B) with the prior written consent of Parent or (C) as set forth in Section 6.2 of the Company Disclosure Schedule, the Company will not and will not permit its Subsidiaries to:

(i) adopt or propose any change or amendment (whether by merger, consolidation or otherwise) to its articles of incorporation or bylaws or other applicable governing instruments of the Company and its Subsidiaries;

(ii) merge or consolidate the Company or any of its Subsidiaries with any other Person, except for any such transactions solely among wholly owned Subsidiaries of the Company not in violation of any instrument binding on the Company or any of its Subsidiaries and that would not reasonably be expected to result in a material increase in the net Tax liability of the Company and its Subsidiaries, taken as a whole;

(iii) acquire, directly or indirectly, whether by purchase, merger, consolidation or acquisition of stock or assets or otherwise, any assets, securities, properties, interests, or businesses or make any investment (whether by purchase of stock or securities, contributions to capital, loans to, or property transfers), in each case, other than (A) acquisitions of raw materials, supplies, equipment, inventory, third party Software and capital in the ordinary course of business consistent with past practice (it being understood and agreed that the acquisition of all or substantially all of the assets of any Person is not in the ordinary course of business), or (B) acquisitions with a value or purchase price (including the value of assumed liabilities) not in excess of $250,000 in any transaction or related series of transactions or $750,000 in the aggregate, or as required by the terms of Contracts as in effect as of the date of this Agreement that are listed in Section 6.2(a)(ii) of the Company Disclosure Schedule;

(iv) issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any (A) shares of capital stock of the Company or any of its Subsidiaries (other than (1) the issuance, sale, pledge, disposition, grant, transfer, lease, license, guaranty or encumbrance of shares by any wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary or (2) the issuance or transfer of Shares pursuant to awards outstanding as of the date of this Agreement under, and as required by the terms of the Stock Plans and the award agreements as in effect as of the date of this Agreement), (B) securities convertible into or exercisable, exchangeable or redeemable for any shares of such capital stock, any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible, exercisable, exchangeable or redeemable securities, or (C) any Voting Debt;

(v) make any loans, advances, guarantees or capital contributions to or investments in any Person (other than the Company or any direct or indirect wholly owned Subsidiary of the Company) in excess of $250,000 in any transaction or series of related transactions or $500,000 in the aggregate other than loans or advances to employees of the Company or any of its Subsidiaries in the ordinary course of business consistent with past practices;

(vi) amend, supplement, replace, refinance, terminate or otherwise modify that certain Credit Agreement, dated as of July 12, 2013 (the “Wells Fargo Credit Facility”) among Krispy Kreme Doughnut Corporation, Krispy Kreme Doughnuts, Inc., the Lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (as such agreement may be further amended, amended and restated, supplemented, extended, refinanced, renewed, replaced or otherwise modified from time to time);

(vii) declare, authorize, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any Subsidiary of the Company to the Company or to any wholly owned Subsidiary of the Company) or enter into any Contract with respect to the voting of its capital stock other than proxies or voting agreements solicited by the Company to obtain the Requisite Company Vote;

(viii) adjust, reclassify, split, combine or subdivide, redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock;

(ix) incur, alter, amend or modify any indebtedness or guarantee indebtedness of another Person, or issue or sell any debt securities or warrants or other rights to acquire any debt security of the Company or any of its Subsidiaries, except for the incurrence of indebtedness for borrowed money incurred in the ordinary course of business consistent with past practice not to exceed $500,000 in the aggregate;

(x) make or authorize any capital expenditures materially in excess of the amount reflected in the Company’s capital expenditure budget attached to Section 6.2(a)(x) of the Company Disclosure Schedule;

(xi) make any material changes with respect to accounting policies or procedures, except as required by changes in applicable GAAP;

(xii) subject to Section 6.14, release, assign, compromise, discharge, waive, settle or satisfy any Action (including any Action relating to this Agreement or the Merger) or other rights, claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) for an amount not covered by insurance in excess of $250,000 individually or $500,000 in the aggregate or providing for any relief other than monetary relief (except for confidentiality, non-disparagement, releases, agreements not to sue and other similar provisions in a settlement agreement);

(xiii) amend or modify, in any material respect, or terminate any Material Contract, Company Lease or material Company Permit or enter into any Contract that would have been a Material Contract had it been entered into prior to the execution of this Agreement, in each case other than in the ordinary course of business (provided that, solely for purposes of this Section 6.2(a)(xiii), the dollar thresholds in Section 4.10(a)(ii) of the definition of “Material Contracts” shall be deemed to refer to $1,000,000 individually and $2,000,000 in the aggregate);

(xiv) make any material Tax election, amend any Tax Return with respect to a material amount of Taxes, settle or finally resolve any controversy with respect to a material amount of Taxes or change any material method of Tax accounting;

(xv) (A) with regard to Intellectual Property, transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse or expire or otherwise dispose of any material Intellectual Property, other than non-exclusive licenses granted in the ordinary course of business consistent with past practice; and (B) with regard to other assets, transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon, create or incur any Lien (other than Permitted Encumbrances) on or allow to lapse or expire or otherwise dispose of any material assets, licenses, operations, rights, product lines, businesses or interests therein of the Company or its Subsidiaries, except, with respect to the foregoing clause (B), (x) in connection with sales of Company products or dispositions of inventory in the ordinary course of business (y) sales or other dispositions of obsolete assets or (z) sales, leases, licenses or other dispositions of assets with a fair market value not in excess of $250,000 in any transaction or series of related transactions or $750,000 in the aggregate (inclusive of any sales or dispositions made pursuant to clauses (x) or (y) of this paragraph);

(xvi) terminate any executive officers (other than for cause) or hire any new employees unless such hiring is in the ordinary course of business consistent with past practice and is with respect to employees having an annual base salary and annual target incentive opportunity not to exceed $300,000 in the aggregate for such employee;

(xvii) adopt, enter into, amend, terminate or extend any Collective Bargaining Agreement;

(xviii) except as required pursuant to the terms of this Agreement, a Company Benefit Plan as in effect as of the date of this Agreement, or as otherwise required by applicable Law, (A) grant or provide any severance or termination payments or benefits to any director, officer, consultant or, other than in the ordinary course of business, employee (who is not an officer) of the Company or any of its Subsidiaries, (B) increase the compensation, bonus or pension, welfare, severance, change-in-control or other benefits of, pay any bonus to, or make any new equity awards to any director, officer, consultant or, other than in the ordinary course of business, employee (who is not an officer) of the Company or any of its Subsidiaries other than, in the case of an employee (who is not an officer), base salary increases or spot or other similar bonuses awarded in the ordinary course of business consistent with past practices, (C) establish, adopt, amend or terminate any Company Benefit Plan (except as required by Law) or amend the terms of any outstanding equity-based awards, (D) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan, to the extent not already provided in any such Company Benefit Plan or (E) forgive any loans to directors, officers or key employees of the Company or any of its Subsidiaries;

(xix) unless required by applicable Law, reclassify any independent contractor as an employee of the Company or any of its Subsidiaries who would have an annual base salary and annual target incentive opportunity exceeding $300,000 in the aggregate;

(xx) fail to use commercially reasonable efforts to renew or maintain the Insurance Policies or comparable replacement policies, other than in the ordinary course of business consistent with past practice;

(xxi) enter into any new line of business not related to coffee or baked goods;

(xxii) adopt, enter into or effect any plan of complete or partial liquidation, dissolution, reorganization or restructuring;

(xxiii) take any action that would, or would be reasonably likely to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement; or

(xxiv) agree, authorize, propose, commit or announce an intention to do any of the foregoing.

(b) Nothing contained herein shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the Company’s operations prior to the Effective Time in violation of applicable Law. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its operations and shall not be required to obtain consent of Parent if it reasonably believes that doing so would violate applicable Law.

6.3 Acquisition Proposals.

(a) No Solicitation or Negotiation. The Company agrees that, except as expressly permitted by this Section 6.3, neither it nor any of its Subsidiaries shall, directly or indirectly, nor shall it authorize or permit their respective Representatives directly or indirectly to:

(i) initiate, solicit, knowingly encourage, induce or assist any inquiries or the making, submission, announcement or consummation of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal;

(ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide or furnish any information or data relating to the Company or any of its Subsidiaries (other than to notify a Person of the provisions of this Section 6.3), or afford access to the business, properties, assets, books, records or personnel of the Company or any of its Subsidiaries to any Person (other than Parent, Merger Sub, or any of their respective Affiliates, designees or Representatives) that could reasonably be expected to initiate, solicit, encourage, induce or assist the making, submission or commencement of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal;

(iii) approve, recommend or enter into, any letter of intent or similar document, agreement or commitment, or agreement in principle (whether written or oral, binding or nonbinding) with respect to an Acquisition Proposal (other than a confidentiality agreement contemplated by this Section 6.3);

(iv) otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal.

Notwithstanding anything in the foregoing to the contrary, prior to the time that, but not after, the Requisite Company Vote is obtained, if the Company has not breached this Section 6.3, the Company may (A) provide information (which may include non-public information) in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Company receives from the Person so requesting such information an executed confidentiality agreement on terms not more favorable to such other Person than those contained in the Confidentiality Agreement and which shall not prohibit the Company from complying with the terms of this Section 6.3, and prior to or concurrently delivers to Parent any such information to the extent not previously provided to Parent and (B) engage or participate in any discussions or negotiations with any Person who has made such an unsolicited bona fide written Acquisition Proposal of the type described in clause (A) above, if and only to the extent that, prior to taking any action described in clauses (A) and (B) above, the board of directors of the Company has determined in good faith (after consultation with its outside financial advisors and outside legal counsel) that (x) failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law and (y) based on the information then available, such Acquisition Proposal either constitutes a Superior Proposal or is reasonably expected to lead to a Superior Proposal.

(b) Definitions. For purposes of this Agreement:

“Acquisition Proposal” means (i) any proposal, indication of interest or offer relating to or that could reasonably be expected to lead to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, exchange offer, recapitalization, reorganization, share exchange, business combination or similar transaction or series of related transactions involving the Company or any of its significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X under the Exchange Act and (ii) any acquisition by any Person of, or proposal or offer, which if consummated would result in any Person becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, 10% or more of the total voting power or of any class of equity securities of the Company or those of any of its Subsidiaries, or the acquisition, purchase or disposition of the business or 15% or more of the consolidated assets (including equity securities of its Subsidiaries), revenues, net income or earnings of the Company and its Subsidiaries outside the ordinary course of business, in each case other than the transactions contemplated by this Agreement.

“Superior Proposal” means a bona fide unsolicited written Acquisition Proposal that would result in any Person (or its shareholders) becoming the beneficial owner, directly or indirectly, of more than 80% of the assets (on a consolidated basis) of the Company and its Subsidiaries or more than 80% of the total voting power of the equity securities of the Company that the board of directors of the Company has determined in good faith, after consultation with its outside financial advisors and outside legal counsel, taking into account, among other things, all legal, financial, regulatory, timing and other aspects of the Acquisition Proposal and the Person making the Acquisition Proposal (including any break-up fees, expense reimbursement provisions, the availability of financing, and any conditions to consummation relating to financing, regulatory approvals or other conditions beyond the control of the party having the right to invoke the condition) and other aspect of the Acquisition Proposal that the board of directors of the Company deems relevant (i) is more favorable to the Company’s shareholders from a financial point of view than the transactions contemplated by this Agreement (after taking into account any changes to the terms of this Agreement proposed by Parent and any other information provided by Parent pursuant to Section 6.3(c)) and (ii) is reasonably likely to be consummated.

“Representatives” means, with respect to any Person, such Person’s officers, directors, employees, investment bankers, attorneys, accountants, consultants and other advisors or representatives.

(c) No Change of Recommendation; No Other Agreements. Neither the board of directors of the Company, nor any committee thereof shall:

(i) (A) fail to include the Company Recommendation in the Proxy Statement, (B) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the Company Recommendation, (C) publicly approve, recommend or otherwise declare advisable any Acquisition Proposal or (D) publicly propose to do any of the foregoing (any action or omission described in this clause (i) being referred to as a “Change of Recommendation”); or

(ii) authorize, approve, recommend, declare advisable or permit (or publicly propose to authorize, approve, recommend, declare advisable or permit) the Company to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or agreement that requires the Company to abandon or terminate this Agreement, the Merger, or any agreement relating to any Acquisition Proposal (other than this Agreement or a confidentiality agreement referred to in Section 6.3(a) entered into in compliance with and subject to the limitations set forth in Section 6.3(a))(an “Alternative Acquisition Agreement”).

Notwithstanding anything to the contrary set forth in this Agreement, prior to the Requisite Company Vote, the board of directors of the Company may make a Change of Recommendation (and, solely with respect to a Superior Proposal, terminate this Agreement pursuant to Section 8.3(b)) only if the board of directors of the Company has determined in good faith (after consultation with its outside financial advisors and outside legal counsel) that (x) failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law and (y) if such action relates to any Acquisition Proposal, that such Acquisition Proposal constitutes a Superior Proposal; provided, however, that no such action may be made pursuant to this Section 6.3(c) or Section 8.3(b) until 11:59 P.M., New York City Time, on the third business days following Parent’s receipt of notice from the Company (as may be extended or renewed pursuant to this paragraph, the “Notice Period”) advising that management of the Company currently intends to recommend to its board of directors that it take such action and the basis therefor, including (i) in the case of any Acquisition Proposal all necessary information under Section 6.3(f) (which notice shall not constitute a Change of Recommendation); provided, further that (i) during the Notice Period, the Company shall and shall cause its Subsidiaries not to enter into any Alternative Acquisition Agreement, (ii) the Company shall negotiate, and shall direct its financial advisors and outside legal counsel to negotiate, with Parent in good faith during the Notice Period (to the extent Parent desires to negotiate) to enable Parent to propose revisions to the terms of this Agreement that obviate the need of the board of directors of the Company to make a Change of Recommendation or terminate this Agreement pursuant to Section 8.3(b), including in the case of a Superior Proposal, by such Superior Proposal no longer constituting a Superior Proposal, (iii) following the end of the Notice Period, the board of directors of the Company shall have considered in good faith any changes to the terms of this Agreement proposed by Parent and any other information provided by Parent and shall have determined (after consultation with its outside financial advisors and outside legal counsel) that if such changes were to be given effect that failure to make a Change of Recommendation or terminate this Agreement pursuant to Section 8.3(b) would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law and, in the case of clause (y) above, any such Superior Proposal would continue to constitute a Superior Proposal and (iv) in the event of modifications to the financial terms (including the form, amount and timing of payment of consideration) or any other material terms of any Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in the first proviso of this paragraph and a new Notice Period under this paragraph shall commence, during which time the Company shall be required to comply with the requirements of this Section 6.3(c) anew with respect to such additional notice, including clauses (i) through (iv) of this proviso. Notwithstanding the foregoing, to the extent that a notice is required under this Section 6.3(c) (in connection with a termination pursuant to Section 8.3(b)) relates to a Superior Proposal for which the requisite notice or additional notice has been given pursuant to this Section 6.3(c) (in connection with a Change of Recommendation), no new or additional notice or Notice Period will be required for such termination pursuant to Section 8.3(b).

(d) Certain Permitted Disclosure. Nothing contained in this Section 6.3 shall be deemed to prohibit the Company from complying with its disclosure obligations under United States federal or state Law with regard to an Acquisition Proposal; provided, however, that if such disclosure does not reaffirm the Company Recommendation or has the substantive effect of withdrawing or adversely modifying the Company Recommendation, such disclosure shall be deemed to be a Change of Recommendation and Parent shall have the right to terminate this Agreement as set forth in Section 8.4 (it being understood that any “stop, look or listen” communication that contains only the information set forth in Rule 14d-9(f) shall not be deemed to have the substantive effect of withdrawing or adversely modifying the Company Recommendation or otherwise deemed to violate the Company’s obligations under this Section 6.3(d)).

(e) Existing Discussions and Agreements. The Company agrees that it will, and will cause its Subsidiaries and its and their respective Representatives to, immediately cease and terminate any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal. The Company also agrees that (i) it will promptly request each Person that has executed a confidentiality agreement prior to the date of this Agreement in connection with such Person’s consideration of an Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person or its Representatives by or on behalf of the Company or any of its Subsidiaries, (ii) the Company and its Subsidiaries shall not release any party from, or terminate, waive, amend or modify any provision of, or grant permission under, any confidentiality or standstill provision in any agreement to which the Company or any of its Subsidiaries is a party; provided, however, that if the board of directors of the Company determines in good faith, after consultation with outside counsel, that it would reasonably be expected to be inconsistent with the board of directors’ fiduciary duties under applicable Law not to do so, the Company may waive any standstill or similar provisions in such agreements to the extent necessary to permit a Person to make, on a confidential basis to the board of directors of the Company, an Acquisition Proposal, conditioned upon such Person agreeing to disclosure of such Acquisition Proposal to Parent and Merger Sub, in each case as contemplated by and subject to compliance with this Section 6.3 and (iii) the Company shall, and shall cause its Subsidiaries to enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including by (x) obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction and (y) taking all steps necessary to terminate any waiver that may have been heretofore granted to any Person (other than Parent or any of its Affiliates) under the provisions of any such agreement.

(f) Notice. The Company agrees that it will promptly (and, in any event, within 24 hours) notify Parent if any inquiries, proposals or offers with respect to an Acquisition Proposal are received by, any such information is requested from, or any such discussions or negotiation are sought to be initiated or continued with, it or any of its Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers (including copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Parent informed, on a current basis, of the status and terms of any such proposals or offers (including any amendments thereto and, in no event later than 24 hours after receipt, copies of any additional or revised written requests, proposals or offers, including proposed agreements) and the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified. The Company agrees that it and its Subsidiaries will not enter into any agreement with any Person subsequent to the date hereof that prohibits the Company from providing any information to Parent in accordance with this Section 6.3(f). Without limiting the generality of the foregoing or Section 6.3(a), the Company shall notify Parent in advance of beginning to provide information to any Person relating to an Acquisition Proposal or beginning discussions or negotiations with any Person regarding an Acquisition Proposal.

(g) Any violations of the restrictions set forth in this Section 6.3 by any Representative of the Company or any of its Subsidiaries shall be deemed to be a breach of this Section 6.3 by the Company.

6.4 Proxy Statement; Shareholders Meeting.

(a) In accordance with the NCBCA, the articles of incorporation and the bylaws of the Company, the Exchange Act, and any applicable rules and regulations of NYSE, the Company, in consultation with Parent, shall as promptly as reasonably practicable following the date of this Agreement, for the purpose of obtaining the Requisite Company Vote, duly set a record date for, call, give notice of, convene and hold a special meeting of shareholders of the Company (the “Shareholders Meeting”) as promptly as reasonably practicable following the date upon which the Proxy Statement is cleared by the SEC (with the record date and meeting date to be set by the board of directors of the Company after consultation with Parent regarding such dates). Subject to the terms of this Agreement, the board of directors of the Company shall recommend that the shareholders of the Company vote in favor of approval of the Merger and the adoption of this Agreement. The Company shall comply with the NCBCA, the articles of incorporation and bylaws of the Company, the Exchange Act and the rules and regulations of NYSE in connection with the Shareholders Meeting, including preparing and delivering the Proxy Statement to the Company’s shareholders as required pursuant to the Exchange Act and Section 6.4(b) below. Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to solicit (or cause to be solicited) from its shareholders proxies constituting the Requisite Company Vote. The Company shall not change the date of, postpone or adjourn the Shareholders Meeting without the consent of Parent; provided that, without Parent’s consent, the Company may adjourn or postpone the Shareholders Meeting no more than two times (i) to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company’s shareholders within a reasonable amount of time in advance of the Shareholders Meeting, (ii) to allow reasonable additional time to solicit from its shareholders proxies in favor of approval of the Merger and the adoption of this Agreement or (iii) if as of the time for which the Company Shareholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Shareholders Meeting or to the extent that at such time the Company has not received proxies sufficient to allow the receipt of the Requisite Company Vote at the Shareholders Meeting; provided that the Stockholders Meeting shall not be postponed, recessed or adjourned pursuant to this proviso to a date that is more than thirty days after the date on which the Stockholders Meeting was originally scheduled without the prior written consent of Parent. Parent may cause the Company to postpone or adjourn the Shareholders Meeting by prior written notice to the Company once for a period of no longer than ten business days if Parent believes in good faith that additional time is required to solicit shareholder proxies in favor of approval of the Merger and the adoption of this Agreement.

(b) As promptly as reasonably practicable following the date of this Agreement or such later date to which Parent consents (such consent not to be unreasonably withheld, conditioned or delayed), the Company, with the assistance of Parent, shall prepare, and the Company shall file with the SEC, the preliminary Proxy Statement and any amendments or supplements thereto in form and substance reasonably satisfactory to each of the Company and Parent relating to the Merger and the transactions contemplated hereby. Subject to the terms of this Agreement, the Proxy Statement shall reflect the Company Recommendation and shall include a description of the other Board Actions. The Company shall also include in the Proxy Statement, and shall obtain all necessary consents of the Company’s financial advisor to permit the Company to include in the Proxy Statement, in its entirety, the fairness opinion described in Section 4.3, together with a summary thereof. Parent shall cooperate with the Company in the preparation of the preliminary Proxy Statement and the definitive Proxy Statement and shall furnish to the Company the information relating to it and Merger Sub required by the Exchange Act. The Company shall use its commercially reasonable efforts, after consultation with Parent, to respond as promptly as practicable to any comments of the SEC and to cause the Proxy Statement in definitive form to be mailed to the Company’s shareholders at the earliest practicable time. Each of the Company, Parent and Merger Sub shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent that it shall have become false or misleading in any material respect. The Company agrees to take all steps necessary to cause the Proxy Statement as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as, and to the extent, required by applicable Law. The Company shall promptly provide Parent and its counsel with copies of any written comments, and shall inform them of any oral comments, that the Company or its counsel may receive from the SEC or its staff (including any request by the SEC or its staff for any amendments or supplements to the preliminary Proxy Statement or the definitive Proxy Statement), and the Company and Parent shall cooperate in filing with the SEC or its staff, and if required, the Company shall mail to its shareholders, as promptly as reasonably practicable, such amendment or supplement. Parent and its counsel shall be given a reasonable opportunity to review any written responses to such SEC comments and the Company shall give due consideration to the reasonable additions, deletions or changes suggested thereto by Parent and its counsel. The Proxy Statement shall comply in all material respects with all applicable requirements of Law.

6.5 Filings; Other Actions; Notification.

(a) Cooperation. Subject to the terms and conditions set forth in this Agreement, each of Parent, Merger Sub and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger and make effective all transactions contemplated by this Agreement, as soon as practicable after the date hereof, including preparing and filing, in consultation with the other parties and as promptly as advisable after the date hereof, all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as practicable all waiting period expirations or terminations, consents, clearances, waivers, licenses, orders, registrations, approvals, permits, and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement (including those set forth in Section 4.4 of the Company Disclosure Schedule). In furtherance of, and not in limitation of the foregoing, (i) each of Parent and the Company, as applicable, agree to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Merger as soon as practicable after the date hereof, and to use their reasonable best efforts to supply as soon as practicable any additional information and documentary material that may be reasonably requested pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 6.5 (which may include divestitures, which shall be the sole responsibility of Parent to accomplish, as practicable and subject to appropriate cooperation obligations under this Section 6.5) necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act (including any extensions thereof) as soon as practicable (including by requesting early termination of the waiting period thereunder) and (ii) each of Parent and the Company agree, as applicable, to file as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement. Parent shall have the right to direct all matters with any Governmental Entity consistent with its obligations hereunder; provided, that, subject to reasonable limitations limiting access to outside counsel, Parent and the Company shall have the right to review in advance and, to the extent practicable, each will consult with the other on and consider in good faith the views of the other in connection with, any filing made with, or written materials submitted to or other communication with any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement (and to receive a copy of all documents and information submitted such Governmental Entity). In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable. In furtherance and not in limitation of the covenants of the parties contained in this Section 6.5, Parent shall take, and cause its Affiliates (which, for the avoidance of doubt, for purposes of this Section 6.5 shall include Affiliates of HoldCo) to take all steps as may be necessary to obtain all such waiting period expirations or terminations, consents, clearances, waivers, licenses, registrations, permits, authorizations, orders and approvals under applicable Antitrust Law (collectively, “Antitrust Clearances”), including accepting operational restrictions or limitations on, and committing to or effecting, by consent decree, hold separate orders, trust or otherwise, the sale, license, disposition or holding separate of, such assets or businesses of Parent, Merger Sub, the Company, the Surviving Corporation or any of their respective Affiliates (and the entry into agreements with, and submission to decrees, judgments, injunctions or orders of such Governmental Entity) as may be required to obtain such Antitrust Clearances or to avoid the entry of, or to effect the dissolution of or vacate or lift, any decrees, judgments, injunctions or orders under any Antitrust Laws that would otherwise have the effect of preventing or materially delaying the consummation of the transactions contemplated by this Agreement, including the Merger.

(b) Antitrust Matters. Subject to the terms and conditions set forth in this Agreement, without limiting the generality of the undertakings pursuant to this Section 6.5, each of the Company and Parent agree to promptly provide to each and every federal, state or foreign Governmental Entity with jurisdiction over enforcement of under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other United States federal or state or foreign or supranational Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition (collectively, “Antitrust Laws”) non-privileged information and documents that are necessary, proper and advisable to permit consummation of the transactions contemplated by this Agreement.

(c) Information. Subject to reasonable limitations limiting access to outside counsel, the Company and Parent each shall, upon request by the other, furnish the other promptly with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

(d) Status. Subject to applicable Laws and as required by any Governmental Entity, and subject to reasonable restrictions limiting access to outside counsel, the Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices, correspondence, or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. Neither the Company nor Parent shall permit any of its officers or any other Representatives or agents to participate in any meeting or engage in any substantive communication with any Governmental Entity in respect of any filings, investigation or other inquiry relating to the transactions contemplated hereby unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat. Each of the Company and Parent shall, to the extent practicable, give the other reasonable prior notice of any such meeting or communication and in the event one party is prohibited by Law or a Governmental Entity from participating in or attending any such meeting or engaging in any such communication, keep such party reasonably apprised with respect thereto.

6.6 Access and Reports. Upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford Parent’s officers and other authorized “Representatives” (as defined in the Confidentiality Agreement) reasonable access during normal business hours throughout the period prior to the Effective Time, to its employees, properties, books, contracts and records and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent all information concerning its business, properties and personnel as may reasonably be requested; provided that such access shall be conducted under the supervision of appropriate personnel of the Company and in such a manner so as not to interfere with the normal operation of the business of the Company; provided, further, that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty made by the Company herein or otherwise limit or affect the remedies available to Parent; provided, further, that the foregoing shall not require the Company (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would result in the disclosure of any Trade Secrets of third parties or violate any of its obligations with respect to confidentiality if the Company shall have used commercially reasonable efforts to obtain the consent of such third party to such inspection or disclosure, (ii) to disclose any information to the extent it would cause a loss of privilege to the Company or any of its Subsidiaries or (iii) to violate applicable Law (it being agreed, with respect to clauses (i) and (ii), that the parties shall use their commercially reasonable efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention). All requests for information made pursuant to this Section 6.6 shall be directed to the executive officer or other Person designated by the Company. All information obtained pursuant to this Section 6.6 shall be governed by the terms of the Confidentiality Agreement.

6.7 Stock Exchange Delisting. Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of NYSE to enable the delisting by the Surviving Corporation of the Shares from NYSE and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time.

6.8 Publicity; Communications. The initial press release regarding the Merger shall be a joint press release mutually agreed to by the Company and Parent. After the initial press release, each of the Company, Parent and Merger Sub agrees not to issue or cause publication of any public release or announcement concerning this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), except (a) as such party reasonably believes, after receiving the advice of outside counsel, is required by Law, by the rules of the NYSE or by any listing agreement with or rules of any applicable national securities exchange, trading market or listing authority, in which case, such party shall endeavor, on a basis reasonable under the circumstances, to provide advanced notice to the other party and to provide a meaningful opportunity to the other party to review and comment upon such press release or other announcement or (b) a public statement is made in response to questions from the press, analysts, investors or those attending industry conferences and make internal announcements to employees so long as such statements are materially consistent with previous press releases, public disclosures or public statements made jointly by the parties (or individually, if approved by the other party). As promptly as practicable following the date of this Agreement and in compliance with applicable Laws, Parent and the Company shall develop a joint plan for communication to the Company’s employees, independent contractors, customers, suppliers and other strategic Persons about this Agreement and the transactions contemplated by this Agreement. Prior to making any written or oral communications to the employees or independent contractors of the Company or any of its Subsidiaries pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, the Company shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication, and Parent and the Company shall cooperate in providing any such mutually agreeable communication. Notwithstanding anything herein to the contrary, the Company need not consult with, or obtain the approval of Parent in connection with any press release, public statement or filing to be issued or made with respect to any Acquisition Proposal or Change of Recommendation.

6.9 Financing.

(a) Prior to the Closing, the Company and its Subsidiaries shall use their reasonable best efforts to, and shall use their reasonable best efforts to cause the respective Representatives of the Company and its Subsidiaries to, cooperate as reasonably requested by Parent in connection with the arrangement of the Debt Financing or any other bank or syndicated financing sought by Parent or its Affiliates in connection with the transactions contemplated by this Agreement (“Alternate Debt Financing”), including, without limitation (i) upon reasonable prior notice and at times and locations to be mutually agreed upon, participation by the Company’s senior officers and certain relevant Representatives in a reasonable number of meetings and presentations with prospective lenders and investors and due diligence sessions with the Financing Sources, and sessions with rating agencies, (ii) assisting with the preparation of customary materials for syndication documents and lender and investor presentations, including rating agency presentations, bank confidential information memoranda, and similar documents required by the Debt Commitment Letter in connection with the Debt Financing or as otherwise required in connection with any Alternate Debt Financing, (iii) obtaining (A) a certificate of the chief financial officer of the Company with respect to solvency matters (in the form attached as Annex I to Exhibit C to the Debt Commitment Letter or in such other form reasonably agreeable to Parent, the Financing Sources and the Company) to the extent required by the Financing Sources under the Debt Commitment Letter or any Alternate Debt Financing in connection with the Debt Financing and (B) customary authorization and representation letters with respect to the bank confidential information memoranda relating to the Debt Financing (provided, that such customary authorization and representation letters (or the bank confidential information memoranda in which such letters are included) shall include language that exculpates the Company and its Subsidiaries and their respective directors and officers from any liability in connection with the unauthorized use by the recipients thereof of the information set forth in any such bank confidential information memoranda or similar memoranda or report distributed in connection therewith), (iv) deliver notices of prepayment within the time periods required by the Wells Fargo Credit Facility and obtaining customary payoff letters, lien terminations and instruments of discharge to the extent, and in the manner, contemplated by Section 6.10, and give any other necessary notices, to allow for the payoff, discharge and termination in full at the Closing of all indebtedness outstanding under the Wells Fargo Credit Facility and required by the Debt Commitment Letter to be terminated, (v) assisting in the preparation of and furnishing all financial and other pertinent information regarding the Company reasonably requested by Parent and required by the Debt Commitment Letter or any Alternate Debt Financing; provided that such information shall not include any information that the Company and its Subsidiaries do not produce in any ordinary course of business and shall not require the Company or its Subsidiaries to produce or prepare any projections or pro forma financial statements, (vi) reasonably assist Parent in connection with the preparation of (but not executing, unless effective only at or following the Effective Time) definitive financing documents, including credit agreements, intercreditor agreements, pledge and security documents and certificates or other documents to the extent reasonably requested by Parent and otherwise reasonably facilitating the pledging of collateral, provided that no such documents or agreements shall be effective prior to the Effective Time, and (vii) furnishing Parent with all documentation and other information with respect to the Company and its Subsidiaries as shall have been reasonably requested in writing by Parent at least ten Business Days prior to the Closing Date that is required in connection with the Debt Financing by U.S. regulatory authorities or any Alternate Debt Financing under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, in each case no later than three Business Days prior to the Closing Date. Notwithstanding the foregoing, (A) such requested cooperation shall not unreasonably interfere with the business or the ongoing operations of the Company and/or the its Subsidiaries, (B) nothing in this Section 6.9 shall require cooperation to the extent that it would (x) cause any condition to the Closing set forth in Sections 7.1 or 7.2 to not be satisfied, (y) reasonably be expected to conflict with or violate any applicable Law, or (z) cause the Company and/or the Company’s Subsidiaries to violate any obligation of confidentiality (not created in contemplation hereof) binding on the Company and/or the Company’s Subsidiaries (provided that in the event that the Company and/or the Company’s Subsidiaries do not provide information in reliance on the exclusion in this clause (z), the Company and/or the Company’s Subsidiaries shall use commercially reasonable efforts to provide notice to Parent promptly upon obtaining knowledge that such information is being withheld (but solely if providing such notice would not violate such obligation of confidentiality)), (C) neither the Company nor any of the Company’s Subsidiaries shall be required to pay or incur any commitment or other similar fee or incur or assume any other liability or obligation in connection with the financings contemplated by the Debt Commitment Letter or the Debt Financing or any Alternate Debt Financing (except the obligation to deliver the solvency certificate and customary authorization and representation letter referenced in clause (iii)(B) above), (D) none of the directors of the Company or any Company Subsidiary, acting in such capacity, shall be required to authorize or adopt any resolutions approving the agreements, documents, instruments, actions and transactions contemplated in connection with the Debt Financing and (E) none of the Company, the Company’s Subsidiaries or their respective directors, officers or employees shall be required to execute, deliver or enter into, or perform any agreement, document or instrument (other than the solvency certificate and the customary authorization and representation letters contemplated above), including any definitive financing agreement, with respect to the Debt Financing that is not contingent upon the Closing or that would be effective prior to the Effective Time. Nothing hereunder will require any employee, officer, director or Representative of the Company or any of its Subsidiaries to deliver any certificate or opinion or take any other action that would result in personal liability to such employee, officer, director or Representative. The Company shall file all reports on Form 10-Q and Form 8-K, to the extent required to include financial information pursuant to Item 9.01 thereof, in each case, required to be filed with the SEC pursuant to the Exchange Act prior to the Closing Date in accordance with the time periods required by the Exchange Act.

(b) Parent shall (A) promptly upon request by the Company, reimburse the Company for all documented out-of-pocket fees and expenses of the Company and its Subsidiaries and all documented and out-of-pocket fees and expenses of their Representatives incurred in connection with the requested cooperation set forth in this Section 6.9, and (B) except as a result of gross negligence, fraud or willful misconduct by the Company, its Subsidiaries or its and their Representatives, indemnify the Company and its Subsidiaries and Affiliates and its and their respective Representatives against any claim, loss, damage, injury, liability, Judgment, award, penalty, fine, Tax, cost (including cost of investigation), expense (including reasonable fees and expenses of counsel) or settlement payment incurred as a result of the Debt Financing or any Alternate Debt Financing, the performance of any of the obligations set forth in this Section 6.9 and any information utilized in connection thereof (including any claim by or with respect to the Financing Sources, prospective lenders, agents and arrangers and ratings agencies) and such Representatives shall be third party beneficiaries of this Section 6.9(b).

(c) The Company hereby consents to use of its and its Subsidiaries logos on customary marketing materials in connection with the Debt Financing; provided that such logos are used solely in a manner that is not reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries or their respective logos.

6.10 Credit Agreement. On or prior to the Closing, the Company shall use reasonable best efforts to cause the agent under the Wells Fargo Credit Facility to deliver to Parent a copy of an executed payoff letter (the “Payoff Letter”) with respect to the Wells Fargo Credit Facility, in customary form, which Payoff Letter shall (i) indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs and any other monetary obligations then due and payable under the Wells Fargo Credit Facility as of the anticipated Closing Date (and the daily accrual thereafter) (the “Payoff Amount”), (ii) state that upon receipt of the Payoff Amount under such Payoff Letter, the Wells Fargo Credit Facility and all related loan documents shall be terminated, and (iii) provide that all Liens and all guarantees in connection therewith relating to the assets and properties of the Company or any of its Subsidiaries securing such obligations shall be, released and terminated upon the payment of the Payoff Amount. The Surviving Company shall repay any outstanding amount of indebtedness of the Company and its Subsidiaries pursuant to the Wells Fargo Credit Facility by wire transfer of immediately available funds as provided for in the Payoff Letter.

6.11 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense. The parties agree that the Surviving Corporation shall not bear any costs or expenses incurred by any shareholder of the Company. Following the Merger, the Surviving Corporation shall pay all charges and expenses incurred after the Effective Time in connection with the transactions contemplated in Article III.

6.12 Indemnification; Directors’ and Officers’ Insurance.

(a) All rights to indemnification by the Company or any of its Subsidiaries existing in favor of those Persons who are present or former directors and officers of the Company or any of its Subsidiaries (the “Indemnified Parties”) for their acts and omissions occurring prior to the Effective Time, as provided in the articles of incorporation and bylaws of the Company or any of its Subsidiaries (as in effect as of the date of this Agreement) and as provided in the indemnification agreements between the Company and said Indemnified Parties (as in effect as of the date of this Agreement) in the forms made available by the Company to Parent or Parent’s Representatives prior to the date of this Agreement, shall survive the Merger and the Surviving Corporation shall cause them to be observed by the Surviving Corporation and its Subsidiaries to the fullest extent permitted under North Carolina law.

(b) As of the Effective Time, Parent or the Surviving Corporation (with the election being at Parent’s option) shall have purchased a tail policy to the current policy of directors’ and officers’ liability insurance maintained by the Company which tail policy shall be effective for a period from the Effective Time through and including the date six years after the Closing Date (a “Tail Policy”) with respect to claims arising from facts or events that occurred on or before the Effective Time, and which Tail Policy shall contain coverage and amounts at least as favorable to the Indemnified Parties as the coverage currently provided by Company’s current directors’ and officers’ liability insurance policies (in the aggregate); provided, however, that in no event shall Parent or the Surviving Corporation be required to expend, for the entire Tail Policy, in excess of three times the annual premium currently paid by the Company for such insurances; and, provided, further that, if the premium of such insurance coverage exceeds such amount, Parent or the Surviving Corporation shall be obligated to obtain a policy or policies with the greatest coverage available for a cost not exceeding such amount.

(c) If Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 6.12.

(d) The provisions of this Section 6.12 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs. This Section 6.12 may not be amended, altered or repealed after the Effective Time without the prior written consent of the affected Indemnified Party.

(e) The rights of the Indemnified Parties under this Section 6.12 shall be in addition to any rights such Indemnified Parties may have under the articles of incorporation or bylaws of the Company or any of its Subsidiaries, or under any applicable Contracts or Laws.

6.13 Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company and its board of directors shall grant all such approvals and take all such actions as are necessary or advisable so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute, regulation or provision in the Company’s articles of incorporation or bylaws on such transactions.

6.14 Shareholder Litigation. The Company shall give Parent the opportunity to consult with the Company prior to the Effective Time and keep Parent reasonably apprised on a prompt basis with respect to the defense or settlement of any shareholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement. No such settlement shall be agreed to without the prior written consent of Parent.

6.15 Notification. During the period commencing on the date hereof and terminating upon the earlier to occur of the Effective Time and the termination of this Agreement pursuant to and in accordance with Article VIII, each of the Company and Parent shall promptly notify the other party in writing of (a) any notice or other communication received by such party from any Governmental Entity in connection with this Agreement, the Merger or the transactions contemplated hereby, or from any Person alleging that the consent of such Person is or may be required under a Material Contract or otherwise (unless alleged under a Contract that is not material) in connection with the Merger or the transactions contemplated hereby, (b) any Actions commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to this Agreement, the Merger or the transactions contemplated hereby or (c) any fact, event or circumstance that (i) in the case of the Company, individually or taken together with all other facts, events and circumstances, has had or would reasonably be expected to have a Material Adverse Effect, (ii) has materially impaired, or would reasonably be expected to materially impair the ability of such party (or, in the case of Parent, Merger Sub) to consummate the Merger and the other transactions contemplated hereby, or (iii) would cause, or would reasonably be expected to cause, the failure of any condition precedent to the Company’s or Parent and Merger Sub’s obligations to consummate the Merger under this Agreement, in each case within three business days of an executive officer of such party becoming aware of the occurrence of such fact, event or circumstance. Each such notification shall include a certification of an officer of the Company that such notification is being delivered in accordance with this Section 6.15. No such notification shall be deemed to supplement or amend the Company Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the parties in this Agreement, or (ii) determining whether any of the conditions set forth in Article VII have been satisfied. Delivery of notification pursuant to this Section 6.15 shall not limit or otherwise affect the remedies available hereunder to any party receiving such notice.

6.16 Section 16 Matters. Prior to the Effective Time, the Company may approve, in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act, any dispositions of equity securities of the Company (including derivative securities with respect to equity securities of the Company) resulting from the transactions contemplated by this Agreement by each officer or director of the Company who is subject to Section 16 of the Exchange Act with respect to equity securities of the Company.

6.17 Employee Benefits.

(a) During the one (1) year period following the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to provide each employee of the Company and any Subsidiary who continues to be employed by the Surviving Corporation or any Subsidiary thereof (the “Continuing Employees”) with compensation (including, as applicable, base salary, bonus plans (based on bonus opportunity rather than actual bonus payments), severance benefits, other employee benefits, health and welfare benefits and benefits under any plan intended to be qualified within the meaning of section 401(a) of the Code (“401(k) Plan”)) that are at least substantially comparable in the aggregate to that provided to Continuing Employees immediately prior to the Effective Time.

(b) Nothing in this Section 6.17 shall (i) create any right in any Continuing Employee to continued employment by Parent, the Surviving Corporation, or any Subsidiary thereof or (ii) require Parent, the Surviving Corporation, or any Subsidiary thereof to continue any Company Benefit Plan or prevent the amendment, modification or termination of any Company Benefit Plan after the Effective Time. Nothing in this Section 6.17 or elsewhere in this Agreement shall be construed to create a right in any employee to employment with Parent, the Surviving Corporation or any other Subsidiary of the Surviving Corporation and the employment of each Continuing Employee shall be “at will” employment, subject to the terms and conditions of employment agreements, severance plans and change of control plans, in each case, unless otherwise required by applicable Law.

(c) To the extent that service is relevant for eligibility, benefit accrual, vesting or allowances (including paid time off) under any severance, health or welfare benefit plan, 401(k) Plan or other benefit plan of Parent and/or the Surviving Corporation or any of their respective Subsidiaries, then Parent shall ensure that any such plan shall, for purposes of eligibility, benefit accrual, vesting and allowances (including paid time off), credit Continuing Employees for service with the Company or any of its Subsidiaries prior to the Effective Time to the same extent that such service was recognized prior to the Effective Time under the corresponding plan; provided, that the foregoing shall not apply to the extent that its application would result in a duplication of benefits; provided, further, that the foregoing shall not apply for benefit accrual purposes under any defined benefit pension plan or retiree medical plan.

(d) With respect to each health or welfare benefit plan of Parent and/or the Surviving Corporation or any of their respective Subsidiaries made available to Continuing Employees in the plan year in which the Effective Time occurs, Parent, the Surviving Corporation or such Subsidiary shall cause there to be waived any pre-existing condition or eligibility limitations and give effect, in determining any deductibles and maximum out of pocket limitations, to claims incurred, amounts paid by, and amounts reimbursed to, Continuing Employees under similar plans maintained by the Company and its Subsidiaries immediately prior to the Effective Time.

(e) Parent shall, and shall cause its Subsidiaries (including the Surviving Corporation) to, honor, in accordance with its terms, each Company Benefit Plan and all obligations thereunder, including any rights or benefits arising as a result of the transactions contemplated hereby (either alone or in combination with any other event, including termination of employment). Parent hereby agrees and acknowledges that the consummation of the Merger constitutes a change of control or a change in control, as the case may be, to the extent applicable under any plan, agreement or arrangement set forth in Section 4.8(a) of the Company Disclosure Schedule.

(f) With respect to the annual bonus for which any employee of the Company or any of its Subsidiaries is eligible under any of the Company’s or any of its Subsidiary’s annual incentive plans with respect to any year, if any, prior to the Effective Time, the Company or such Subsidiary, as applicable, shall administer each such plan (including the payment of all amounts owed thereunder at the ordinary time) in accordance with its terms consistent with past practices in the ordinary course of business.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

(a) Shareholder Approvals. The Requisite Company Vote shall have been obtained in accordance with applicable Law and the articles of incorporation and bylaws of the Company.

(b) No Injunctions or Restraints, Illegality. (i) No court or other Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement (collectively, an “Order”) and (ii) no Governmental Entity shall have instituted any Action (which remains pending at what would otherwise be the Closing Date) before any United States court or other Governmental Entity of competent jurisdiction seeking to restrain, enjoin or otherwise prohibit consummation of the Merger and the other transactions contemplated by this Agreement.

(c) Regulatory Authorizations. The waiting period applicable to the consummation of the Merger under the HSR Act shall not have expired or been earlier terminated;

7.2 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

(a) Accuracy of Representations:

(i) Each of the representations and warranties of the Company contained in Section 4.2(a) (Capital Structure), Section 4.6(a) (Material Adverse Effect) and Section 4.23 (Brokers and Finders) shall be true and correct in all respects (other than in de minimis and immaterial respects in the case of Section 4.2(a)) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true, complete and correct as of such specific date);

(ii) Each of the representations and warranties of the Company contained in Section 4.3 (Corporate Authority; Approval and Fairness) and Section 4.21 (Takeover Statutes; Other Restrictions) (in each case, disregarding all qualifications and exceptions contained therein regarding materiality or a Material Adverse Effect or any similar standard or qualification) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true, complete and correct as of such specific date); and

(iii) Each of the representations and warranties of the Company contained in this Agreement other than those specified in the foregoing clauses (i) and (ii) (disregarding all qualifications and exceptions contained therein regarding materiality or a Material Adverse Effect or any similar standard or qualification), shall be true and correct, except where the failure of any such representation or warranty to be so true and correct would not, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect, as of the date of this Agreement and as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true, complete and correct as of such specific date).

(b) Certificate. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to the effect that the conditions set forth in Section 7.2(a) have been satisfied.

(c) Performance of Covenants. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to such effect.

(d) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Effect (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) that, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect.

7.3 Additional Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

(a) Accuracy of Representations. Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement (disregarding all qualifications and exceptions contained therein regarding materiality or a material adverse effect or any similar standard or qualification), shall be true and correct, except where the failure of any such representation or warranty to be so true and correct would not prevent, materially delay or materially impede the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement, as of the date of this Agreement and as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation or warranty shall be true, complete and correct as of such specific date).

(b) Performance of Covenants. Each of Parent, Merger Sub and HoldCo shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

(c) Certificate. The Company shall have received a certificate executed by a senior executive officer of Parent confirming that the conditions set forth in clauses Sections 7.3(a) and 7.3(b) have been duly satisfied.

ARTICLE VIII

TERMINATION

8.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by mutual written consent of the Company and Parent by action of their respective boards of directors.

8.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of either Parent or the Company if:

(a) the Merger shall not have been consummated by November 8, 2016 (such date, including any permitted extensions thereof, the “Termination Date”);

(b) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable; or

(c) in the event that the Shareholders Meeting (including any adjournments or postponements thereof, subject to Section 6.4(a)) shall have been held and been concluded and the Requisite Company Vote shall not have been obtained;

provided that the right to terminate this Agreement pursuant to this Section 8.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have primarily contributed to the occurrence of the failure of such condition to the consummation of the Merger.

8.3 Termination by the Company. This Agreement may be terminated by the Company and the Merger may be abandoned:

(a) if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent, Merger Sub or HoldCo contained in this Agreement such that the conditions set forth in Sections 7.3(a) or 7.3(b) would not be satisfied and, in either such case, such breach is incapable of being cured by the Termination Date, or if capable of being cured by the Termination Date is not so cured; provided, that the Company shall have given Parent at least 30 days written notice prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.3(a); provided, further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.3(a) if the Company is then in material breach of any of its covenants or agreements contained in this Agreement; or

(b) subject to compliance with Section 6.3(c) in order to accept a Superior Proposal and enter into an Alternative Acquisition Agreement related to a Superior Proposal, if at such time the Company, prior to or concurrently with such termination, pays to Parent in immediately available funds the Termination Fee required to be paid pursuant to Section 8.5(b)(ii).

8.4 Termination by Parent. This Agreement may be terminated by Parent and the Merger may be abandoned if:

(a) the board of directors of the Company shall have made a Change of Recommendation or the Company shall have breached any of its obligations under Section 6.3(a) or Section 6.3(g) (but only as Section 6.3(g) would be applied to Section 6.3(a)) in any material respect;

(b) at any time following receipt or public announcement of an Acquisition Proposal, the Company’s board of directors shall have failed to reaffirm the Company Recommendation within three business days after receipt of any reasonable written request to do so from Parent; or

(c) prior to the Closing Date, there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement such that the conditions set forth in Sections 7.1 or 7.2(b) would not be satisfied and, in either such case, such breach is incapable of being cured by the Termination Date, or if capable of being cured by the Termination Date is not so cured; provided, that Parent shall have given the Company at least 30 days written notice prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.4(c); provided, further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.4(c) if Parent or Merger Sub is then in material breach of any of its covenants or agreements contained in this Agreement.

8.5 Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or of any of its Representatives or Affiliates); provided, however, and notwithstanding anything in the foregoing to the contrary, that (i) no such termination shall relieve any party hereto of any liability or damages (which the parties acknowledge and agree, in the case of liabilities or damages payable by Parent or Merger Sub, would include the benefits of the transactions contemplated by this Agreement lost by the holders of the Shares, the Company Options and the Share Units, which shall be deemed to be damages of the Company) resulting from any fraud or Willful Breach of this Agreement and (ii) the provisions set forth in Section 6.9(b) (Financing - Indemnification), Section 6.9(a) (Expenses), this Section 8.5, Article IX and the Confidentiality Agreement shall survive the termination of this Agreement. For purposes of this Agreement, “Willful Breach” shall mean a material breach of, or failure to perform any of the covenants or other agreements contained in, this Agreement, that is a consequence of an act or failure to act by the breaching or non-performing

Person with actual knowledge, or knowledge that a Person acting reasonably under the circumstances should have, that such Person’s act or failure to act would, or would be reasonably expected to, result in or constitute a breach of or failure of performance under this Agreement.

(b) In the event that this Agreement is terminated:

(i) by Parent or the Company pursuant to Section 8.2(a) and in connection therewith:

(A) an Acquisition Proposal shall have been publicly disclosed after the date hereof and not clearly withdrawn in good faith prior to the Termination Date; and

(B) within 12 months after termination of this Agreement, the Company or any of its Subsidiaries enters into a definitive agreement with respect to any Acquisition Proposal or consummates a transaction contemplated by any Acquisition Proposal (provided that for purposes of this clause (B), the references to “10%” and “15%” in the definition of Acquisition Proposal shall be deemed to be a reference to “50%”) (any such agreement or consummation, an “Acquisition Event”), then the Company shall pay to Parent the Termination Fee within two business days of consummation of such Acquisition Event;

(ii) by the Company pursuant to Section 8.3(b), then the Company shall pay to Parent the Termination Fee prior to or concurrently with such termination; or

(iii) by Parent pursuant to Section 8.4 (other than Section 8.4(c)) (any termination contemplated by clauses (i), (ii) or (iii), a “Termination Fee Trigger”),

then the Company shall pay to Parent the Termination Fee within two business days of such termination.

For purposes of this Agreement, “Termination Fee” shall mean $42,000,000. No Acquisition Proposal made by a Person shall be deemed to have been “clearly withdrawn,” in the event that the Company later agrees within the 12-month period specified in Section 8.5(b)(i)(B) to or consummates an Acquisition Event with such Person or an Affiliate thereof. Notwithstanding anything to the contrary in this Agreement, (x) in no event shall the Company be required to pay the Termination Fee on more than one occasion and (y) the parties agree that the payment of the Termination Fee shall be the sole and exclusive remedy available to Parent and Merger Sub with respect to this Agreement in the event any such payment becomes due and payable and is paid, and, upon payment of the Termination Fee, the Company (and the Company’s Affiliates and its and their respective directors, officers, employees, shareholders and Representatives) shall have no further liability to Parent and Merger Sub under this Agreement; provided, however, that the Company shall not be relieved or released from any liabilities or damages arising out of its Willful Breach of this Agreement; provided, further, that the aggregate amount of any damages determined by a court to be payable by the Company pursuant to the foregoing proviso shall be reduced by the amount of any Termination Fee previously paid to Parent pursuant to this Section 8.5(b).

(c) The parties acknowledge that the agreements contained in Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement; accordingly, if the Company fails to promptly pay the Termination Fee and, in order to obtain such payment, Parent or Merger Sub commences a suit that results in a Judgment against the Company for the Termination Fee (or a portion thereof), the Company shall pay Parent its costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on the amount of the fee at the prime rate published in the Money Rates section of The Wall Street Journal in effect on the date such payment was required to be made. All payments under Section 8.5(b) shall be made promptly by wire transfer of immediately available funds to an account designated in writing by the party receiving such payment.

ARTICLE IX

MISCELLANEOUS AND GENERAL

9.1 Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement shall survive the Effective Time, except for (i) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time and (ii) this Article IX.

9.2 Modification or Amendment. This Agreement may be amended by the parties hereto by written agreement executed and delivered by each of the parties hereto at any time before or after the Requisite Company Vote is obtained; provided, however, that after the Requisite Company Vote has been obtained, there shall not be made any amendment or modification to this Agreement that by Law requires the further approval of the shareholders of the Company without such further approval; provided, further, that notwithstanding anything to the contrary set forth herein, this Section 9.2, Section 9.5(b) and (c), Section 9.8 and Section 9.14(b) (and any related definitions to the extent a modification, waiver or termination of such definitions would modify the substance of any of the foregoing provisions) may not be modified, waived or terminated in a manner that is adverse in any material respect to the Financing Sources without the prior written consent of the parties to the Debt Commitment Letter (not including Parent or Merger Sub), which consent shall not be unreasonably withheld, conditioned or delayed.

9.3 Waiver. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure or delay of any party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

9.4 Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by electronic communication, facsimile or otherwise) to the other parties.

9.5 Governing Law and Venue; Waiver of Jury Trial; Specific Performance.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF; PROVIDED, HOWEVER, THAT THE MERGER AND THE RIGHTS OF THE HOLDERS OF SHARES, COMPANY OPTIONS AND SHARE UNITS (TO THE EXTENT REQUIRED BY THE LAWS OF THE STATE OF NORTH CAROLINA TO BE GOVERNED THEREBY), AND MATTERS RELATING TO THE CONDUCT OF DIRECTORS OF THE COMPANY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICTS OF LAWS PRINCIPLES (WHETHER THE STATE OF NORTH CAROLINA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NORTH CAROLINA. The parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the Southern District of New York in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York state or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(b) Without limiting the foregoing, each of the parties agrees that it will not bring or support any action, cause of action, claim, cross-claim, or third-party claim of any kind or description (whether at law, in equity, in contract, in tort or otherwise), against any Financing Source in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the Debt Financing or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, Borough of Manhattan or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York in the County of New York (and appellate courts thereof).

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (INCLUDING WITHOUT LIMITATION, IN CONNECTION WITH THE DEBT FINANCING UNDER THE DEBT COMMITMENT LETTER). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

(d) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by any party in accordance with their specific terms or were otherwise breached by such party. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Article VIII, the non-breaching parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions of this Agreement against the other party, this being in addition to any other remedy to which such party is entitled at law or in equity, and each party hereby waives any requirement for the posting of any bond or similar collateral in connection therewith. Prior to the termination of this Agreement pursuant to Article VIII, each party hereby agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) the other party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or in equity.

9.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile or electronic mail or overnight courier:

If to HoldCo, Parent or Merger Sub:

c/o JAB Holding Company LLC 1701 Pennsylvania Avenue NW, Suite 801 Washington, DC 20006 Attention: Joachim Creus Facsimile: (202) 507-5601 Email: Joachim.Creus@jabse.eu

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square, New York, NY 10036
Attention: Paul T. Schnell
                  Sean C. Doyle
Fax: (212) 735-2000
Email: paul.schnell@skadden.com
           sean.doyle@skadden.com

and

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP
150 Fayetteville Street, Suite 2300
Raleigh, North Carolina 27601
Attention: Gerald Roach
Fax: (919) 821-6800
Email: groach@smithlaw.com

If to the Company:

Krispy Kreme Doughnuts, Inc.
370 Knollwood Street
Winston Salem, NC 27103
Attention: Steve Ellcessor, General Counsel
                   Tony Thompson, Chief Executive Officer
                   Price Cooper, Chief Financial Officer
Fax: 336-499-4747
Email: sellcessor@krispykreme.com
            tthompson@krispykreme.com
            pcooper@krispykreme.com

with a copy to

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention: Mario A. Ponce
Telephone: (212) 455-3442
Facsimile: (212) 455-2502
Email: mponce@stblaw.com

and

Womble Carlyle Sandridge & Rice, LLP
One West Fourth Street
Winston-Salem, NC 27101
Attention:	Christopher J. Gyves
Telephone:	(336)-721-3634
Facsimile:	(336)-726-9078
Email:	CGyves@wcsr.com

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon: actual receipt, if delivered personally; three business days after deposit in the mail, if sent by registered or certified mail on a priority basis; on the business day immediately following the transmission if sent by facsimile or electronic mail; or on the next business day after deposit with an overnight courier, if sent by an overnight courier.

9.7 Entire Agreement. This Agreement (including any exhibits hereto), the Company Disclosure Schedule and the letter agreement, dated April 8, 2016, between JAB Beech Inc. (an Affiliate of Parent) and the Company (the “Confidentiality Agreement”) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NONE OF PARENT, MERGER SUB NOR THE COMPANY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OR AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE BY, OR MADE AVAILABLE BY, ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

9.8 No Third Party Beneficiaries. Except as provided in Section 6.12 (Indemnification; Directors’ and Officers’ Insurance) and in Section 6.9(b) (Financing - Indemnification), Parent and the Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein; provided, however, that the Financing Sources are hereby made express third-party beneficiaries of Section 9.2, Section 9.5, this Section 9.8 and Section 9.14. The parties hereto further agree that the rights of third party beneficiaries under Section 6.12 shall not arise unless and until the Effective Time occurs but that the rights of the third party beneficiaries under Section 6.9(b) can be enforced prior to the Effective Time and after the termination of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 9.3 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

9.9 Obligations of Parent and of the Company. Whenever this Agreement requires Merger Sub or another Affiliate of Parent to take any action, Parent shall be liable for any failure of such Person to take such action. Whenever this Agreement requires any Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

9.10 Definitions. Each of the terms set forth in Annex A is defined in the Section of this Agreement set forth opposite such term.

9.11 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other Governmental Entity declares that any term or provision of this Agreement is invalid, void or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

9.12 Interpretation; Construction.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Annex or Exhibit, such reference shall be to a Section of, Annex to or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Terms defined in the singular shall also include the plural and vice versa. A reference in this Agreement to $ or dollars is to U.S. dollars.

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

9.13 Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that (i) Parent may designate, by written notice to the Company, another of its Affiliates to be a Constituent Corporation in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other Affiliate, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Affiliate as of the date of such designation and (ii) Parent and Merger Sub may assign all or any of their respective rights and obligations hereunder to a lender as collateral, in each case after providing written notice thereof to the Company prior to such designation or assignment; provided, further, that any such designation or assignment shall not materially impede or delay the consummation of the transactions contemplated by this Agreement or otherwise materially impede the rights of the shareholders of the Company under this Agreement. Any purported assignment in violation of this Agreement is void.

9.14 Non-Recourse.

(a) No past, present or future director, officer, employee, incorporator, member, partner, shareholder, agent, attorney, representative or affiliate of any party hereto or of any of their respective Affiliates (unless such Affiliate is expressly a party to this Agreement) shall have any liability (whether in contract or in tort) for any obligations or liabilities of such party arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated by this Agreement; provided, however, that nothing in this Section 9.14 shall limit any liability of the parties to this Agreement for breaches of the terms and conditions of this Agreement.

(b) Notwithstanding anything to the contrary contained herein, the Company agrees on behalf of itself and its Affiliates that none of the Financing Sources shall have any liability or obligation to the Company or any of their respective Affiliates relating to this Agreement or any of the transactions contemplated herein (including the Debt Financing). The Company and its Affiliates hereby waive any and all claims and causes of action (whether at law, in equity, in contract, in tort or otherwise) against the Financing Sources that may be based upon, arise out of or relate to this Agreement, the Debt Commitment Letter or the transactions contemplated hereby or thereby (including the Debt Financing). This Section 9.14(b) is intended to benefit and may be enforced by the Financing Sources and shall be binding on all successors and assigns of the Company.

9.15 HoldCo Obligation. HoldCo hereby agrees to cause Parent to perform its payment obligations under this Agreement, and to be held liable for any breach by Parent of such obligations as though it were Parent. HoldCo hereby represents and warrants that (i) the execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary corporate action and do not contravene any provision of HoldCo’s governing documents or any Law or contractual restriction binding on HoldCo or its assets, (ii) this Agreement constitutes a legal, valid and binding obligation of HoldCo enforceable against HoldCo in accordance with its terms, subject to the Bankruptcy and Equity Exceptions, and (iii) HoldCo has currently, and will have on the Closing Date, the financial capacity (which, other than on the Closing Date, may include access to available borrowings or liquid assets) to pay and perform the obligations of Parent, Merger Sub and HoldCo under this Agreement, and all funds necessary for HoldCo to fulfill the obligations of Parent, Merger Sub and HoldCo shall be available to HoldCo.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

KRISPY KREME DOUGHNUTS, INC.

By:	/s/ Tony Thompson
Name: Tony Thompson
Title: President and Chief Executive Officer

COTTON PARENT, INC.

By:	/s/ Joachim Creus
Name: Joachim Creus
Title: President

COTTON MERGER SUB INC.

By:	/s/ Joachim Creus
Name: Joachim Creus
Title: President

JAB HOLDINGS B.V.

By:	/s/ Joachim Creus
Name: Joachim Creus
Title: Managing Director

By:	/s/ Markus Hopmann
Name: Markus Hopmann
Title: Managing Director

[Signature Page to Merger Agreement]

ANNEX A

DEFINED TERMS

Terms Section
401(k) Plan	6.17(a)
Acquisition Event	8.5(b)(i)(B)
Acquisition Proposal	6.3(b)
Actions	4.7
Affiliate	3.1(a)
Agreement	Preamble
Alternate Debt Financing	6.9(a)
Alternative Acquisition Agreement	6.3(c)(ii)
Antitrust Clearances	6.5(a)
Antitrust Laws	6.5(b)
Approval	4.4(a)
Articles of Merger	1.3
Balance Sheet Date	4.5(h)
Bankruptcy and Equity Exception	4.3
beneficial ownership	4.10(a)(vi)
Board Actions	Recitals
Book-Entry Shares	3.1(a)
business day	3.2(b)
Bylaws	2.2
Certificate	3.1(a)
Change of Recommendation	6.3(c)(i)
Charter	2.1
Closing	1.2
Closing Date	1.2
Code	3.2(f)
Collective Bargaining Agreement	4.15(a)
Company	Preamble
Company Benefit Plans	4.8(a)
Company Disclosure Schedule	IV
Company Financial Statements	4.5(e)
Company IP	4.16(a)
Company Lease	4.11(b)
Company Option	3.3(a)
Company Permits	4.9(a)
Company Recommendation	Recitals
Company Reports	4.5(a)
Confidentiality Agreement	9.7
Constituent Corporations	Preamble
Continuing Employees	6.17(a)
Contract	4.10(a)
Debt Commitment Letter	5.4(b)
Debt Financing	5.4(b)
Effect	4.1
Effective Time	1.3
Encumbrance	4.11(c)

Environmental Claim	4.13
Environmental Law	4.13
ERISA	4.8(a)
ERISA Affiliate	4.8(b)(iii)
Exchange Act	4.4(a)
Exchange Fund	3.2(a)
Excluded Share	3.1(a)
Excluded Shares	3.1(a)
Financing Sources	5.4(b)
Franchise Agreements	4.18(a)
Franchise Laws	4.18(c)
GAAP	4.1
Governmental Entity	4.4(a)
Hazardous Substance	4.13
HoldCo	Preamble
HSR Act	4.4(a)
Indemnified Parties	6.12(a)
Insurance Policies	4.17
Intellectual Property	4.16(g)
IRS	4.8(b)(ii)
Judgment	4.7
knowledge	4.6(h)
Laws	4.9(a)
Leased Real Property	4.11(b)
Lien	4.2(c)
Material Adverse Effect	4.1
Material Contract	4.10(a)(xvi)
Merger	Recitals
Merger Sub	Preamble
NCBCA	Recitals
Notice Period	6.3(c)(ii)
NYSE	4.4(a)
Order	7.1(b)
Owned Company IP	4.16(a)
Owned Real Property	4.11(a)
Parent	Preamble
Paying Agent	3.2(a)
Payoff Amount	6.10
Payoff Letter	6.10
Per Share Merger Consideration	3.1(a)
Permitted Encumbrances	4.11(c)
Person	3.2(d)
Plan of Merger	Recitals
Preferred Shares	4.2(a)
Principal Customer	4.19(a)
Principal Supplier	4.19(a)
Proxy Statement	4.4(a)
Registered	4.16(g)
Representatives	6.3(b)

Requisite Company Vote	4.3
Sarbanes-Oxley Act	4.5(a)
SEC	IV
Securities Act	4.5(a)
Share	3.1(a)
Share Unit	3.3(b)
Shareholders Meeting	6.4(a)
Shares	3.1(a)
Software	4.16(g)
Solvent	5.9
Stock Plans	4.2(a)
Subsidiary	3.1(a)
Superior Proposal	6.3(b)
Surviving Corporation	1.1
Tail Policy	6.12(b)
Takeover Statute	4.21
Tax	4.14
Tax Return	4.14
Taxes	4.14
Termination Date	8.2(a)
Termination Fee	8.5(b)(iii)
Termination Fee Trigger	8.5(b)(iii)
Trade Secrets	4.16(g)
Trademarks	4.16(g)
Voting Debt	4.2(a)
Warn Act	4.15(f)
Wells Fargo Credit Facility	6.2(a)(vi)
Willful Breach	8.5(a)

Annex B

[LETTERHEAD OF WELLS FARGO SECURITIES, LLC]

May 7, 2016

Krispy Kreme Doughnuts, Inc.
370 Knollwood Street
Winston-Salem, North Carolina 27103
Attention: Board of Directors

Members of the Board of Directors:

We understand that Krispy Kreme Doughnuts, Inc. (the “Company”) intends to enter into an Agreement and Plan of Merger (the “Agreement”) by and among the Company, Cotton Parent Inc. (the “Acquiror”), Cotton Merger Sub Inc., a wholly owned subsidiary of the Acquiror (“Merger Sub”), and JAB Holdings B.V. (“HoldCo”), pursuant to which, among other things (i) Merger Sub will merge with the Company (the “Transaction”), (ii) each outstanding share of common stock, no par value per share (the “Shares”), of the Company will be converted into the right to receive $21.00 in cash (the “Consideration”) and (iii) the Company will become a wholly owned subsidiary of the Acquiror.

You have requested the opinion of Wells Fargo Securities, LLC (“Wells Fargo Securities”) as to the fairness, from a financial point of view, to the holders of Shares of the Consideration to be received by such holders in the Transaction pursuant to the Agreement.

In arriving at our opinion, we have, among other things:

●	reviewed a draft, dated May 6, 2016, of the Agreement;
●	reviewed certain publicly available information relating to the Company;
●

reviewed certain business and financial information relating to the business, operations, financial condition and prospects of the Company, including financial forecasts, projections and estimates relating to the future financial performance of the Company as prepared by and provided to us by the management of the Company for the fiscal years ending 2017 through 2023 (the “Company Projections”);

●	discussed with members of the management of the Company the business, operations, financial condition and prospects of the Company and the Transaction;
●

compared certain business, financial and other information regarding the Company with publicly available business, financial and other information regarding certain companies with publicly traded equity securities that we deemed relevant;

●	reviewed the publicly available financial terms of certain other business combinations and other transactions that we deemed relevant; and
●	conducted such other financial studies, analyses and investigations and considered such other information and factors as we deemed appropriate.

In connection with our review, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided or otherwise made available to us, discussed with or reviewed by us, or that was publicly available, and we have not independently verified the accuracy or completeness of any such information. With respect to the Company Projections, we have been advised by the management of the Company and we have assumed that they have been reasonably prepared in good faith and reflect the best currently available estimates, judgments and assumptions of the management of the Company as to the future financial performance of the Company. With your consent, we have assumed that the Company Projections are a reasonable basis on which to evaluate the Company and the proposed Transaction and, at your direction, we have relied upon the Company

Projections for purposes of our analyses and this opinion. We express no view or opinion as to any such forecasts, projections or estimates or the judgments or assumptions upon which they are based. We also have assumed that there have been no material changes in the business, operations, financial condition and prospects of the Company since the respective dates of the most recent financial statements and other information provided to us. In arriving at our opinion, we have not conducted any physical inspection of any of the properties or assets or been provided with any independent evaluations or appraisals of any of the assets or liabilities (contingent or otherwise) of the Company.

In rendering our opinion, we have with your consent assumed that the final form of the Agreement, when signed by the parties thereto, will not differ from the draft reviewed by us in any respect material to our analyses or opinion and that the Transaction will be consummated in accordance with the Agreement, in compliance with all applicable laws and without waiver, modification or amendment of any material terms or conditions, and that, in the course of obtaining any necessary legal, regulatory or third party consents or approvals for the Transaction, no delays, limitations, restrictions or conditions will be imposed that would have an adverse effect on the Company or the contemplated benefits of the Transaction. In addition, we have relied upon, without independent verification, the assessments of the management of the Company with respect to the risks associated with the Company’s existing and future products and services and business model.

Our opinion is necessarily based on economic, market, financial and other conditions existing, and information made available to us, as of the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion.

Our opinion only addresses the fairness, from a financial point of view, to the holders of Shares of the Consideration to be received by such holders in the Transaction pursuant to the Agreement and does not address any other terms, aspects or implications of the Transaction or any agreements, arrangements or understandings entered into in connection therewith or otherwise. Furthermore, our opinion does not address the fairness (financial or otherwise) of the amount or nature of, or any other aspect relating to, any compensation to be received by any officers, directors or employees of any parties to the Transaction, or class of such persons, relative to the Consideration or otherwise. We are not expressing any view, opinion or interpretation as to matters that require legal, regulatory, accounting, insurance, tax, environmental, employee compensation or other similar professional advice. We have assumed that you have or will obtain such opinions, counsel or interpretations from appropriate professional sources. Furthermore, we have, with your consent, relied upon the assessments of the Company and its advisors as to all legal, regulatory, accounting, insurance, tax and environmental matters with respect to the Company and the Transaction. Our opinion does not address the merits of the underlying decision by the Board of Directors of the Company or the Company to enter into the Agreement or the relative merits of the Transaction as compared with alternative business strategies or transactions available to the Company or any other participant in the Transaction. Our opinion does not constitute a recommendation as to or otherwise address how the members of the Board of Directors of the Company, the holders of Shares or any other person should vote or act in respect of the Transaction or any related matter.

The issuance of this opinion was approved by an authorized committee of Wells Fargo Securities. Wells Fargo Securities is the trade name for certain capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC. Wells Fargo Securities will receive a fee for acting as financial advisor to the Company in connection with the Transaction, a portion of which became payable to us upon the rendering of this opinion and the principal portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse certain expenses incurred by Wells Fargo Securities in connection with its engagement, and has agreed to indemnify us and certain related parties against certain liabilities that may arise out of our engagement.

Wells Fargo Securities and our affiliates provide a full range of investment banking and financial advisory services, securities trading and brokerage services and lending services. In the ordinary course of business, Wells Fargo Securities and our affiliates may hold long or short positions, and may trade or otherwise effect transactions, for our and their own accounts and for the accounts of customers, in the equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, the Acquiror, HoldCo and their respective affiliates, as well as provide investment banking and other financial services to such companies and entities. Wells Fargo Securities and our affiliates, including Wells Fargo Bank, N.A., have in the past provided investment banking and other financial services to the Company and may in the future provide investment banking and other financial services to the Company, the Acquiror, HoldCo and certain of their respective affiliates for which we and our affiliates would expect to receive compensation. Wells Fargo Securities, or one or more of our affiliates, are lenders to or participants in the credit facilities of the Company and certain affiliates of HoldCo.

Wells Fargo Securities and our affiliates have adopted policies and procedures designed to preserve the independence of our research and credit analysts whose views may differ from those of the members of the team of investment banking professionals involved in preparing this opinion.

It is understood that this opinion is for the information and use of the Board of Directors of the Company (in its capacity as such) in connection with its evaluation of the Transaction.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Shares in the Transaction pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Wells Fargo Securities, LLC

WELLS FARGO SECURITIES, LLC

DIRECTIONS TO SPECIAL MEETING
KRISPY KREME DOUGHNUTS, INC.
Special Meeting of Shareholders
July 27, 2016, 10:00 a.m. local time
Krispy Kreme Doughnuts, Inc. Headquarters
370 Knollwood Street
Winston-Salem, North Carolina 27103

Reminder: Please bring proof of ownership and valid picture identification to the Special Meeting of Shareholders. Seating is limited at the Special Meeting so please plan on arriving early. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND, IF YOU ARE A HOLDER IN STREET NAME, ALSO HAVE PROOF THAT YOU OWN KRISPY KREME STOCK, YOU WILL NOT BE ADMITTED INTO THE SPECIAL MEETING.

Driving directions to the Special Meeting:

From the East: Take Business I-40 West to Winston-Salem. After passing through Downtown, take Exit 3A (Knollwood Street). Turn left onto Knollwood Street. At second light, turn right into the office park containing 370 and 380 Knollwood buildings. Go straight into the parking deck. 370 Knollwood is the building furthest on the right, closest to Business I-40.

From the West: Take Business I-40 East toward Downtown Winston-Salem. Before getting to Downtown, take Exit 3A (Knollwood Street). Turn right onto Knollwood Street. At first light, turn right into the office park containing 370 and 380 Knollwood buildings. Go straight into the parking deck. 370 Knollwood is the building furthest on the right, closest to Business I-40.

Parking Information:
There is an adjacent parking deck to the office building with free parking.

KRISPY KREME DOUGHNUTS, INC. 370 KNOLLWOOD STREET, SUITE 500 WINSTON-SALEM, NC 27103

VOTE BY TELEPHONE OR INTERNET
QUICK * * * EASY * * * IMMEDIATE

Your telephone or Internet vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE: Call Toll-Free on a Touch-Telephone 1-800-690-6903. There is NO CHARGE to you for this call. Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on July 26, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET: The web address is www.proxyvote.com. Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on July 26, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL: Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Krispy Kreme Doughnuts, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

IF YOU VOTE BY PHONE OR INTERNET – DO NOT MAIL PROXY CARD.
THANK YOU FOR VOTING.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KRISPY KREME DOUGHNUTS, INC.

The Board of Directors recommends that you vote FOR Proposals 1, 2, and 3.		For	Against	Abstain
1.	Approval of the Agreement and Plan of Merger, dated May 8, 2016 (the “merger agreement”), by and among Krispy Kreme Doughnuts, Inc. (the “Company”), Cotton Parent, Inc. (“Parent”), Cotton Merger Sub Inc. (“Merger Sub”), and JAB Holdings B.V. (“JAB Holdings”).	☐	☐	☐

2.	Approval, on a non-binding, advisory basis, of the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger contemplated by the merger agreement.	☐	☐	☐

3.	Approval of any adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.	☐	☐	☐

This proxy is solicited on behalf of the Board of Directors.

The shares represented by this proxy card, when properly executed, will be voted by the proxy in the manner directed herein by the undersigned shareholder(s). If no direction is made, the shares represented by this proxy card, if properly executed, will be voted FOR items 1, 2, and 3, as applicable.

If any other matters properly come before the Special Meeting, or any adjournment or postponement thereof, the persons named in this proxy are authorized to vote in their discretion in accordance with their best judgment.

For address changes and/or comments, please check this box and write them on the back where indicated.		☐

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement are available at
www.proxyvote.com.

KRISPY KREME DOUGHNUTS, INC.
Special Meeting of Shareholders
July 27, 2016, 10:00 a.m. local time
Krispy Kreme Doughnuts, Inc. Headquarters
370 Knollwood Street
Winston-Salem, North Carolina 27103

Krispy Kreme Doughnuts, Inc.
370 Knollwood Street, Suite 500
Winston-Salem, North Carolina 27103
Attention: Secretary

The undersigned hereby appoints Tony Thompson and Price Cooper, or either of them, as proxies of the undersigned to vote the Krispy Kreme Doughnuts, Inc. common stock that the undersigned is entitled to vote at the Special Meeting of Shareholders of Krispy Kreme Doughnuts, Inc. to be held on July 27, 2016, and at any adjournment or postponement thereof.

The Board of Directors recommends a vote “FOR” Proposal 1, “FOR” Proposal 2, and “FOR” Proposal 3.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side